Exhibit 10.14

FACILITY AGREEMENT

ORIGINALLY DATED 14 NOVEMBER 2013

as amended on 7 May 2014 and pursuant to an amendment, waiver and consent letter dated

11 June 2015

Up to USD 43,000,000

CREDIT FACILITY

for

BIWATER (BVI) LTD.

as Company

provided by

BARCLAYS BANK PLC

as Original Lender

with

BARCLAYS BANK PLC

as Arranger, Facility Agent and Security Trustee

THIS AGREEMENT was originally dated 14 November 2013 and amended on 7 May 2014 and pursuant to an amendment, waiver and consent letter dated                           and is made

BETWEEN:

(1)                                 BIWATER (BVI) LTD., a company incorporated and existing under the laws of the Virgin Islands with registered number 1505595 (the Company);

(2)                                 BARCLAYS BANK PLC as lender (the Original Lender); and

(3)                                 BARCLAYS BANK PLC as arranger (in this capacity, the Arranger), the security trustee (in this capacity, the Security Trustee) and agent for each of the other Finance Parties (in this capacity, the Facility Agent).

IT IS AGREED as follows:

1.                                     INTERPRETATION

1.1                              Definitions

In this Agreement:

Accounts Agreement means the accounts agreement entered into between the Company, the Account Bank, the Security Trustee and the Facility Agent originally dated 14 November 2013.

Account Bank shall have the meaning given to that term in the Accounts Agreement.

Actual Desalination Completion Date means the date on which the Facility Agent has received confirmation from the Technical Adviser that each of the following conditions has been satisfied:

(a)                                the Desalination Project Works have been completed in accordance with the Construction Contract; and

(b)                                the Desalination Acceptance Tests have been satisfactorily completed in accordance with the terms of the Water Purchase Agreement.

Actual Final Completion Date means the later of:

(a)                                the Actual Desalination Completion Date; and

(b)                                the Actual STP Completion Date.

Actual STP Completion Date means the date on which the Facility Agent has received confirmation from the Technical Adviser that each of the following conditions has been satisfied:

(a)                                the STP Project Works have been completed in accordance with the Construction Contract; and

(b)                                the STP Acceptance Tests have been satisfactorily completed in accordance with the terms of the Water Purchase Agreement.

Additional Required Documents means any additional documents required by the Facility Agent under Clause 17.20 (Additional Required Documents).

Administration Fee means the administration fee in the amount of USD 100,000, being a partial payment of the UKEF Tranche A Finance Charge.

Administrative Party means the Arranger, the Facility Agent, the Account Bank or the Security Trustee.

Adviser means the Technical Adviser, the Insurance Adviser, each Legal Adviser, the Model Auditor, any Environmental and Social Consultant or any other adviser appointed under this Agreement.

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Ancillary Project Works means:

(a)                                 the Road Town Pump Station and Mains;

(b)                                 the Paraquita Bay Sewage Plant;

(c)                                  non-revenue water reduction works as set out in sub-clause 1.1.5.4 (g) of the Construction Contract; or

(d)                                 any and all other improvements the Company is required to construct pursuant to the Water Purchase Agreement.

Applicable Law means any law, regulation, rule, executive order, decree, code of practice, circular, guideline note or injunction of, or made by any Competent Authority which is binding and/or enforceable on or against the Company in connection with the subject matter of any Transaction Document or the Project.

AquaVenture means AquaVenture Water Corporation, a British Virgin Islands business company with registered number 1449524 whose registered office is at the offices of Commonwealth Trust Limited, Drake Chambers, P O Box 3321 Road Town, Tortola VG1110, British Virgin Islands.

AquaVenture Capital means AquaVenture Capital Limited, a business company incorporated in the British Virgin Islands with registration number 488935 and registered address at Drake Chambers, P O Box3321 Road Town, Tortola VG1110, British Virgin Islands.

AquaVenture Parent Co means Aqua Ventures Holdings Curaçao N.V., a limited liability company (naamloze vennootschap) incorporated under the laws of Curaçao having its registered office at Emancipatie Boulevard 31, Curaçao (Commercial Register registration number 131676 (0)).

AquaVenture Parent Co Guarantee means the parent company guarantee to be entered into on or prior to the date of the transfer agreement novating the Operation and Maintenance Agreement to AquaVenture and made between the Company and AquaVenture Parent Co in respect of the obligations of the O&M Contractor under the Operation and Maintenance Agreement.

AquaVenture Security Agreement means the English law governed security agreement to be entered into between AquaVenture and the Security Trustee pursuant to which AquaVenture agrees to create security in respect of its shares in NewCo.

Area has the meaning given to that term in the Water Purchase Agreement.

Authority means any of the United Nations, the European Union, Her Majesty’s Treasury, any European Union member state, or any US government entity.

Availability Period means:

(a)                                in respect of Tranche A, the period from and including the date of Financial Close to and including the date falling 15 months from the date of Financial Close.

(b)                                in respect of Tranche B, the period from and including the date of Financial Close to and including the earlier of:

(i)                                     the Actual STP Completion Date; and

(ii)                                  31 October 2016.

Available Funding means, at any time, the aggregate of:

(a)                                the undrawn Commitment; and

(b)                                the amount of any delay liquidated damages which the Company demonstrates to the satisfaction of the Facility Agent to be due and payable to it at that time by the Construction Contractor under the Construction Contract.

Bank means a bank for the purposes of section 879 of the ITA 2007.

Basel III means:

(a)                                the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee in December 2010, each as amended, supplemented or restated; and

(b)                                any further guidance or standards published by the Basel Committee relating to “Basel III”.

Basel Committee means the Basel Committee on Banking Supervision.

BIL means Biwater International Limited, a company limited by shares incorporated and existing under the laws of England having its registered office at Biwater House, Station Approach, Dorking, Surrey RH4 1TZ England with registered number 976157.

BIL Security Agreement means the English law governed security agreement between BIL and the Security Trustee dated 15 November 2013 pursuant to which BIL agrees to create security in respect of its shares in NewCo.

Break Costs means the amount (if any) which a Lender is entitled to receive under Clause 26.3 (Break Costs).

BSA means Biwater S.A., a company organised and existing under the laws of the Republic of Panama with its offices located at C.C. Camino de Cruces, Nivel 4, Boulevard El Dorado, El Dorado, Republic of Panama.

Building Authority means the public authority responsible for regulating and overseeing the erection of buildings in the Virgin Islands established pursuant to Section 4 of the Virgin Islands Buildings Act.

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and New York.

Calculations and Forecasting Agreement means the calculations and forecasting agreement originally dated 14 November 2013 between the Company and the Facility Agent.

Capital Costs means (without double-counting):

(a)                                capital expenditure incurred by the Company in carrying out the Project Works in accordance with the Project Development Plan, including each of the following:

(i)                                     all sums payable under the Construction Contract;

(ii)                                  fees and costs of any professional adviser engaged by the Company in respect of the design and construction of the Project Works; and

(iii)                               costs of any site investigation surveys and tests;

(b)                                the cost of any authorisations necessary, customary or desirable for the Project Works;

(c)                                  premia payable in respect of Insurances (other than Insurances to be effected and paid for by the Construction Contractor);

(d)                                Financing Costs accrued prior to the earlier of the Actual Final Completion Date and the Starting Point of Credit;

(e)                                 legal, accounting and other professional fees and costs incurred by the Company in connection with the negotiation and entry into of the Transaction Documents and any documents referred to in the Transaction Documents;

(f)                                  fees and costs of the Advisers;

(g)                                 any value added or similar Tax in respect of any of the above; and

(h)                                any other costs and expenses agreed as such by the Facility Agent,

but excluding:

(i)                                    any other Financing Costs;

(ii)                                 Financing Principal; and

(iii)                              Operating Costs.

Code means the US Internal Revenue Code of 1986.

Commitment means a Tranche A Commitment or a Tranche B Commitment.

Company’s Signatory means any person who is a director or duly authorised officer of the Company whose name and specimens of whose signature have been supplied to the Facility Agent by the Company, as updated from time to time as being those of a person authorised to sign the documents referred to in Clauses 5.3 (Reimbursement Claim) and 5.5 (Procedure for Disbursement Claims), provided that at the date of receipt by the Facility Agent of the relevant Utilisation Claim or certification, no written notice of the revocation of such authorisation has been received by the Facility Agent.

Company Security Agreement means each of:

(a)                                the English law governed security agreement between the Company and the Security Trustee pursuant to which the Company agrees to create security in respect of certain assets referred to therein; and

(b)                                the BVI law governed security agreement between the Company and the Security Trustee pursuant to which the Company agrees to create security in respect of certain assets referred to therein.

Compensation means any sum (other than any Insurance Proceeds) payable to the Company in respect of:

(a)                                the Performance Security;

(b)                                the nationalisation, confiscation or requisition of all or part of the Project Facilities;

(c)                                 the termination, forfeiture, suspension or other abrogation by any government entity of any part of the rights of the Company under the Transaction Documents or the Transaction Authorisations;

(d)                                any other termination, forfeiture, suspension or other abrogation by any party of all or any part of the rights of any party under the Water Purchase Agreement, including without limitation the rights to any sums payable in respect of termination, forfeiture, suspension or abrogation of the Water Purchase Agreement (including without limitation the rights to the Termination Sum payable pursuant to clause 18A of the Water Purchase Agreement); and/or

(e)                                 any other intervention in the Project by or on behalf of any government entity.

Competent Authority means a government, supranational, local government, statutory or regulatory body or any subdivision thereof and any ministerial or governmental, quasi governmental, or other regulatory department, body, instrumentality, agency or official court or tribunal (in each case, of the Virgin Islands) having jurisdiction over the Company, the Project or the subject matter of a Transaction Document.

Completion Long-Stop Date means 31 July2015.

Compliance Certificate means a certificate substantially in the form of Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of, and compliance with, the financial covenants set out in this Agreement.

Construction Budget means the construction budget to carry out the Project in accordance with the Transaction Documents prepared by the Company prior to the date of this Agreement, as updated from time to time by the Company with the consent of the Facility Agent and the Technical Adviser.

Construction Contract means the agreement between the Company and the Construction Contractor in respect of Project Works originally dated 13 July 2011 and amended from time to time (including on or around the date of this Agreement).

Construction Contract Event means any of the following events:

(a)                                the Construction Contract (or any part thereof) is repudiated or rescinded, is or becomes void or unenforceable or ceases to be legal, valid, binding or effective;

(b)                                the Construction Contract terminates or, as a result of default or changed circumstances, is or becomes capable of being terminated (but if capable of cure or remedy, provided any applicable cure or remedy period has expired), in each case otherwise than by reason of full performance of the Construction Contract or expiry of its term;

(c)                                 the Construction Contract (or any part thereof) is amended, waived or modified in any material respect without the prior written consent of the Facility Agent (acting on the instructions of all the Lenders, such consent not to be unreasonably withheld or delayed) and, for this purpose, any amendment, waiver or modification that affects the tenor, payment terms of the Facility or the eligibility of a Facility (or any part thereof) for financing or cover by UKEF will (without limitation) constitute a material amendment, waiver or modification of the Construction Contract); or

(d)                                the Construction Contract (or any part thereof) is:

(i)                                     cancelled; or

(ii)                                  interrupted or suspended for a period exceeding 30 days for any reason other than Force Majeure (as defined in the Construction Contract);

(e)                                 the Construction Contract, or the performance by any party to the Construction Contract of its obligations thereunder, contravenes any applicable law;

(f)                                  the Construction Contract is the subject of judicial or arbitral proceedings; or

(g)                                 any breach by the Company of Clause 15.29 (Construction Contract).

Construction Contractor means BIL and any replacement construction contractor for the Project appointed from time to time with the prior written consent of the Facility Agent.

Construction Contractor’s Receipt means, in relation to any Reimbursement Claim, a certificate in the form of Part 2 (Form of Construction Contractor’s Receipt) of Schedule 2 (Reimbursement Certificate and Construction Contractor’s Receipt) or such other form as may be agreed between the Facility Agent and the Company signed on behalf of the Construction Contractor by the Construction Contractor’s Signatory confirming receipt of sums by the Construction Contractor in relation to which a Reimbursement Claim is being made.

Construction Contractor’s Signatory means any person who is a director or duly authorised officer of the Construction Contractor whose name and specimens of whose signature have been supplied to the Facility Agent by the Construction Contractor as updated from time to time as being those of a person authorised to sign the documents referred to in Clauses 5.3 (Reimbursement Claim), 5.4 (Disbursement Claim) and 5.5 (Procedure for Disbursement Claims) provided that at the date of receipt by the Facility Agent of the relevant Utilisation Claim or certification, no written notice of the revocation of such authorisation has been received by the Facility Agent.

Construction Environmental Management Plan means the plan provided by the Company under paragraph 38 of Part 1 (Tranche A Conditions Precedent) of Schedule 1 (Conditions Precedent Documents) in respect of the management of matters relating to the Environment during the construction phase of the Project, as the same may be amended, modified or supplemented from time to time in accordance with Clause 17.22 (Amendments to the Construction Environmental Management Plan, Desalination Plant Operations Environmental Management Plan or STP Operations Environmental Management Plans).

Crown means the British Crown in right of its government of the Virgin Islands.

CTA 2009 means the Corporation Tax Act 2009.

Default means:

(a)                                an Event of Default; or

(b)                                an event or circumstance which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

Desalination Acceptance Tests means the “Acceptance Tests” (as defined in the Water Purchase Agreement) relating to the Desalination Facilities.

Desalination Facilities has the meaning given to the term “Facilities” in the Water Purchase Agreement.

Desalination Long-Stop Date means the date falling one month before the “Facilities Longstop Date” as defined in (and as extended pursuant to) the Water Purchase Agreement.

Desalination Plant Operations Environmental Management Plan means the plan presented by the Company to the Facility Agent under Clause 17.21(a)(i) (Operations Environmental Management Plans) and approved by the Facility Agent under Clause 17.21(c) (Operations Environmental Management Plans) or 17.21(d) (Operations Environmental Management Plans), as the same may be amended, modified or supplemented from time to time in accordance with Clause 17.22 (Amendments to the Construction Environmental Management Plan, Desalination Plant Operations Environmental Management Plan or STP Operations Environmental Management Plans).

Desalination Project Works means the design, development, construction, installation and commission of the Desalination Facilities, the Sabbath Hill Pipeline and the Sabbath Hill Tanks.

Direct Agreement means each direct agreement originally dated 14 November 2013 and amended from time to time between the Company, the Security Trustee and (respectively):

(a)                                the Construction Contractor; and

(b)                                the O&M Contractor,

or any other document designated as such by the Facility Agent and the Company.

Disbursement Certificate means a certificate submitted by the Construction Contractor under the Construction Contract in accordance with Clause 5.4 (Disbursement Claim) in the form of Part 1 (Form of Contractor’s Disbursement Certificate) of Schedule 3 (Construction Contractor’s Disbursement Certificate and Tested E-mail) or such other form as may be agreed between the Facility Agent and the Company.

Disbursement Claim means a claim submitted by the Construction Contractor to the Facility Agent in the manner specified in Clause 5.4 (Disbursement Claim).

Discharge Consent Rights means the authority issued by the letter dated 21 June 2013 from the Government of the Virgin Islands granting permission to the Company for the discharge of brine at the discharge point located at Brandywine Bay, Tortola, Virgin Islands, in connection with the Project.

Disruption Event means:

(a)                                a material disruption to the payment or communications systems or to the financial markets which are required to operate in order for payments to be made (or other transactions to be carried out) in connection with the transactions contemplated by the Finance Documents, which is not caused by, and is beyond the control of, any of the Parties; or

(b)                                the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing it, or any other Party from:

(i)                                     performing its payment obligations under the Finance Documents; or

(ii)                                  communicating with other Parties under the Finance Documents,

and which is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Distribution means any of the following, other than a Permitted Payment, by the Company to any Equity Party or any person connected with any Equity Party:

(a)                                declaring, making or paying any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)                                repaying or distributing any dividend or share premium reserve;

(c)                                 except as otherwise agreed with the Finance Parties, paying any management, advisory or other fee; or

(d)                                redeeming, repurchasing, defeasing, retiring or repaying any of its share capital or resolving to do so.

Distribution Date means in respect of any Scheduled Calculation Date, the first Business Day following the date on which the Forecast, the Historic Statement and each Ratio for that Scheduled Calculation Date has been finally determined.

Down Payment means an amount equal to at least 15% of the aggregate amount payable to the Construction Contractor under the Construction Contract for the provision of Eligible Goods and Eligible Services as permitted under Clause 3 (Purpose).

Draft Desalination Plant Operations Environmental Management Plan means the draft plan submitted by the Company to the Facility Agent pursuant to Clause 17.21(a)(i) (Operations Environmental Management Plans).

Draft Remedial Action Plan means a draft plan submitted by the Company to the Facility Agent pursuant to Clauses 17.16 (Significant Environmental Incidents) and 17.17 (Material Environmental Incidents).

Draft STP Operations Environmental Management Plan means the draft plan submitted by the Company to the Facility Agent pursuant to Clause 17.21(a)(ii) (Operations Environmental Management Plans).

DSRA Contribution Amount has the meaning given to it in Clause 5.6(a)(iii)(B) (Completion of Utilisation Certificates).

Eligible Bank means any bank or other financial institution, including a Lender, approved by UKEF (the confirmation of such approval, or otherwise, not to be unreasonably delayed) for the purposes of acquiring rights and benefits pursuant to this Agreement.

Eligible Goods means UK Goods, EU Goods, Local Goods and Third Country Goods and such other goods as may be approved by the Facility Agent for financing under this Agreement.

Eligible Services means UK Services, EU Services, Local Services and Third Country Services and such other services as may be approved by the Facility Agent for financing under this Agreement.

Environment means all, or any of, the following media:

(a)                                 the air (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground);

(b)                                 water (including, without limitation, territorial, coastal and inland waters, ground and surface water and water in drains and sewers);

(c)                                  land (including, without limitation, surface and sub-surface soil);

(d)                                 animals;

(e)                                  plants;

(f)                                   natural habitats;

(g)                                  humans; and

(h)                                 cultural heritage or archaeological artefacts.

Environmental Claim means any pending or existing claim, dispute, arbitration, administrative or legal proceedings arising out of or in relation to the Project, the assets, business or operations of the Company or any Equity Party relating to the Project, which involves a contravention or an alleged contravention of any Environmental Law and/or Environmental Standards.

Environmental and Social Consultant means any environmental and social consultant which may be appointed by the Facility Agent in accordance with the terms of this Agreement.

Environmental Impact Assessment means the environmental and social impact assessment with respect to the Project prepared by the Company, in form and substance satisfactory to the Facility Agent.

Environmental Incident means any incident or accident relating to the Project which directly or indirectly, has or could reasonably be expected to have, an adverse impact on the Environment.

Environmental Law means any legislation, rule, decree, judgment, regulation, directive, by-law, order or any other legislative, executive or judicial measure or act having the force of law at the relevant time (including any Environmental Permit, authorisation, consent or permission required by any of the above) which:

(a)                                 governs the undertaking, performance and operation of the Project by the Company or any Equity Party, including in relation to the assets, business or operations of the Company or any Equity Party relating to the Project; or

(b)                                 directly or indirectly relates to the protection of, or the prevention of harm or damage to, the Environment.

Environmental Management and Monitoring Plan means the environmental management and monitoring plan prepared in connection with the Company’s duly approved planning application D27/12 setting out the Company’s plan for continuous environmental monitoring of the Project and authorised by the Planning Authority.

Environmental Permits means any Transaction Authorisations required by Environmental Law.

Environmental Standards means, save as otherwise stated below, the policies, guidance and standards as at the date of commencement of detailed design set out or referred to in:

(a)                                 OECD Revised Council Recommendation on Common Approaches on Environment and Officially Supported Credits (TAD/ECG (2007) 9) dated 12 June 2007;

(b)                                 the most recent version of the following Performance Standards published by the IFC:

(i)                                     Performance Standard 1 — Assessment and Management of Environmental and Social Risks and Impacts;

(ii)                                  Performance Standard 2 — Labour and Working Conditions;

(iii)                               Performance Standard 3 — Resource Efficiency and Pollution Prevention;

(iv)                              Performance Standard 4 — Community Health, Safety and Security;

(v)                                 Performance Standard 5 — Land Acquisition and Involuntary Resettlement;

(vi)                              Performance Standard 6 — Biodiversity Conservation and Sustainable Management of Natural Resources;

(vii)                           Performance Standard 7 — Indigenous Peoples; and

(viii)                        Performance Standard 8 — Cultural Heritage;

(c)                                 the most recent version of the IFC Environmental Health and Safety General Guidelines; and

(d)                                the most recent version of the IFC Environmental, Health and Safety Sector Guidelines.

EPC Amendment Agreement means an agreement entered into between the Company and the Construction Contractor for the purpose of amending the Construction Contract, dated 14 November 2013.

Equity Document means:

(a)                                the Subordination Agreement; or

(b)                                any other document designated as such by the Facility Agent and the Company.

Equity Party means each of NewCo, AquaVenture, AquaVenture Capital, and the AquaVenture Parent Co.

EU means the states taken together that are for the time being members of the European Union.

EU Goods means goods produced or manufactured in the EU excluding the UK.

EU Services means services rendered by persons ordinarily resident or ordinarily carrying on business in the EU excluding the UK.

Event of Default means an event or circumstance specified as such in Clause 21 (Default).

Facilities Site has the meaning given to the term “Site” in the Water Purchase Agreement.

Facility means the term loan facility made available under this Agreement as further described in Clause 2 (The Facilities).

Facility Office means the office(s) notified by a Lender to the Facility Agent:

(a)                                on or before the date it becomes a Lender; or

(b)                                by not less than five Business Days’ notice,

as the office(s) through which it will perform its obligations under this Agreement.

FATCA means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

FATCA Application Date means:

(a)                                in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                                in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)                                 in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

FATCA Protected Lender means any Lender irrevocably designated as a “FATCA Protected Lender” by the Company by notice to that Lender and the Facility Agent at least six months prior to the earliest FATCA Application Date for a payment by a Party to that Lender (or to the Facility Agent for the account of that Lender).

Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement.

Final Maturity Date means, in relation to a Tranche, the date falling seven years and six months after the date of this Agreement.

Finance Document means:

(a)                                this Agreement;

(b)                                a Security Document;

(c)                                 the Subordination Agreement;

(d)                                the Accounts Agreement;

(e)                                 the Calculations and Forecasting Agreement;

(f)                                  a Fee Letter;

(g)                                 a Transfer Certificate; or

(h)                                any other document designated as such by the Facility Agent and the Company.

Finance Party means a Lender, an Administrative Party or any other person who is a finance party under any of the Finance Documents.

Financial Close means the date on which the Facility Agent gives the confirmation under Clause 4.1(a) (Initial conditions precedent — Tranche A) to the Company that it has received (or waived receipt of) all of the documents and evidence set out in Schedule 1 (Conditions Precedent Documents) and that each is in form and substance satisfactory to the Facility Agent.

Financial Indebtedness means any indebtedness for or in respect of:

(a)                                moneys borrowed;

(b)                                any acceptance credit (including any dematerialised equivalent);

(c)                                 any bond, note, debenture, loan stock or other similar instrument;

(d)                                any redeemable preference share;

(e)                                 any agreement treated as a finance or capital lease in accordance with GAAP;

(f)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(g)                                 the acquisition cost of any asset or service to the extent payable after its acquisition or possession by the party liable where the advance or deferred payment:

(i)                                     is arranged primarily as a method of raising finance or of financing the acquisition of that asset or service or the construction of that asset or service; or

(ii)                                  involves a period of more than six months after the date of acquisition or supply;

(h)                                any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark-to-market value of the derivative transaction will be used to calculate its amount);

(i)                                    any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(j)                                   any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(k)                                any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs.

Financing Costs means any of the following:

(a)                                interest, fees and any other costs or expenses payable under the Finance Documents; and

(b)                                any Tax in respect of any of the above.

Financing Principal means principal amounts payable by the Company under this Agreement.

First Repayment Date means, in relation to a Tranche, the earlier of:

(a)                                31 March 2015; and

(b)                                the date falling six months after the Starting Point of Credit.

Force Majeure Event means an event of force majeure as defined in or contemplated by any Project Document.

Forecast Funding Shortfall means, at any time, the amount (if any) by which the Projected Cost to Complete at that time exceeds the Available Funding at that time (so that, if there is such an excess, there shall be a Forecast Funding Shortfall of an amount equal to such excess, and if there is no such excess, there shall be no Forecast Funding Shortfall).

GAAP means generally accepted accounting principles in the jurisdiction of incorporation of the Company, including IFRS, or in the United States of America.

Grantor means the Government of the Virgin Islands located at 33 Admin Drive, Road Town, Tortola, Virgin Islands, VG 1110, or its successor in title, permitted assign or its permitted transferee who takes over the role of “Employer” under the Water Purchase Agreement.

Group Company means each of NewCo and the Company.

Holding Company means a holding company within the meaning of section 1159 of the Companies Act 2006.

IFC means the International Finance Corporation, a member of the World Bank Group.

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Illicit Origin means any origin which is illicit or fraudulent, including, without limitation, drug trafficking, corruption, organised criminal activities, terrorism, money laundering or fraud.

Increased Cost means:

(a)                                an additional or increased cost;

(b)                                a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital; or

(c)                                 a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

Initial Project Budget means the itemised monthly budgeted costs and expenses for the period from the date of the Construction Contract up to and including the Scheduled Final Completion Date.

Insurance means the contracts and policies of insurance or reinsurance taken out by or on behalf of the Company in respect of the Project and in accordance with Schedule 7 (Insurance) and the Project Documents (to the extent of its interest) in which the Company has an interest.

Insurance Adviser means Marsh Limited or any other insurance adviser the Finance Parties may appoint.

Insurance Proceeds means all proceeds of Insurance payable to or received by the Company (whether by way of claims, return of premia, ex gratia settlements or otherwise).

Insurer means Caribbean Alliance Insurance Co. Limited or any other insurer the Finance Parties may appoint.

Intellectual Property means:

(a)                                any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)                                the benefit of all applications and rights to use such assets of the Company (which may now or in the future subsist).

Interest Certificate means a certificate submitted by the Company in the form of Schedule 4 (Form of Interest Certificate) or such other form as may be agreed between the Facility Agent and the Company.

Interest Claim means a claim submitted by the Company to the Facility Agent in the manner specified in Clause 5.2 (Interest Claim).

Interest Payment Date means:

(a)                                prior and up to the Starting Point of Credit, the last day of each Term on or prior to the Starting Point of Credit;

(b)                                the date falling three months after the Starting Point of Credit;

(c)                                 the First Repayment Date; and

(d)                                each subsequent Repayment Date,

except that when any such day falls on a day that is not a Business Day, the Interest Payment Date shall be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

Interpolated Screen Rate means in relation to LIBOR, the rate (rounded updwards to four decimal places) which results from interpolating on a linear basis between:

(a)                                 the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Term of that Loan; and

(b)                                the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Term of that Loan,

each as of 11 a.m. (London time) on the Rate Fixing Day for the currency of that Loan.

Interpolated Termination Sum Screen Rate means in relation to Termination Sum LIBOR, the rate (rounded updwards to four decimal places) which results from interpolating on a linear basis between:

(a)                                 the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than 12 months; and

(b)                                the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds 12 months,

each as of 11 a.m. (London time) on the Business Day immediately preceding the Termination Date (or such other date as the Facility Agent and the Company may agree) for the offering of deposits in US Dollars for a period equal in length to 12 months.

ITA 2007 means the Income Tax Act 2007.

Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

Lease means the lease dated 11 July 2011 entered into between the Crown and the Company providing the Company with an absolute right to occupy and use the Site, registered in the Land Registry of the Virgin Islands as Instrument No. 1626 of 2011 and comprised in Parcel 129/1 Block 3337B of the Long Look Registration Section in the Territory of the Virgin Islands.

Leasehold Security Agreement means the Virgin Islands law governed statutory charge over the Lease to be entered into between the Company and the Security Trustee.

Legal Adviser means:

(a)                                Allen & Overy LLP;

(b)                                Simmons & Simmons LLP;

(c)                                 Harney Westwood & Riegels; and/or

(d)                                any other legal adviser the Finance Parties may appoint from time to time.

Lender means:

(a)                                any Original Lender; and

(b)                                any bank, financial institution, trust or fund or other entity which becomes a Lender after the date of this Agreement.

LIBOR means for a Term of any Loan or overdue amount denominated in US Dollars:

(a)                                the applicable Screen Rate;

(b)                                if no Screen Rate is available for the Term of that Loan, the Interpolated Screen Rate for that Loan; or

(c)                                 if:

(i)                                     no Screen Rate is available for the relevant Term of that Loan or overdue amount, and

(ii)                                  it is not possible to calculate the Interpolated Screen Rate for that Loan,

the arithmetic mean (rounded upward to four decimal places) of the rate, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market,

as of, in the case of paragraphs (a) and (c) above, 11.00 a.m. on the Rate Fixing Day for the offering of deposits in US Dollars for a period equal in length to that Term.

Local Goods means goods produced or manufactured in BVI.

Local Services means services rendered by persons ordinarily resident or ordinarily carrying on business in BVI.

Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

Major Project Party means:

(a)                                until there is no outstanding obligation under the Construction Contract, the Construction Contractor;

(b)                                the O&M Contractor;

(c)                                 any Equity Party;

(d)                                the Grantor;

(e)                                 the Crown, in its capacity as lessor under the Lease; or

(f)                                  any person providing a guarantee of the liabilities of any persons in paragraphs (a) to (c) above.

Majority Lenders means Lenders:

(a)                                whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the Loans and the undrawn Commitments of all the Lenders; or

(b)                                if there is no Loan then outstanding, whose Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

(c)                                 if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

Mandate Letter means a mandate letter agreed and executed between the Company, the Parent and Barclays Bank PLC in relation to, and for the purpose of, this Project, dated 30 April 2012.

Margin means in relation to any Loan three point five per cent. per annum.

Material Adverse Effect means a material adverse effect on:

(a)                                the business, prospects or financial condition of any Obligor or all of them;

(b)                                the ability of the Company (or any other relevant Obligor) to perform its obligations under any Finance Document;

(c)                                 the validity or enforceability of, or the effectiveness or ranking of, any Security Interest granted or purported to be granted pursuant to, any Finance Document; or

(d)                                any right or remedy of a Finance Party in respect of a Finance Document.

Material Environmental Incident means an Environmental Incident (other than a Significant Environmental Incident) which, directly or indirectly, has or could reasonably be expected to have, an adverse impact on the Environment and which, if not remedied, could reasonably be expected to last for between six months and two years.

Model Auditor means BDO, London.

NewCo means Biwater (BVI) Holdings Limited, a private company limited by shares incorporated and existing under the laws of England having its registered office at Biwater House, Station Approach, Dorking, Surrey RH4 1TZ England with registered number 07890599.

NewCo Equitable Mortgage means the BVI law governed security agreement between NewCo, the Company and the Security Trustee dated 15 November 2013 pursuant to which NewCo agrees to create security in respect of its shares in the Company.

Nominated Representatives means the persons nominated by the Facility Agent pursuant to Clause 17.23(c) (Project Reporting and Monitoring).

Non-Belongers Licence means a licence issued under the Virgin Islands Non-Belongers Land Holding Regulation Act to a relevant Obligor in relation to this Project.

O&M Amendment Agreement means an agreement entered into between the Company and the O&M Contractor for the purpose of amending the Operation and Maintenance Agreement, dated on or before the date of this Agreement.

O&M Contractor means:

(a)                                 prior to the date of the transfer agreement novating the Operation and Maintenance Agreement to AquaVenture, BIL;

(b)                                 on and following the date of the transfer agreement novating the Operation and Maintenance Agreement to AquaVenture, AquaVenture; or

(c)                                  any replacement operator for the Project appointed from time to time with the prior written consent of the Facility Agent.

Obligor means:

(a)                                the Company; and

(b)                                any Equity Party.

Operating Budget means a budget itemising the operating expenditures forecast for a financial year for the Company delivered and agreed under this Agreement.

Operating Costs means all costs and expenses incurred by the Company in the ordinary course of its business including but not limited to:

(a)                                operating costs and expenses set out in the Project Budget;

(b)                                liabilities of the Company under the Project Documents;

(c)                                 premia on Insurances;

(d)                                maintenance expenditure in respect of the Project;

(e)                                 administrative, management and employee costs;

(f)                                  any other costs and expenses agreed by the Facility Agent and the Company; and

(g)                                 any value added tax in respect of any of the above,

but excluding:

(i)                                    Capital Costs;

(ii)                                 Taxes (other than value added tax);

(iii)                              Financing Principal;

(iv)                             Financing Costs;

(v)                                any Distribution; and

(vi)                             depreciation, non-cash charges, reserves, amortisation of intangibles and similar book-keeping entries.

Operations Environmental Management Plan means the Desalination Plant Operations Environmental Management Plan and/or the STP Operations Environmental Management Plan.

Operation and Maintenance Agreement means the operation and maintenance agreement entered into between the Company and BIL, originally dated 13 July 2011, as amended on 14 November 2013 as further amended from time to time and to be novated to AquaVenture in or following June 2015.

Original Financial Statements means the pro forma financial statements of the Company provided to the Facility Agent pursuant to Part 1 (Tranche A Conditions Precedent) of Schedule 1 (Conditions Precedent Documents).

Outstanding Consents means the documents and evidence set out in Part 2 (Outstanding Consents) of Schedule 1 (Conditions Precedent Documents) each in form and substance satisfactory to the Facility Agent.

Outstanding Facility means, in relation to a Tranche, the aggregate amount of the Loans outstanding under that Tranche as at the close of business on the last day of the Availability Period for that Tranche.

Paraquita Bay Sewage Plant has the meaning given to the term in sub-clause 1.1.5.4(f) of the Construction Contract.

Parent means Biwater Holdings Limited, a company limited by shares incorporated and existing under the laws of England having its registered office at Biwater House, Station Approach, Dorking, Surrey RH4 1TZ England with registered number 929686.

Parent Company Guarantee means the parent company guarantee to be entered into on or prior to Financial Close between the Company and the Parent in respect of the obligations of the Construction Contractor under the Construction Contract and the obligations of the O&M Contractor under the Operation and Maintenance Agreement.

Participating Member State means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Community for Economic Monetary Union.

Party means a party to this Agreement.

Performance Security means:

(a)                                the USD 1,500,000 performance security required under clause 4.2 of the Construction Contract;

(b)                                the Retention Money (as defined in the Construction Contract) to be paid in accordance with clause 14.9 of the Construction Contract;

(c)                                 the Parent Company Guarantee; and

(d)                                the AquaVenture Parent Co Guarantee.

Permitted Intra-Obligor Investment means an amount paid by a Group Company (other than the Company) for shares in its Subsidiary or subordinated loan notes and/or other subordinated debt instruments issued by such Subsidiary, provided that:

(a)                                such amount shall only be paid during the Availability Period;

(b)                                such Group Company shall:

(i)                                     in the case of shares, subordinated loan notes or other equity or subordinated debt instruments issued by the Company, assign by way of security to the Security Trustee all rights such Group Company has in respect of such shares, notes or instruments;

(ii)                                  in the case of shares, subordinated loan notes or other equity or subordinated debt instruments issued by any other Group Company, assign by way of security to the Finance Parties all rights such Group Company has in respect of such shares, notes or instruments; and

(iii)                               subordinate all rights such Group Company may have in respect of such shares, subordinated loan notes or other equity or subordinated debt instruments to the Loans in form and substance satisfactory to the Finance Parties, in each case on or prior to the date of making such Permitted Intra-Obligor Investment and on terms satisfactory to the Security Trustee; and

(c)                                 any investment in the Company is on terms satisfactory to the Finance Parties.

Permitted Payment means, for any relevant period (without counting any item more than once), all moneys payable by the Company at that time or paid by the Company in that period as:

(a)                                Capital Costs;

(b)                                Operating Costs;

(c)                                 Taxes; and

(d)                                any other amount agreed by the Facility Agent.

Planning Authority means the public authority responsible for regulating and overseeing town and country planning in the Virgin Islands established pursuant to Section 7 of the Virgin Islands Physical Planning Act, 2004.

Principal Project Party means:

(a)                                an Obligor; and

(b)                                a Major Project Party.

Project means:

(a)                                the design, development, financing, construction, testing and commissioning of the Project Facilities in accordance with the Construction Contract;

(b)                                the operation and maintenance of the Project Facilities in accordance with the Operation and Maintenance Agreement; and

(c)                                 to the extent not included in paragraphs (a) and (b) above, the improvement in the supply of potable drinking water and sewage treatment facilities to Road Town and its environs on the Island of Tortola in the Virgin Islands, as described in Appendix 1 of the Water Purchase Agreement, in accordance with the Construction Contract and the Operation and Maintenance Agreement.

Project Budget means the Initial Project Budget and the Operating Budget.

Project Costs means Capital Costs and Operating Costs.

Project Development Plan means the development plan for the Project prepared by the Company in order to carry out the Project in accordance with the Transaction Documents, as amended and approved by the Facility Agent.

Project Document means:

(a)                                the Water Purchase Agreement;

(b)                                the WPA Supplemental Agreement;

(c)                                 the Construction Contract;

(d)                                the EPC Amendment Agreement;

(e)                                 the Operation and Maintenance Agreement;

(f)                                  the O&M Amendment Agreement;

(g)                                 the Lease;

(h)                                the Performance Security;

(i)                                    any guarantee or performance bond which has been or is to be issued in relation to and for the purpose of this Project; and

(j)                                   any other document designated as such by the Finance Parties and the Company.

Project Facilities means:

(a)                                the Project Works; and

(b)                                the Site.

Project Works means the Desalination Project Works, the STP Project Works and the Ancillary Project Works.

Projected Cost to Complete means at any time, the aggregate amount of all costs, expenses and liabilities which:

(a)                                have been incurred or are payable by the Company but are unpaid at that time; and

(b)                                which are then estimated by the Technical Adviser to be incurred, paid or payable by the Company after that time up to the Actual Final Completion Date.

Pro Rata Share means:

(a)                                for the purpose of determining a Lender’s share in a utilisation of the Facility, the proportion which its Commitment under the Facility bears to all the Commitments under the Facility; and

(b)                                for any other purpose on a particular date:

(i)                                     the proportion which a Lender’s share of the Loans (if any) bears to all the Loans;

(ii)                                  if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date; or

(iii)                               if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled.

Qualifying Lender means a Lender which is:

(a)                                a UK Lender; or

(b)                                a Treaty Lender.

Ratio means:

(a)                                the Historic Annual Debt Service Cover Ratio;

(b)                                the Projected Minimum Annual Debt Service Cover Ratio;

(c)                                 the Projected Average Annual Debt Service Cover Ratio;

(d)                                the Loan Life Cover Ratio; or

(e)                                 the Gearing Ratio.

Rate Fixing Day means the first day of a Term for a Loan or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant market.

Raw Water Abstraction Rights means the authority issued by the letter dated 21 June 2013 from the Government of the Virgin Islands granting permission to the Company for the abstraction of seawater at the seawater intake point located at Paraquita Bay, Tortola, British Virgin Islands in connection with the Project.

Reference Banks means, in relation to LIBOR, the principal London offices of Barclays Corporate, the Royal Bank of Scotland PLC, Lloyds TSB Bank PLC and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

Refinancing means a refinancing by the Company of all or any part of the Facility.

Reimbursement Certificate means a certificate submitted by the Company in accordance with Clause 5.3 (Reimbursement Claim) in the form of Part 1 (Form of Reimbursement Certificate) of  Schedule 2 (Reimbursement Certificate and Construction Contractor’s Receipt) or such other form as may be agreed between the Facility Agent and the Company.

Reimbursement Claim means a claim submitted by the Company to the Facility Agent in the manner specified in Clause 5.3 (Reimbursement Claim).

Reinsurance means each of the contracts or policies of reinsurance entered into or to be entered into (if any) pursuant to the terms of this Agreement.

Reinsurer means each reinsurance company or underwriter providing the Reinsurance.

Remedial Action Plan means a plan approved pursuant to Clause 17.19 (Remedial Action Plans) as such plan may be amended, modified or supplemented from time to time in accordance with this Agreement.

Repayment Date means, in relation to a Tranche, the First Repayment Date for that Tranche and each date falling at three-monthly intervals thereafter up to and including the Final Maturity Date for that Tranche, provided that if a Repayment Date for a Tranche falls on a day that is not a Business Day, that Repayment Date for that Tranche will instead fall on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

Repayment Instalment means each scheduled instalment for repayment of the Loan.

Repeating Representations means at any time the representations and warranties which are then made or deemed to be repeated under Clause 15.30 (Times for making representations and warranties) or any other Finance Document.

Road Town Pump Station and Mains has the meaning given to the term in sub-clause 1.1.5.4(c) of the Construction Contract.

Sabbath Hill Pipeline has the meaning given to the term in sub-clause 1.1.5.4(b) of the Construction Contract.

Sabbath Hill Tanks has the meaning given to the term in sub-clause 1.1.5.4(e) of the Construction Contract.

Sale Process means a sale process by which:

(a)                                AquaVenture attempts to sell its interests and rights in NewCo; or

(b)                                NewCo attempts to sell its interests and rights in the Company.

Scheduled Final Completion Date means the later of:

(a)                                the Scheduled Desalination Completion Date; and

(b)                                the Scheduled STP Completion Date.

Scheduled Desalination Completion Date means the date falling 12 months from Financial Close.

Scheduled STP Completion Date means 31 July 2015.

Screen Rate means the London interbank offered rate administered by the British Bankers’ Association (or any other person which takes over the administration of that rate) for US Dollars for the relevant Term displayed on page LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate.

SDN List means the Specially Designated Nationals List maintained by the Office of Foreign Assets Control of the US Department of the Treasury, or any similar list maintained by any Authority.

Security Document means:

(a)                                the Leasehold Security Agreement;

(b)                                each Company Security Agreement;

(c)                                 NewCo Equitable Mortgage;

(d)                                each Direct Agreement;

(e)                                 the AquaVenture Security Agreement; and

(f)                                   any other document evidencing or creating security over any asset of any Obligor (other than the AquaVenture Parent Co) to secure any obligation of that Obligor to the Finance Parties under the Finance Documents.

Security Interest or Security means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

Significant Environmental Incident means an Environmental Incident which results in the loss of human life or which, directly or indirectly, results in or could reasonably be expected to result in, an adverse impact on the Environment (including harm to rare or endangered species or their supporting habitats) which is irreversible or which, if not remedied, could reasonably be expected to last for longer than two years.

Site means the Facilities Site, the STP Site and any Area.

Stakeholder Engagement Plan means the document entitled “Stakeholder Engagement Plan for Tortola Water and Sewage Improvement Scheme” created by the Construction Contractor and dated October 2011.

Starting Point of Credit means the earlier of:

(a)                                 the Actual Desalination Completion Date; and

(b)                                 31 December 2014.

STP has the meaning given to that term in the Water Purchase Agreement.

STP Acceptance Tests means the “Acceptance Tests”, as that term is defined in the Water Purchase Agreement, relating to the STP.

STP Consents means any Transaction Authorisations required in respect of the STP Project Works.

STP Long-Stop Date means the “STP Longstop Date” as defined in (and as extended pursuant to) the Water Purchase Agreement.

STP Operations Environmental Management Plan means the plan presented by the Company to the Facility Agent further to Clause 17.21(a)(ii) (Operations Environmental Management Plans) and approved by the Facility Agent per Clause 17.21(c) (Operations Environmental Management Plans) or 17.21(d) (Operations Environmental Management Plans), as the same may be amended, modified or supplemented from time to time in accordance with Clause 17.22 (Amendments to the

Construction Environmental Management Plan, Desalination Plant Operations Environmental Management Plan or STP Operations Environmental Management Plans).

STP Project Works means the STP together with provision of supervision only for the operation and maintenance of the STP for one year after completion in accordance with sub-clause 1.1.5.4 (c) of the Construction Contract.

STP Project Works Cancellation Date means the earlier of:

(a)                                 the date on which the Facility Agent receives the STP Project Works Cancellation Notice; and

(b)                                 in the event the Grantor does not comply with its obligations under clause 4(c) (Other) of the WPA Supplemental Agreement, 31 December 2013.

STP Project Works Cancellation Notice means a written notice from the Company to the Facility Agent delivered prior to the Actual Desalination Completion Date and confirming that the Company will not proceed with the STP Project Works, together with such evidence and further details as the Facility Agent may reasonably request.

STP Site has the meaning given to that term in the Water Purchase Agreement.

Subordination Agreement means the subordination agreement dated on or about the date of this Agreement between the Company, the Junior Creditors named therein, the Facility Agent and the Security Trustee.

Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest) applicable in any jurisdiction.

Tax Confirmation means a confirmation by a lender that the person beneficially entitled to interest payable to that lender under this Agreement is either:

(a)                                a company resident in the UK for UK tax purposes;

(b)                                a partnership each member of which is:

(i)                                     a company resident in the UK for UK tax purposes; or

(ii)                                  a company not resident in the UK for UK tax purposes but which carries on a trade in the UK through a permanent establishment and is required to bring into account in computing its chargeable profits (for the purposes of section 19 of the CTA 2009) the whole of any share of interest payable to it under this Agreement which is attributable to it by reason of Part 17 of the CTA 2009; or

(c)                                 a company not resident in the UK for UK tax purposes which carries on a trade in the UK through a permanent establishment and is required to bring into account interest payable to it under this Agreement in computing its chargeable profits (for the purposes of section 19 of the CTA 2009).

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

Tax Payment means a payment made by the Company to the Lender in any way related to a Tax Deduction or under any indemnity given by the Company in respect of Tax under any Finance Document.

Technical Adviser means Arup or any other technical adviser the Lenders may appoint from time to time.

Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

Termination Date has the meaning given to it in the Water Purchase Agreement.

Termination Sum has the meaning given to it in clause 18A.1 of the Water Purchase Agreement.

Termination Sum LIBOR means for the Termination Sum Payment Period:

(a)                                the London interbank offered rate administered by the British Bankers’ Association (or any other person which takes over the administration of that rate) for US Dollars for 12 months displayed on the appropriate page of the Reuters screen (or any other replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time and if such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate  (such rate being the Termination Sum LIBOR Screen Rate);

(b)                                if no Termination Sum LIBOR Screen Rate is available for 12 months, the Interpolated Termination Sum Screen Rate; or

(c)                                 If:

(i)                                     no Termination Sum LIBOR Screen Rate is available for 12 months, and

(ii)                                  it is not possible to calculate the Interpolated Termination Sum Screen Rate,

the arithmetic mean (rounded upward to four decimal places) of the rate, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market,

as of, in the case of paragraphs (a) and (c) above, 11.00 a.m. (London time) on the Business Day immediately preceding the Termination Date (or such other date as the Facility Agent and the Company may agree) for the offering of deposits in US Dollars for a period equal in length to 12 months.

Tested E-mail means an e-mail substantially in the form of Part 2 (Form of Tested E-mail) of Schedule 3 (Construction Contractor’s Disbursement Certificate and Tested E-mail).

Tests on Completion has the meaning given to it in Clause 19.10(a) (Inspection).

Third Country Goods means goods produced or manufactured in a country outside the EU and BVI.

Third Country Services means services rendered by persons ordinarily resident or ordinarily carrying on business in a country outside the EU and BVI.

Total Commitments means the aggregate of the Tranche A Commitments and the Tranche B Commitments, being USD 43,000,000 at the date of this Agreement.

Tranche means Tranche A or Tranche B.

Tranche A means the tranche of the Facility made available to the Company pursuant to Clause 2.1(a) (The Facilities).

Tranche A Commitments means:

(a)                                 for the Original Lender, USD 33,651,354 as set out in Schedule 10 (Commitments and Allocation of Tranche A and Tranche B Works); and

(b)                                for any other Lender, the amount of any Tranche A Commitment it acquires,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Tranche B means the tranche of the Facility made available to the Company pursuant to Clause 2.1(b) (The Facilities).

Tranche B Commitments means:

(a)                                 for the Original Lender, USD 9,348,646 as set out in Schedule 10 (Commitments and Allocation of Tranche A and Tranche B Works); and

(b)                                for any other Lender, the amount of any Tranche B Commitment it acquires,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Transaction Authorisation means any authorisation, permit, licence, consent or approval required by any person or customary for any person to hold in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents or to otherwise implement the Project.

Transaction Document means a Finance Document or a Project Document.

Transaction Expenses means those transaction expenses related to the Project as agreed between the Company and the Facility Agent.

Transfer Certificate means a certificate substantially in the form of Schedule 5 (Form of Transfer Certificate), in each case with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

Treated Water has the meaning given to the term in the Water Purchase Agreement.

Treaty Lender means, a lender which:

(a)                                is treated as resident of a Treaty State for the purposes of the Treaty; and

(b)                                does not carry on a business in the UK through a permanent establishment with which that lender’s participation in the Loan is effectively connected.

Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with the UK which makes provision for full exemption from Tax imposed by the UK on interest.

Trustee Document means:

(a)                                this Agreement;

(b)                                a Security Document;

(c)                                 the Subordination Agreement; or

(d)                                any other document designated as such by the Facility Agent and the Company.

UK means the United Kingdom.

UKEF means Her Britannic Majesty’s Secretary of State acting by the Export Credits Guarantee Department.

UKEF Guarantee means the guarantee and agency agreement entered into or to be entered into between UKEF and the other Finance Parties, in form and substance satisfactory to UKEF (as such agreement may be amended from time to time).

UKEF Finance Charge means the UKEF Tranche A Finance Charge and the UKEF Tranche B Finance Charge.

UKEF Tranche A Finance Charge means USD 1,160,971.70, being the fees payable to UKEF in respect of the Project.

UKEF Tranche B Finance Charge means USD 322,528.30, being the fees payable to UKEF in respect of the Project.

UK Goods means goods produced or manufactured in the UK.

UK Lender means a Lender which is:

(a)                                beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is a Lender:

(i)                                     which is a Bank making an advance under a Finance Document and is within the charge to UK corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA 2009; or

(ii)                                  in respect of an advance made under a Finance Document by a person that was a Bank at the time that the advance was made and which is within the charge to UK corporation tax as respects any payments of interest made in respect of that advance, or would be within such charge as respects such payments apart from section 18A of the CTA 2009; or

(b)                                a UK Non-Bank Lender.

UK Non-Bank Lender means:

(a)                                a company resident in the UK for UK tax purposes;

(b)                                a partnership, each member of which is:

(i)                                     a company resident in the UK for UK tax purposes; or

(ii)                                  a company not resident in the UK for UK tax purposes but which carries on a trade in the UK through a permanent establishment and is required to bring into account in computing its chargeable profits (for the purpose of section 19 of the CTA 2009) the whole of any share of interest payable to it under this Agreement which is attributable to it by reason of Part 17 of the CTA 2009; or

(c)                                 a company not resident in the UK for UK tax purposes which carries on a trade in the UK through a permanent establishment and is required to bring into account interest payable to it under this Agreement in computing its chargeable profits for the purpose of section 19 of the CTA 2009, which, in each case, is beneficially entitled to payments made to it under this Agreement and which has provided to the Company and not retracted a Tax Confirmation.

UK Services means services rendered by persons ordinarily resident or ordinarily carrying on business in the UK in accordance with applicable law.

USD and US Dollars means the lawful currency of the US.

US means the United States of America.

US Tax Obligor means an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

Utilisation Certificate means a Disbursement Certificate, a Reimbursement Certificate, or an Interest Certificate.

Utilisation Claim means a Disbursement Claim, a Reimbursement Claim, or an Interest Claim, as the case may be.

Utilisation Date means, in relation to any Loan under any Tranche, the date on which such Loan is to be made as set out in Clause 5.10 (Advance of Loan).

VAT means value added tax as provided for in the Value Added Tax Act 1994 or any other Tax of a similar nature whether of the UK or elsewhere.

Virgin Islands, British Virgin Islands and/or BVI each means the British Dependant Territory whose legal name is the Virgin Islands and which is commonly referred to as either the British Virgin Islands or the Virgin Islands (UK).

Water Purchase Agreement means the water purchase agreement entered into between the Government of the Virgin Islands and BSA, dated 28 February 2010 and as novated to the Company by a deed of novation dated 13 July 2011 and as amended from time to time.

WPA Supplemental Agreement means an agreement entered into between the Government of the Virgin Islands and the Company for the purpose of amending the Water Purchase Agreement, dated 29 August 2013.

1.2                              Definitions in other documents

The following definitions have the meaning given to them in:

(a)                                the Accounts Agreement:

Account;

Account Bank;

Debt Service Reserve Account;

Distributions Account;

Insurance Account;

Maintenance Reserve Account;

Proceeds Account;

Required DSRA Balance; and

Required MRA Balance.

(b)                                the Calculations and Forecasting Agreement:

Computer Model;

Forecast;

Gearing Ratio;

Historic Annual Debt Service Cover Ratio;

Historic Statement;

Loan Life Cover Ratio;

Projected Average Annual Debt Service Cover Ratio;

Projected Minimum Annual Debt Service Cover Ratio; and

Scheduled Calculation Date.

1.3                               Construction

(a)                                 In this Agreement, unless the contrary intention appears, a reference to:

(i)                                     the singular includes the plural and vice versa;

(ii)                                  an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;

(iii)                               assets includes present and future properties, revenues and rights of every description;

(iv)                              an authorisation includes an authorisation, consent, approval, resolution, permit, licence, exemption, filing, registration or notarisation;

(v)                                 disposal means a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(vi)                              indebtedness includes any obligation (whether incurred as principal or as surety and whether present or future, actual or contingent) for the payment or repayment of money;

(vii)                           customer due diligence requirements are to the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(viii)                        a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(ix)                              a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(x)                                 a currency is a reference to the lawful currency for the time being of the relevant country;

(xi)                              a Default being outstanding means that it has not been remedied or waived;

(xii)                           a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xiii)                        a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(xiv)                       a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xv)                          a Finance Document or other document or security includes (without prejudice to any prohibition on amendments) any amendment to that Finance Document or other document or security, including any change in the purpose of, any extension of or any increase in the amount of a facility or any additional facility; and

(xvi)                       a time of day is a reference to London time.

(b)                                 A Forecast, Historic Statement or Ratio is finally determined when it has been finally determined in accordance with the Calculations and Forecasting Agreement.

(c)                                  Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)                                     if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)                                  if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)                               notwithstanding subparagraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(d)                                 With the exception of:

(i)                                     UKEF; and

(ii)                                  where express provision is made to the contrary in a Finance Document,

a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 or otherwise under any applicable law.

(e)                                  Unless the contrary intention appears:

(i)                                     a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)                                  a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)                               any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is, may be or is capable of becoming outstanding under the Finance Documents.

(f)                                   The headings in this Agreement do not affect its interpretation.

(g)                                  Notwithstanding its amendment and restatement, references in this Agreement (but not in any other Finance Document) to “the date of this Agreement” or similar expressions are to the date that this Agreement was originally entered into, being 14 November 2013.

2.                                      THE FACILITIES

2.1                               The Facilities

Subject to the terms of this Agreement, the Lenders agree to make available to the Company a term loan facility in an aggregate amount not exceeding the Total Commitments and comprising of:

(a)                                Tranche A in an aggregate amount not exceeding the Tranche A Commitments; and

(b)                                Tranche B in an aggregate amount not exceeding the Tranche B Commitments.

2.2                               Nature of a Finance Party’s rights and obligations

Unless all the Finance Parties agree otherwise:

(a)                                the obligations of a Finance Party under the Finance Documents are several;

(b)                                failure by a Finance Party to perform its obligations does not affect the obligations of any other person under the Finance Documents;

(c)                                 no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

(d)                                the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e)                                 a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

(f)                                  a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

2.3                               Lenders and Facility Agent

Each of the Facility Agent and each Lender hereby warrants, on behalf of itself and for the benefit of UKEF only, that it has full power to enter into this Agreement and to perform all its obligations under this Agreement and that it has obtained all necessary authorisations, consents and licences from the competent authorities in the UK and in the country of its incorporation to enable it to enter into this Agreement and to perform all its obligations under this Agreement.

2.4                               UKEF override

(a)                                 Notwithstanding anything to the contrary in any Finance Document, nothing in any Finance Document shall oblige any Finance Party to act (or omit to act) in a manner that is inconsistent with any requirement of UKEF under or in connection with the UKEF Guarantee and, in particular:

(i)                                     the Facility Agent shall be authorised to take all such actions as it may deem necessary to ensure that all requirements of UKEF under or in connection with the UKEF Guarantee are complied with; and

(ii)                                  a Finance Party shall not be obliged to do anything if, in its opinion, to do so could result in a breach of any requirements of UKEF under or in connection with the UKEF Guarantee or affect the validity of the UKEF Guarantee.

(b)                                 Nothing in this Clause 2.4 shall relieve or reduce the obligations of the Company.

(c)                                  If, in the opinion of the Facility Agent, there are any terms of any Finance Document that contradict or conflict with any provision of the UKEF Guarantee such that compliance by a Finance Party with the terms of the UKEF Guarantee may result in a breach by a Finance Party of the terms of that Finance Document, the Facility Agent shall notify the other Parties.  The Parties agree that in such circumstances, the relevant terms of the relevant Finance Document will be amended or supplemented as necessary so that compliance by any Finance Party with the terms of the UKEF Guarantee will not result in a breach of the terms of the relevant Finance Document, provided that such amendment shall not affect the rights or obligations of the Company without the prior written consent of the Company.

(d)                                 In the event of any conflict between the terms of any Finance Document and the UKEF Guarantee, as among UKEF and each Finance Party which is a beneficiary (directly or indirectly) of the UKEF Guarantee, the terms of the UKEF Guarantee shall prevail.

2.5                               UKEF instructions

The Company acknowledges and agrees that:

(a)                                 the Facility Agent is required always to exercise or refrain from exercising its rights, powers, authorities and discretions under, or in connection with, the Finance Documents, in accordance with any instructions given to it by UKEF in accordance with the UKEF Guarantee;

(b)                                 the Facility Agent will not be acting or making any determination unreasonably if such action or such determination is made in accordance with the UKEF Guarantee and any instructions given to the Facility Agent by UKEF in accordance with the provisions of the UKEF Guarantee; and

(c)                                  any reference in this Agreement to an action of the Facility Agent shall be construed as a reference to the Facility Agent acting in accordance with the provisions of this Agreement, any other Finance Document and the UKEF Guarantee and the Facility Agent shall be conclusively presumed to be acting on behalf of and for the benefit of the Lenders with full and valid authority so to act or refrain from acting and the Company shall not have any right or obligation to make enquiries respecting such authority.

2.6                               Separate agreements

The UKEF Guarantee is a separate arrangement between UKEF and the Finance Parties and the Company shall not have any right or recourse against the Finance Parties in respect of or arising by reason of any payment made by UKEF to any Finance Party under the UKEF Guarantee.

2.7                               Obligations absolute

(a)                                 The Company agrees that it will not claim to be relieved of the performance of any of its obligations under the Finance Documents by reason of any failure, delay or default whatsoever on the part of the Construction Contractor, the Company or any other person in the performance of its obligations under the Construction Contract.

(b)                                 Without prejudice to the generality of paragraph (a) above, the Company acknowledges that its obligations under this Agreement, including its payment obligations to the Finance Parties under the Finance Documents, are independent of the Construction Contract and that this Agreement and the performance by the Company of its obligations hereunder shall not be:

(i)                                     subject to or dependent upon the execution or performance by the Construction Contractor or any other person of its obligations under the Construction Contract; or

(ii)                                  relieved or reduced in any way by the following:

(A)                               any dispute under the Construction Contract, claim or counterclaim which the Company or the Construction Contractor or any other person may have against, or consider that it has against, any person under the Construction Contract;

(B)                               the insolvency or dissolution of the Construction Contractor;

(C)                               any unenforceability, illegality or invalidity of any obligation of any person under the Construction Contract or any documents or agreements relating to the Construction Contract; or

(D)                               the breach, frustration or non-fulfilment of any provision of the Construction Contract or any documents or agreements related thereto.

(c)                                  In case of any payment to any Finance Party under the UKEF Guarantee, UKEF shall have, in addition to any other rights, full rights of recourse against the Company, provided that nothing in any Finance Document shall give UKEF the right to double-recovery. The provisions of Clause 1.3(d) (Construction) shall not apply for the purposes of this paragraph (c).

2.8                               Construction Contract

The Parties acknowledge that the Finance Parties shall have no responsibility or liability whatsoever regarding any performance or non-performance by any party to the Construction Contract and that no Finance Party shall have any obligation to intervene in any dispute in connection with or arising out of such performance or non-performance and any such dispute shall not entitle the Company to any claim towards a Finance Party.  The Company acknowledges that the foregoing is an essential condition of each Finance Party’s entry into this Agreement, and accordingly, by advancing the full amount of its Commitments (subject to and in accordance with the terms of this Agreement) each Lender shall have fulfilled its funding obligations under this Agreement.

2.9                               UKEF Guarantee

(a)                                 The Company agrees and acknowledges that its obligations shall in no way be reduced or relieved by the UKEF Guarantee.  In case of any payment to the Finance Parties pursuant to the UKEF Guarantee, UKEF shall, in addition to any other rights which it may have a matter of law or otherwise, have full rights of recourse against the Company.  The rights of recourse of UKEF shall in no way be affected by any dispute, claim or counterclaim whatsoever between the Company and Finance Parties, between the Company and UKEF, or between any other parties.

(b)                                 At the request of the Facility Agent, the Company shall, for as long as any amount is outstanding under a Finance Document:

(i)                                     comply with the requirements of UKEF and shall take all steps and do all actions necessary to ensure that the UKEF Guarantee remains in full force and effect; and

(ii)                                  perform such other reasonable acts or provide such other information as may be necessary to obtain the full support of UKEF (including making documents and records available to the Facility Agent or UKEF or their authorised agents on a confidential basis).

(c)                                  The Company shall co-operate and actively assist the Facility Agent in complying with any obligations it may have under or in relation to the UKEF Guarantee.

(d)                                 The Company agrees to indemnify the Finance Parties against any cost, loss or liability incurred by the Finance Parties in connection with the UKEF Guarantee unless directly caused by the Finance Parties’ gross negligence or wilful misconduct in connection with the UKEF Guarantee.

3.                                      PURPOSE

3.1                               Purpose

(a)                                 The Company must apply all amounts borrowed by it under Tranche A towards funding:

(i)                                     the payment of:

(A)                               the interest accrued and due and payable in respect of Tranche A during the period up to and including the Starting Point of Credit in respect of Tranche A; and

(B)                               any amounts due and payable by the Company to the Construction Contractor in respect of up to 85% of the Eligible Goods to be supplied and Eligible Services to be rendered in respect of the Desalination Project Works and the Ancillary Project Works in accordance with the Construction Contract (as set out in the payment schedule of the Construction Contract for completed works signed off by the Technical Adviser);

(ii)                                  in the event that the Company, on or prior to the STP Project Works Cancellation Date, provides the STP Project Works Cancellation Notice to the Facility Agent, along with any other authorisation, document, opinion or assurance which the Facility Agent has notified the Company is necessary, customary or desirable in connection therewith, a reimbursement of the Company for the payments actually made by the Company to the Construction Contractor in respect of the Eligible Goods supplied and/or Eligible Services rendered prior to the date of this Agreement but only provided that:

(A)                               such payments have not been financed by the proceeds of the Facility pursuant to subparagraph (i) above; and

(B)                               immediately after such reimbursement the amount of Eligible Goods and Eligible Services financed by UKEF under this Agreement does not exceed 85% of the aggregate amount payable to the Construction Contractor under the Construction Contract for the provision of Eligible Goods and Eligible Services;

(C)                               immediately after such reimbursement the amount of equity in the Company shall be at least equal to:

I.                                        the aggregate of (i) 25% of the Project Costs incurred or payable (or then estimated by the Technical Adviser to be incurred or payable) to complete all Project Works on or prior to the Scheduled Final Completion Date and (ii) the applicable Required DSRA Balance; less

II.                                   25% of the Project Costs incurred or payable (or then estimated by the Technical Adviser to be incurred or payable) to complete all STP Project Works on or prior to the Scheduled STP Completion Date;

(D)                               The Company delivers to the Facility Agent a finally determined Historic Statement that the Historic Annual Debt Service Cover Ratio is at least 1.25:1; and

(E)                                the Company delivers to the Facility Agent a Forecast, agreed between the Company and the Facility Agent, and showing:

I.                                        the Projected Average Annual Debt Service Cover Ratio of at least 1.25:1;

II.                                   the Projected Minimum Annual Debt Service Cover Ratio of at least 1.25:1;

III.                              the Loan Life Cover Ratio of at least 1.35:1; and

(F)                                 the Company delivers to the Facility Agent satisfactory evidence that the Gearing Ratio is no more than 75:25,

and further provided that, in respect of subparagraphs (i) and (ii) above:

I.                                        not more than USD 16,437,454 shall be advanced in respect of Eligible Goods supplied or to be supplied in respect of the Desalination Project Works;

II.                                   not more than USD 290,808 shall be advanced in respect of Eligible Goods supplied or to be supplied in respect of the Ancillary Project Works;

III.                              not more than USD 14,489,646 shall be advanced in respect of Eligible Services rendered or to be rendered in respect of the Desalination Project Works;

IV.                               not more than USD 547,378 shall be advanced in respect of Eligible Services rendered or to be rendered in respect of the Ancillary Project Works;

V.                                    such Eligible Goods and/or Eligible Services are also Project Costs; and

VI.                               such payments do not exceed any relevant thresholds set out in the UKEF Guarantee.

(b)                                 The Company must apply all amounts borrowed by it under Tranche B towards funding the payment of:

(i)                                     the interest accrued and due and payable in respect of Tranche B during the period up to and including the Starting Point of Credit in respect of Tranche B; and

(ii)                                  any amounts due and payable by the Company to the Construction Contractor in respect of up to 85% of the Eligible Goods to be supplied and Eligible Services to be rendered in respect of the STP Project Works in accordance with the Construction Contract (as set out in the payment schedule of the Construction Contract for completed works signed off by the Technical Adviser), provided that, in respect of subparagraphs (i) to (ii) above:

(A)                               not more than USD 5,858,665 shall be advanced in respect of Eligible Goods;

(B)                               not more than USD 1,887,023 shall be advanced in respect of Eligible Services;

(C)                               such Eligible Goods and/or Eligible Services are also Project Costs; and

(D)                               such payments do not exceed any relevant thresholds set out in the UKEF Guarantee.

(c)                                  Each Lender agrees that interest under this Agreement may be claimed (and Loans may be used for that purpose) in accordance with Clause 5.2 (Interest Claim).

(d)                                 No Loan may be used for any purpose other than as specified above or as otherwise approved by UKEF and the Lenders.

(e)                                  Each Loan shall be deemed to be made to the Company at the time the amount thereof is made available by a Lender pursuant to Clause 5 (Utilisation).

(f)                                   Loans shall be paid in US Dollars in the manner described in Clause 5.12 (Payments by Facility Agent).

(g)                                  Loans shall be made only during the Availability Period unless the Facility Agent (acting on the instructions of all the Lenders) agrees otherwise and notifies the Company in writing.

(h)                                 The Company irrevocably and unconditionally:

(i)                                     authorises the Facility Agent to issue notices pursuant to paragraph (g) above to extend the Availability Period as the Facility Agent may think fit (including without limitation for the purpose of accommodating delays in performance of the Construction Contract or enabling a disbursement to be made in respect of any termination settlement or arbitration award relating to the Construction Contract); and

(ii)                                  agrees that any such notice may be given and will be effective notwithstanding that the Availability Period may have already ended.

3.2                               No obligation to monitor

No Finance Party is bound to monitor or verify the use of proceeds of utilisation of the Facility.

4.                                      CONDITIONS PRECEDENT

4.1                               Initial conditions precedent — Tranche A

(a)                                 No Utilisation Claim may be made in respect of Tranche A and the Lenders shall not make available or participate in any Loan under Tranche A until:

(i)                                     the Facility Agent has notified the Company, within 90 days of the date of this Agreement or such other period as the Facility Agent may otherwise agree, that it has received (or waived receipt of, in whole or in part) all of the documents and evidence set out in Part 1 (Tranche A Conditions Precedent) of Schedule 1 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent;

(ii)                                  the Facility Agent has received, in form and substance satisfactory to the Lenders:

(A)                               an original of the UKEF Guarantee and confirmation from UKEF that the UKEF Guarantee is in full force and effect and has not been suspended or terminated;

(B)                               evidence that the Company has paid to the Facility Agent, for onward transmission to UKEF, the Administration Fee;

(C)                               evidence that the Company has made arrangements to pay the remaining amount of the UKEF Tranche A Finance Charge and 15% of the UKEF Tranche B Finance Charge (after deduction of the Administration Fee referred in accordance with paragraph (B) above);

(D)                               evidence that the Company has paid to the Facility Agent all fees then due and payable (if any) as referred to in Clause 25 (Fees).

(E)                                in respect of a Loan to be used to finance payments to be made to the Construction Contractor on behalf of, or payments previously made to the Construction Contractor by, the Company for Eligible Goods and/or Eligible Services to be supplied or rendered in respect of the Ancillary Project Works, the Company has obtained all Outstanding Consents;

(F)                                 a certificate from a director or duly authorised officer of the Company confirming that the Company has obtained all consents, licences, permits, authorisations and fulfilled all conditions of all governmental and other authorities necessary to enable it to enter into this Agreement and to make payment of all sums in US Dollars in New York which become due from the Company to any Finance Party under the Finance Documents; and

(G)                               written confirmation from the Construction Contractor that all necessary approvals (if any) in respect of the Eligible Goods and Eligible Services and other goods or services to be supplied or rendered in accordance with the Construction Contract have been obtained and have not been withdrawn and that an export licence is not required in respect of any of the Eligible Goods or Eligible Services or other goods or services to be supplied or rendered in accordance with the Construction Contract.

(b)                                 The Facility Agent must give this notification to the Company promptly upon being so satisfied.

4.2                               Initial conditions precedent — Tranche B

(a)                                 No Utilisation Claim may be made in respect of Tranche B and the Lenders shall not make available or participate in any Loan under Tranche B until:

(i)                                     the Facility Agent has notified the Company that it has, within 90 days of the date of this Agreement or such other period as the Facility Agent may otherwise agree, received (or waived receipt of, in whole or in part) all of the documents and evidence set out in Part 1 (Tranche A Conditions Precedent) of Schedule 1 (Conditions Precedent Documents) and in Clause 4.1 (Initial conditions precedent — Tranche A) in form and substance satisfactory to the Facility Agent;

(ii)                                  the Facility Agent has notified the Company that it has, by no later than 30 April 2014, received all STP Consents necessary, customary or desirable in respect of the STP Project Works, each in form and substance satisfactory to the Facility Agent;

(iii)                               the Facility Agent confirms it has not received the STP Project Works Cancellation Notice;

(iv)                              the Facility Agent has received, in form and substance satisfactory to the Lenders:

(A)                               all consents, authorisations, easements, wayleaves or other rights or documents as the Facility Agent may, after consultation with the Technical Adviser, reasonably request;

(B)                               evidence that the Company has made arrangements to pay the remaining 85%  of the UKEF Tranche B Finance Charge; and

(C)                               the Facility Agent has received confirmation from the Insurance Adviser that the required Insurances in respect of the STP Project Works are in full force and effect.

(b)                                 The Facility Agent must give this notification to the Company promptly upon being so satisfied.

4.3                               Further conditions precedent

The obligations of each Lender to make any Loan are subject to the further conditions precedent that on both the date of the Utilisation Claim and the Utilisation Date for that Loan:

(a)                                 the Repeating Representations are correct in all respects;

(b)                                 no Default is outstanding or would result from the Loan unless pursuant to Clause 22 (Option to make Loans after Default), Loans may continue to be advanced under the Facility notwithstanding such Default;

(c)                                  the Construction Contract (or any part thereof) is not subject to any judicial or arbitral proceedings unless UKEF has confirmed to the Facility Agent that Loans may continue to be advanced under the Facility notwithstanding such judicial or arbitral proceedings;

(d)                                 such Loan is for no more than the amount of the undrawn Commitment;

(e)                                  no Construction Contract Event has occurred or, in the event that a Construction Contract Event has occurred, the Facility Agent has notified the Company that UKEF has confirmed that Loans may continue to be advanced under the Facility notwithstanding the relevant Construction Contract Event;

(f)                                   the Facility Agent (acting on the instructions of all the Lenders) is satisfied that the UKEF Guarantee is (or, following payment of any UKEF Finance Charge due and payable, will be) in full force and effect and shall apply to the proposed Loan and interest thereon during the period that the relevant Loan is outstanding;

(g)                                  the Facility Agent has not received a notice from UKEF requesting the Lenders to suspend the making of the Loan (or, if the Facility Agent has received such a notice, that notice has been withdrawn) and/or the Lenders are not required by the terms of the UKEF Guarantee to suspend the making of the Loan; and

(h)                                 there is no outstanding notice of mandatory prepayment from the Facility Agent or any Lender under Clause 7 (Prepayment and Cancellation);

(i)                                     there is no Forecast Funding Shortfall;

(j)                                    in respect of drawings to make payments to the Construction Contractor, such payments are due and payable in accordance with the Construction Contract;

(k)                                 the most recent financial statements of the Company due under Clause 16.1 (Financial statements) have been received by the Facility Agent;

(l)                                     the Performance Security is effective and in force;

(m)                             the Technical Adviser has delivered a certificate setting out amounts due and payable under the Construction Contract;

(n)                                 the director(s) of the Company have issued a certificate certifying that:

(i)                                     the Performance Security is in full force and effect; and

(ii)                                  all Plant and Materials (as defined under the EPC Amendment Agreement) listed and to which any Statement compiled under subclause 14.3 of the Construction Contract relates are free and clear of all liens and encumbrances; and

(o)                                 the directors of the Company have issued a certificate to the Facility Agent confirming that as at close of business on the day before the date of the certificate:

(i)                                     all subcontractors and suppliers have been paid amounts due in full and that there are no such amounts outstanding; and

(ii)                                  the balance standing to the credit of the Accounts represents all amounts receivable by the Company in connection with the Project, including, but not limited to, any equity subscription amounts, liquidated damages under the Construction Contract, and any other amounts which are due and payable under any Transaction Document.

4.4                               Conditions subsequent

(a)                                 Unless the Facility Agent has notified the Company that it has received (or waived receipt of, in whole or in part) all of the documents and evidence set out in paragraphs 1, 2, 3 and 4 of Part 3 (Conditions Subsequent) of Schedule 1 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent on the second Utilisation Date (or such later date as may be agreed between the Company and the Facility Agent), the third Utilisation Claim cannot be submitted under this Agreement.

(b)                                 Any Utilisation Claim after the third Utilisation Claim may only be submitted if the Facility Agent has notified the Company that it has received (or waived receipt of, in whole or in part) all of the documents and evidence set out in paragraphs 5 and 6 of Part 3 (Conditions Subsequent) of Schedule 1 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent by the dates mentioned therein (or such later date as may be agreed between the Company and Facility Agent).

5.                                      UTILISATION

5.1                               Utilisation Claims

(a)                                 The Company may submit an Interest Claim or a Reimbursement Claim or the Construction Contractor may submit a Disbursement Claim to the Facility Agent in the manner specified in this Clause 5 and the Company irrevocably authorises and directs the Facility Agent to pay each Utilisation Claim submitted to the Facility Agent in accordance with this Clause 5.

(b)                                 Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a Utilisation Certificate is 11.00 a.m. three Business Days before the Rate Fixing Day for the proposed borrowing.

(c)                                  Each Utilisation Certificate submitted to the Facility Agent is irrevocable.

5.2                               Interest Claim

An Interest Claim shall be a claim made prior to the Starting Point of Credit by the Company by the submission to the Facility Agent of an Interest Certificate, signed by the Company’s Signatory, in the form specified Schedule 4 (Form of Interest Certificate).

5.3                               Reimbursement Claim

(a)                                 A Reimbursement Claim shall be a claim made by the Company by the submission to the Facility Agent of:

(i)                                     a Reimbursement Certificate signed by the Company’s Signatory; and

(ii)                                  a Construction Contractor’s Receipt signed by the Construction Contractor’s Signatory,

each in the form specified in Schedule 2 (Reimbursement Certificate and Construction Contractor’s Receipt).

(b)                                Each Reimbursement Claim made in respect of sums paid by the Company to the Construction Contractor must be received by the Facility Agent, accompanied by the relevant documents specified in paragraph (a) above, within 30 Business Days of the date of receipt of payment by the Construction Contractor specified in the relevant Construction Contractor’s Receipt.

5.4                               Disbursement Claim

A Disbursement Claim shall be a claim made by the Construction Contractor in one of the following ways:

(a)                                 in respect of sums claimed in accordance with the terms of the Construction Contract, the claim shall be made by the submission to the Facility Agent (with a copy to the Company) of a Disbursement Certificate signed by the Construction Contractor’s Signatory and the Company’s Signatory in the form specified in Part 1 (Form of Contractor’s Disbursement Certificate) of Schedule 3 (Construction Contractor’s Disbursement Certificate and Tested E-mail) and accompanied by the relevant documents specified in the Construction Contract;

(b)                                 if (in accordance with any term thereof) the Construction Contract is terminated and the amount claimed by the Construction Contractor is agreed by the Company, the claim shall be made by the submission to the Facility Agent of a statement of the amount due to the Construction Contractor on such termination in respect of Eligible Goods and/or Eligible Services in a form acceptable to the Facility Agent signed by the Construction Contractor’s Signatory and the Company’s Signatory together with a written opinion by an independent firm of chartered accountants in the UK nominated by the Facility Agent that the amount so agreed has been properly calculated in accordance with the Construction Contract or represents a reasonable compromise in all the circumstances; and

(c)                                  if the Construction Contractor or the Company notifies the Facility Agent that there has been a resort to arbitration as provided for in the Construction Contract and the arbitration award is made in favour of the Construction Contractor, a duly authenticated copy of the arbitration award shall be a Disbursement Claim for the entire amount of any award relating to Eligible Goods and/or Eligible Services retention moneys retained in respect of, and arbitration costs incurred in connection with, such arbitration award.

5.5                               Procedure for Disbursement Claims

(a)                                 Following notification of a Disbursement Claim and receipt of a copy of a Disbursement Certificate that is accurate and in compliance with all agreements between BIL and AquaVenture in respect of a Loan in accordance with Clause 5.4 (Disbursement Claim), the Company shall, within two Business Days of notification of a Disbursement Claim and delivery to the Facility Agent of a copy of a Disbursement Certificate, deliver to the Facility Agent a certificate in writing stating that:

(i)                                     work under the Construction Contract has not been suspended for a period exceeding 60 consecutive days;

(ii)                                  each representation and warranty made or deemed to be repeated by the Company at the date of such Disbursement Claim is true and correct in all material respects;

(iii)                               the amount claimed pursuant to such Disbursement Claim does not include any amount which has already been claimed under any other Utilisation Claim;

(iv)                              the aggregate amount claimed pursuant to such Disbursement Claim and any other Utilisation Claim previously made does not exceed 85% of the amount of Eligible Goods and Eligible Services under the Construction Contract and the aggregate amounts claimed pursuant to all Utilisation Claims will not exceed the Facility;

(v)                                 the amount claimed pursuant to such Disbursement Claim is in respect of Eligible Goods and/or Eligible Services constituting Project Costs in accordance with the Project Budget and/or the Construction Budget;

(vi)                              the amount claimed pursuant to such Disbursement Claim has been approved by the Technical Adviser; and

(vii)                           the amount claimed pursuant to such Disbursement Claim in respect of Local Goods or Local Services when added to the aggregate amount of all other Disbursement Claims in respect of Local Goods and Local Services under this Agreement which have been paid by the Lender will not exceed 35.3% of the aggregate of Disbursement Claims then paid in respect of UK Goods, EU Goods, Third Country Goods and/or UK Services, EU Services and Third Country Services under this Agreement.

(b)                                 In respect of a Disbursement Claim made pursuant to Clause 5.4(a) (Disbursement Claim) that is accurate and in compliance with all agreements between BIL and AquaVenture, the Company shall immediately following a request from the Facility Agent issue a Tested E-mail and as soon as possible thereafter despatch to the Facility Agent a copy of the Disbursement Certificate to which such Tested E-mail relates duly countersigned by the Company’s Signatory.  The Company shall advise the Facility Agent within 30 days of the submission of such a Disbursement Claim if the Facility Agent fails to request the issue of a Tested E-mail.

5.6                               Completion of Utilisation Certificates

(a)                                 A Utilisation Certificate for a Loan will not be regarded as having been duly completed unless:

(i)                                     it specifies the purpose(s) for which it will be applied and that purpose is allowed under this Agreement;

(ii)                                  it identifies the Tranche it relates to;

(iii)                               in the case of:

(A)                               the first Utilisation Claim under Tranche A, it is a Disbursement Claim in the amount of the UKEF Tranche A Finance Charge plus 15% of the UKEF Tranche B Finance Charge; and

(B)                               in case of the second Utilisation Claim under Tranche A, it is a Disbursement Claim in an amount to be agreed in advance between the Company and the Facility Agent,

(iv)                              in the case of each Disbursement Claim under Tranche A, received prior to the Starting Point of Credit, it contains an irrevocable payment instruction by the Construction Contractor (in respect of a Disbursement Claim) instructing the Facility Agent to deduct from the proceeds of that utilisation the applicable DSRA Contribution Amount (and upon receipt of such irrevocable payment instruction the Facility Agent shall transfer the relevant DSRA Contribution Amount to the Debt Service Reserve Account simultaneously with any proceeds of that utilisation being paid to the Construction Contractor).

For this purpose, DSRA Contribution Amount means, in respect of a Disbursement Claim an amount equal to:

Required DSRA Balance where

“x” is the total utilisation amount requested by the Construction Contractor in the relevant Disbursement Certificate; and

the Required DSRA Balance for the purposes of a Disbursement Claim is determined by the Facility Agent as at the Starting Point of Credit, taking into account the total utilisation amount requested by the Construction Contractor in the applicable Disbursement Claim and any previous Disbursement Claims.

(v)                                 in the case of the first Utilisation Claim under Tranche B only, it is a Disbursement Claim in the amount of the UKEF Tranche B Finance Charge;

(vi)                              in the case of any Utilisation Claim under Tranche A (other than the first and second Utilisation Claim under such Tranche), the amount of the Loan requested shall not exceed:

(A)                               USD337,875 in respect of EU Goods;

(B)                               USD4,190,608 in respect of Local Goods;

(C)                               USD10,203,574 in respect of Third Country Goods;

(D)                               Zero in respect of EU Services;

(E)                                USD1,729,538 in respect of Local Services; or

(F)                                 USD151,300 in respect of Third Country Services,

in each such case when aggregated with any previous Loans made under Tranche A;

(vii)                           in the case of any Utilisation Claim under Tranche B, the amount of the Loan requested shall not exceed:

(A)                               Zero in respect of EU Goods;

(B)                               USD3,383,236 in respect of Local Goods;

(C)                               USD2,331,703 in respect of Third Country Goods;

(D)                               Zero in respect of EU Services;

(E)                                Zero in respect of Local Services; or

(F)                                 Zero in respect of Third Country Services,

in each such case when aggregated with any previous Loans made under Tranche B;

(viii)                        the Utilisation Date is a Business Day falling within the Availability Period;

(ix)                              the request is made in accordance with the Project Budget and/or the Construction Budget;

(x)                                 (other than in respect of the first Utilisation Claim under Tranche A and Tranche B) the amount of the Loan requested is an amount equal to:

(A)                               the lower of the amount certified by the Technical Adviser in Clause 4.3(m) (Further conditions precedent) and the amount set out in the Project Budget and/or the Construction Budget for that date; plus

(B)                               any Financing Costs; plus

(C)                               any Transaction Expenses; less

(D)                               an amount equal to the balance standing to the credit of the Proceeds Account at close of business on the date of the Utilisation Claim; or

such other amount as the Facility Agent may agree;

(xi)                              the proposed currency and Term comply with this Agreement; and

(xii)                           it is identical (including with respect to amounts and other commercial terms) to the form of Utilisation Certificate which has been submitted to, and has been approved by, the Facility Agent in writing prior to the relevant Utilisation Claim being made.

(b)                                 Only one Loan may be requested in a Utilisation Certificate, and a Utilisation Claim may not be submitted less than 30 days after the date of the preceding Utilisation Claim (unless the Facility Agent otherwise agrees).

(c)                                  Only one Reimbursement Certificate may be submitted in respect of the costs set out in Clause 3.1(a)(ii) (Purpose) in the circumstances set out therein.

(d)                                 No more than one Disbursement Certificate may be submitted per month (unless the Facility Agent otherwise agrees).

(e)                                  The Company acknowledges that:

(i)                                     no Finance Party has any obligation to verify or ensure the genuineness or accuracy of any document submitted in connection with any Utilisation Claim;

(ii)                                  any Disbursement Claim made by the Construction Contractor shall be treated as a Utilisation Claim for the purposes of this Agreement, and the Company agrees that it shall not dispute any such Disbursement Claim;

(iii)                               the amounts claimed by the Construction Contractor in paragraph 2(e) of any Disbursement Certificate shall, when disbursed to the Construction Contractor, constitute a liability on the part of the Company which the Company shall have an unconditional and irrevocable obligation to repay in accordance with Clause 6 (Repayment) and all other provisions of this Agreement;

(iv)                              any payment made by the Facility Agent to the Debt Service Reserve Account in accordance with an irrevocable payment instruction of the Construction Contractor contained in a Disbursement Certificate shall constitute a Loan for the purpose of this Agreement and will reduce the Total Commitments accordingly; and

(v)                                 the amounts referred to in subparagraph (iv) above shall, when paid by the Facility Agent to the Debt Service Reserve Account, constitute a liability on the part of the Company which the Company shall have an unconditional and irrevocable obligation to repay in accordance with Clause 6 (Repayment) and all other provisions of this Agreement.

5.7                               Claims received in a currency other than US Dollars

If a Utilisation Claim is expressed in a currency other than US Dollars, the amount of such Utilisation Claim shall be converted into US Dollars at a rate being the closing mid-point of the spot buying and selling rates of exchange of that currency for US Dollars quoted by the Facility Agent on the London foreign exchange market at the close of business on the date of receipt by the Facility Agent of the relevant Utilisation Certificate.

5.8                               Amount of Loan

The amount of the proposed Loan requested in a Utilisation Certificate must not exceed the maximum undrawn amount available under the relevant Tranche and must be a minimum of USD 250,000.

5.9                               Records

The Facility Agent shall open and maintain records in accordance with its usual practices into which the Facility Agent shall promptly enter from time to time details of the aggregate amount of all

Loans made and of all repayments thereof, the aggregate amount of interest falling due and of all payments thereof and the aggregate amount of all amounts of interest and fees falling due and of all payments thereof, together with details of any other amounts payable by the Company and of all payments thereof.

5.10                        Advance of Loan

(a)                                 Subject to the provisions of this Agreement, as soon as practicable after receipt of a Utilisation Claim, the Facility Agent shall notify each Lender of the proportion of the amount of that Utilisation Claim which each Lender shall be required to advance (such proportion in the case of each Lender being equal to the proportion which the amount of its Commitment bears to the Facility) and the proposed date on which such Utilisation Claim is to be paid (the Utilisation Date) which date shall be not less than three Business Days from the date of notification by the Facility Agent.

(b)                                 The amount of each Lender’s share of the requested Loan will be its Pro Rata Share on the proposed Utilisation Date.

5.11                        Payment to Facility Agent

(a)                                 No Lender is obliged to participate in a Loan if, as a result:

(i)                                     its share in the Loans under a Tranche would exceed its Commitment under that Tranche; or

(ii)                                  the Loans would exceed the Total Commitments.

(b)                                 Each Lender shall make its Loan available to the Facility Agent by the Utilisation Date by payment in New York in freely transferable US Dollars that are available for immediate use by the Facility Agent or are “same-day funds” in the New York Clearing House Interbank Payment System (or in such other immediately available funds as may at the time of payment be customary in New York for the same-day settlement of international banking transactions in US Dollars) to such account of the Facility Agent as it may from time to time notify to the Lenders in writing.

5.12                        Payments by Facility Agent

(a)                                 In respect of a Reimbursement Claim, the Facility Agent shall as soon as practicable after the Loan is made in accordance with Clause 5.11 (Payment to Facility Agent) disburse the amounts so advanced by payment in US Dollars to the Proceeds Account in accordance with clause 3 (Proceeds Account) of the Accounts Agreement.

(b)                                 In respect of a Disbursement Claim, the Facility Agent shall as soon as practicable after the Loan is made in accordance with Clause 5.11 (Payment to Facility Agent) disburse the amounts so advanced to the Construction Contractor by payment in US Dollars to such account as the Construction Contractor may direct in the Disbursement Certificate relating to such Disbursement Claim.

(c)                                  In respect of an Interest Claim, the Facility Agent shall as soon as practicable after the Loan is made in accordance with Clause 5.11 (Payment to Facility Agent) disburse the amounts so advanced directly to the Lenders.

5.13                        Restrictions on Loans

Notwithstanding any other provision of this Clause 5:

(a)                                 no Loan in respect of a Utilisation Claim shall be made in accordance with Clauses 5.11 (Payment to Facility Agent) and 5.12 (Payments by Facility Agent) until the Business Day next following a period of five Business Days from the date of the previous Loan; and

(b)                                 if a Utilisation Claim is received which would otherwise result in a Loan being made within a period of five Business Days prior to an Interest Payment Date, no Loan shall be made in respect of such Utilisation Claim before the Business Day next following that Interest Payment Date.

6.                                      REPAYMENT

(a)                                 The Company agrees to repay each Tranche in full by repaying on each Repayment Date for that Tranche an amount equal to the percentage set opposite such Repayment Date for that Tranche in the relevant column of the table set forth in Schedule 8 (Repayment Schedule) multiplied by the Outstanding Facility amount under that Tranche.

(b)                                 The liability of the Company to pay in full any sum due under this Agreement on the due date for payment thereof is in no way conditional upon performance of the Construction Contract by the Construction Contractor nor shall such liability be affected in any way by reason of any claim which the Company may have or may consider that it has against the Construction Contractor.

(c)                                  Save where this Agreement expressly provides otherwise, all payments to be made by the Company shall be made to the Facility Agent for the account of the Lenders in accordance with their respective entitlements and shall be payable on the due date in New York in freely transferable US Dollars that are available for immediate use by the parties entitled thereto or are “same-day funds” in the New York Clearing House Interbank Payment System (or in such other immediately available funds as may at the time of payment be customary in New York for the same-day settlement of international banking transactions in US Dollars) to such account of the Facility Agent as it may from time to time notify to the Company in writing.

(d)                                 The final Repayment Instalment for a Tranche must be paid in full on the Final Maturity Date for that Tranche.

(e)                                  Repayment Instalments for any Tranche will be reduced by any prepayments or cancellations made under this Agreement.

7.                                      PREPAYMENT AND CANCELLATION

7.1                               Mandatory prepayment – illegality

(a)                                 A Lender must notify the Facility Agent and the Company promptly if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b)                                 After notification under paragraph (a) above:

(i)                                     the Company must repay or prepay that Lender’s share in each Loan on the date specified in paragraph (c) below; and

(ii)                                  the Commitments of that Lender will be immediately cancelled.

(c)                                  The date for repayment or prepayment of a Lender’s share in a Loan will be:

(i)                                     the last day of the current Term of that Loan; or

(ii)                                  if earlier, the date specified by the Lender in the notification under paragraph (a) above which must not be earlier than the last day of any applicable grace period allowed by law.

7.2                               Mandatory prepayment — UKEF Notice of Termination

(a)                                 A Lender must notify the Facility Agent and the Company promptly if the UKEF issues a Notice of Termination (as defined in the UKEF Guarantee) to the Lender under clause 3.2 of the UKEF Guarantee.

(b)                                 After notification under paragraph (a) above:

(i)                                     the Company must repay or prepay that Lender’s share in each Loan on the date specified in paragraph (c) below; and

(ii)                                  the Commitments of that Lender will be immediately cancelled.

(c)                                  The date for repayment or prepayment of a Lender’s share in a Loan will be:

(i)                                     the last day of the current Term of that Loan; or

(ii)                                  if earlier, the date specified by the Lender in the notification under paragraph (a) above.

7.3                               Mandatory prepayment — Non-Belongers Licence

(a)                                 The Company must promptly notify the Facility Agent if:

(i)                                     it or (if applicable) any other Obligor has received a notification from the Government of the Virgin Islands in respect of the Non-Belongers Licence held by it, indicating the intention of the Government of the Virgin Islands:

(A)                               to levy a penalty; or

(B)                               to forfeit the interest held under that Non-Belongers Licence; or

(C)                               to revoke that Non-Belongers Licence in any case for breach of a condition in the respective Non-Belongers Licence or otherwise; or

(D)                               to modify the terms of that Non-Belongers Licence,

except where the Non-Belongers Licence in question has been previously replaced or is being simultaneously replaced with a new licence in respect of the interest or office which is the subject matter of that Non-Belongers Licence.

(b)                                 On:

(i)                                     the earlier of the expiration of 45 days from receipt of such notification referred to in paragraph (a)(i)(A) above and the date stipulated for payment in the Grantor’s notice advising of the penalty;

(ii)                                  the receipt of such notification referred to in paragraph (a)(i)(B) above;

(iii)                               the receipt of such notification referred to in paragraph (a)(i)(C) above; or

(iv)                              the receipt of such notification referred to in paragraph (a)(i)(D) above,

whether from the relevant Obligor or otherwise, the Facility Agent must, if the Majority Lenders so require, by notice to the Company:

(A)                               cancel the Commitment; and

(B)                               declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

7.4                               Mandatory prepayment — other

(a)                                 In this Subclause, Relevant Insurance Proceeds means Insurance Proceeds (other than for business interruption, anticipated loss in revenue, third party liability and employers’ liability) that are not required or permitted under the Finance Documents to be applied in restoration, reinstatement or replacement.

(b)                                 The Company must, following the receipt of any:

(i)                                     Compensation; or

(ii)                                  Relevant Insurance Proceeds in an amount exceeding USD 5,000,000 in aggregate arising out of or in connection with any single loss,

prepay outstanding Loans in an amount equal to that receipt.

(c)                                  Any prepayment required under this Subclause as a result of the receipt by the Company of any Termination Sum will be applied against the remaining Repayment Instalments in inverse order of maturity.

(d)                                 Any prepayment under this Subclause must be made on the last day of the relevant Term in which the proceeds to be applied in prepayment are received by the Company.

7.5                               Cancellation — STP Project Works Cancellation Notice

The Tranche B Commitments will be immediately cancelled on the STP Project Works Cancellation Date.

7.6                               Mandatory prepayment — UKEF Guarantee

If the UKEF Guarantee is terminated, withdrawn, cancelled or suspended (whether in whole or in part) or otherwise ceases to be in full force and effect, the Company shall immediately, upon receipt of a notice from the Facility Agent, UKEF or any Lender, prepay the Loans in full.

7.7                               Payment into a blocked account

(a)                                 In this subclause, blocked account means an interest bearing blocked account in the name of the Company with the Facility Agent.

(b)                                 When it is established that Loans will be required to be prepaid on the last day of the current Term(s) for those Loans, the Company must ensure promptly that an amount equal to the amounts to be repaid or prepaid is deposited in the blocked account.

(c)                                  The Company irrevocably authorises the Facility Agent to apply any amount deposited with it under paragraph (b) above towards prepayment of the Loans on the last day of the relevant Term(s) or earlier if the Company so directs.

(d)                                 Amounts standing to the credit of a blocked account may only be used to repay or prepay Loans or any other amounts outstanding under the Finance Documents.

7.8                               Voluntary prepayment

Subject to the other terms of this Agreement, the Company may, by giving not less than 30 days prior notice to the Facility Agent, prepay any Loan at any time in whole or in part, provided that:

(a)                                 no Event of Default has occurred and is outstanding;

(b)                                 a prepayment of part of a Loan must be in a minimum amount of USD 250,000 and an integral multiple of USD 50,000; and

(c)                                  the amount of such prepayment must be received by the Facility Agent not less than three Business Days prior to the expiry of the relevant Term.

7.9                               Automatic cancellation

(a)                                 The Tranche A Commitments of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period for Tranche A.

(b)                                 The Tranche B Commitments of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period for Tranche B.

7.10                        Voluntary cancellation

(a)                                 Subject to the other terms of this Agreement, the Company may, by giving not less than 30 days prior notice to the Facility Agent, cancel the unutilised amount of the Commitment in whole or in part.

(b)                                 Partial cancellation of the Commitment must be in a minimum amount of USD 250,000 and an integral multiple of USD 50,000.

(c)                                  Any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.

7.11                        Right of repayment and cancellation

(a)                                 If:

(i)                                     any sum payable to any Lender by the Company is required to be increased under Clause 11.1 (Tax gross-up);

(ii)                                  any Lender claims indemnification from the Company under Clause 11.2 (Tax indemnity) or Clause 12 (Increased Costs), or

(iii)                               any FATCA Protected Lender notifies the Facility Agent of a FATCA Event pursuant to Clause 7.12 (Mandatory repayment and cancellation of FATCA Protected Lenders),

the Company may, while the circumstances giving rise to the requirement for that increase or indemnification continue or that FATCA Event continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)                                 After notification under paragraph (a) above and subject to the terms of this Agreement:

(i)                                     the Company must repay or prepay that Lender’s share in each Loan made to it on the date specified in paragraph (c) below; and

(ii)                                  the Commitments of that Lender will be immediately cancelled.

(c)                                  The date for repayment or prepayment of a Lender’s share in a Loan will be:

(i)                                     the last day of the current Term for that Loan; or

(ii)                                  if earlier, the date specified by the Company in its notification.

7.12                        Mandatory repayment and cancellation of FATCA Protected Lenders

If on the date falling six months before the earliest FATCA Application Date for any payment by a Party to a FATCA Protected Lender (or to the Facility Agent for the account of that Lender), that Lender is not a FATCA Exempt Party and, in the opinion of that Lender (acting reasonably), that Party will, as a consequence, be required to make a FATCA Deduction from a payment to that Lender (or to the Facility Agent for the account of that Lender) on or after that FATCA Application Date (a FATCA Event):

(a)                                 that Lender must, reasonably promptly after that date, notify the Facility Agent of that FATCA Event and the relevant FATCA Application Date; and

(b)                                 if, on the date falling one month before such FATCA Application Date, that FATCA Event is continuing and that Lender has not been repaid pursuant to Clause 7.11 (Right of repayment and cancellation):

(i)                                     that Lender may, at any time between one month and two weeks before such FATCA Application Date, notify the Facility Agent;

(ii)                                  upon the Facility Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(iii)                               the Company must repay that Lender’s participation in the Loans made to the Company on the last day of the Term for each Loan occurring after the Facility Agent has notified the Company or, if earlier, the last Business Day before the relevant FATCA Application Date.

7.13                        Miscellaneous provisions

(a)                                 Except where it is provided to the contrary in this Agreement, any prepayment of a Loan will be applied against the remaining Repayment Instalments in inverse order of maturity.

(b)                                 Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans.  The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(c)                                  All prepayments under this Agreement must be made with accrued interest on the amount prepaid.  No premium or penalty is payable in respect of any prepayment except for Break Costs.

(d)                                 The Facility Agent may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(e)                                  The Company may not exercise any right of prepayment or cancellation before the Actual Final Completion Date unless it has received confirmation from the Facility Agent that the Facility Agent is satisfied that, after the prepayment or cancellation, the Company will have available to it sufficient committed funding and letter of credit facilities in order for:

(i)                                     the Actual Final Completion Date to occur on or before the Scheduled Final Completion Date; and

(ii)                                  it to comply with its obligations under the Transaction Documents.

(f)                                   No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(g)                                  No amount of a Loan prepaid under this Agreement may subsequently be re-borrowed and no amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.                                      INTEREST

8.1                               Calculation of interest

The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of:

(a)                                 the applicable Margin; and

(b)                                 LIBOR.

8.2                               Payment of interest

(a)                                 Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on each Loan made to it in arrears on each Interest Payment Date.

(b)                                 Notwithstanding paragraph (a) above, any interest accrued on any Loan made within a period of 15 days prior to an Interest Payment Date shall not be payable on that Interest Payment Date but shall instead be due on the next succeeding Interest Payment Date.

8.3                               Default interest

(a)                                 If for any reason the Company fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)                                 Interest on an overdue amount is payable at a rate determined by the Facility Agent to be two per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount.  For this purpose, the Facility Agent may (acting reasonably):

(i)                                     select successive Terms of any duration of up to three months; and

(ii)                                  determine the appropriate Rate Fixing Day for that Term.

(c)                                  Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its current Term, then:

(i)                                     the first Term for that overdue amount will be the unexpired portion of that Term; and

(ii)                                  the rate of interest on the overdue amount for that first Term will be two per cent. per annum above the rate then payable on that Loan.

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)                                 Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

8.4                               Interest during Termination Sum Payment Period

(a)                                 Without prejudice to the Company’s obligations under any other provision of this Agreement, the Company must (immediately upon receipt of any notice of proposed termination of the Water Purchase Agreement) notify the Facility Agent and provide a copy of any such notice to the Facility Agent.

(b)                                 Following receipt of any notice of proposed termination of the Water Purchase Agreement (whether received from the Company or the Government of the Virgin Islands (or any party on their behalf)), the Facility Agent shall as soon as practicable notify the Company of the amount of interest which it determines will accrue on the Loans (calculated in accordance with paragraph (c) below) from and including the Termination Date to and including the date on which all Termination Sums are projected to be paid to the Company in full in accordance with the Water Purchase Agreement (the Termination Sum Payment Period).

(c)                                  Without prejudice to the Company’s obligations under any other provision of this Agreement relating to interest on overdue amounts (including without limitation the obligations under Clause 8.3 (Default interest)), the rate of interest payable on each Loan for the Termination Sum Payment Period is the percentage rate per annum equal to the aggregate of:

(i)                                     the applicable Margin; and

(ii)                                  Termination Sum LIBOR.

(d)                                 The amount of interest projected by the Facility Agent to accrue during the Termination Sum Payment Period in accordance with paragraph (c) above will be due and payable on the Termination Date.  The Company must ensure that the amount of such interest (in addition to all other amounts outstanding under the Finance Documents as at the Termination Date) is included in the invoice provided to the Government of the Virgin Islands pursuant to clause 18A.1 of the Water Purchase Agreement.

(e)                                  No failure by the Facility Agent to notify the Company of any rate of interest will relieve the Company of any of its obligations to pay such interest.

(f)                                   The receipt of any Termination Sums by the Company shall not prejudice its obligation to repay or prepay outstanding Loans and/or interest accruing thereon from time to time. Such Loans and interest shall be repaid or prepaid on the dates and in the amounts determined by the Facility Agent in accordance with the terms of this Agreement.

8.5                               Notification of rates of interest

The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.                                      TERMS

9.1                               Selection of Terms

(a)                                 Each Loan shall have successive Terms.

(b)                                 Each Term for a Loan shall commence on its Utilisation Date or (if already made) on the expiry of its preceding Term.

(c)                                  Subject to the other provisions of this Clause 9, each Term shall be:

(i)                                     prior to the expiry of the Availability Period, one month; and

(ii)                                  at all times thereafter, three months,

or such other period as the Company and the Facility Agent may agree.

(d)                                 Any Term which would otherwise extend beyond the Availability Period shall end on the last day of the Availability Period.

9.2                               Consolidation

A Term for a Loan will end on the same day as the current Term for any other Loan denominated in the same currency as that Loan.  On the last day of those Terms, those Loans will be consolidated and treated as one Loan.

9.3                               Coincidence with Repayment Instalment dates

The Company may select any Term of less than six months for a Loan (and may redesignate any Loan as two Loans) to ensure that the amount of the Loans with a Term ending on a date for repayment of a Repayment Instalment is not less than the Repayment Instalment due on that date.

9.4                               No overrunning the Final Maturity Date

If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

9.5                               Other adjustments

The Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans, but no Term in excess of six months may be agreed by the Facility Agent without the prior consent of all the Lenders which have (or will have) a share in the relevant Loan.

9.6                               Notification

The Facility Agent must notify each relevant Party of the duration of each Term promptly after ascertaining its duration.

10.                               MARKET DISRUPTION

10.1                        Failure of a Reference Bank to supply a rate

If LIBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 11 a.m. (London time) on a Rate Fixing Day, the applicable LIBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

10.2                        Market disruption

(a)                                 In this Clause, each of the following events is a market disruption event:

(i)                                     at or about noon on the Rate Fixing Day, the Screen Rate is not available (or where applicable it is not possible to calculate the Interpolated Screen Rate) and none, or (where there is more than one Reference Bank) only one, Reference Bank supplies a rate to the Facility Agent to determine LIBOR for the relevant currency and Term; or

(ii)                                  the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed thirty per cent. (30%) of that Loan that the cost to them of funding themselves from whatever source they may reasonably select is in excess of LIBOR for the relevant currency and Term.

(b)                                 The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c)                                  After notification under paragraph (a) above, the rate of interest on each Lender’s share in the affected Loan for the relevant Term will be the aggregate of the applicable:

(i)                                     Margin; and

(ii)                                  rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select.

10.3                        Alternative basis of interest or funding

(a)                                 If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

(b)                                 Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

11.                               TAXES

11.1                        Tax gross-up

(a)                                 The Company must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 If:

(i)                                     a Lender is not, or ceases to be, a Qualifying Lender; or

(ii)                                  the Company or a Lender is aware that the Company must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction),

it must promptly notify the Facility Agent.  The Facility Agent must then promptly notify the affected Parties.

(c)                                  Except as provided below, if a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 Except as provided below, the Company is not required to make an increased payment under paragraph (c) above for a Tax Deduction in respect of the tax imposed by the UK:

(i)                                     if on the date on which the payment in respect of which the Tax Deduction is required falls due, the payment could have been made to the relevant Lender without a Tax Deduction if it was, or had not ceased to be, a Qualifying Lender, but on that date that Lender is not, or has ceased to be, a Qualifying Lender; or

(ii)                                  to a Lender which is a Qualifying Lender solely because it is a UK Non-Bank Lender if:

(A)                               an officer of HM Revenue and Customs has given (and not revoked) a direction under section 931 of the ITA 2007 (as that provision has effect on the date on which the relevant Lender became a party to this Agreement) which relates to the relevant payment;

(B)                               that Lender has received from the Company a certified copy of that direction; and

(C)                               the payment could have been made to the Lender without any Tax Deduction in the absence of that direction; or

(iii)                               if that Lender is a Treaty Lender and the Company is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph (h) below.

(e)                                  Paragraph (d)(i) above will not apply if the Lender has ceased to be a Qualifying Lender by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any published practice or concession of any relevant taxing authority.

(f)                                   If the Company is required to make a Tax Deduction, it must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(g)                                  Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Company must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(h)                                 A Treaty Lender and the Company must co-operate in completing any procedural formalities necessary for the Company to obtain authorisation to make that payment without a Tax Deduction.

(i)                                     If a Lender is expressed to be a UK Non-Bank Lender when it becomes a Party as a Lender, it provides a Tax Confirmation to the Company by entering into this Agreement.

(j)                                    A UK Non-Bank Lender must promptly notify the Company and the Facility Agent of any change in the position from that set out in the Tax Confirmation.

11.2                        Tax indemnity

(a)                                 Except as provided below, the Company must indemnify a Finance Party against any loss or liability or cost which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)                                 Paragraph (a) above does not apply with respect to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)                                     that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)                                  that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party.  However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)                                  Paragraph (a) above does not apply to the extent a loss, liability or cost:

(i)                                     is compensated for by an increased payment under Clause 11.1 (Tax gross-up);

(ii)                                  would have been compensated for by an increased payment under Clause 11.1 (Tax gross-up) but was not compensated solely because one of the exclusions in that Clause applied; or

(iii)                               relates to a FATCA Deduction required to be made by a Party.

(d)                                 A Finance Party making, or intending to make, a claim under paragraph (a) above, must promptly notify the Company of the event which will give, or has given, rise to the claim.

(e)                                  A Finance Party must, on receiving a payment from the Company under this Clause 11, notify the Facility Agent.

11.3                        FATCA Deduction

(a)                                 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party is required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                                 Each Party must, promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, must notify the Company, the Facility Agent and the other Finance Parties.

11.4                        Tax Credit

If the Company makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

(a)                                 a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)                                 it has obtained, used and retained that Tax Credit,

the Finance Party must pay an amount to the Company which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-Tax position as it would have been if the Tax Payment had not been required to be made by the Company.

11.5                        Stamp taxes

The Company must pay and indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document.

11.6                        Value added taxes

(a)                                 All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is or becomes chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document and the Finance Party is required to account for the VAT, that Party must pay to the Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)                                 If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)                                     (where the Supplier is the person required to account to the relevant tax authority for the VAT), the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of such VAT.  The Recipient must (where this subparagraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)                                  (where the Recipient is the person required to account to the relevant tax authority for the VAT), the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party must also at the same time reimburse and indemnify (as the case may be) the Finance Party against all VAT incurred by the Finance Party in respect of such costs or expenses but only to the extent that the Finance Party (reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

(c)                                  Any reference in this subclause 11.6 to any Party will, at any time when that Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply, or (as appropriate) receiving the supply, under the grouping rules (as provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by a member state of the European Union).

(d)                                 If VAT is chargeable on any supply made by a Finance Party to any Party under a Finance Document and if reasonably requested by the Finance Party, the Party must promptly give the Finance Party details of its VAT registration number and any other information as is reasonably requested in connection with the Finance Party’s reporting requirements for the supply.

11.7                        FATCA information

(a)                                 Subject to paragraph (c) below, each Party must, within ten Business Days of a reasonable request by another Party:

(i)                                     confirm to that other Party whether it is:

(A)                               a FATCA Exempt Party; or

(B)                               not a FATCA Exempt Party; and

(ii)                                  supply to that other Party such forms, documentation and other information relating to its status under FATCA (including information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)                                 If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party must notify that other Party reasonably promptly.

(c)                                  A Finance Party is not obliged to do anything under paragraph (a) above which would or might in its reasonable opinion constitute a breach of:

(i)                                     any law or regulation;

(ii)                                  any fiduciary duty; or

(iii)                               any duty of confidentiality.

(d)                                 If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then if that Party failed to confirm whether it is (or remains) a FATCA Exempt Party then such Party is to be treated for the purposes of the Finance Documents (and payments made under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.                               INCREASED COSTS

12.1                        Increased Costs

Except as provided below in this Clause 12, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

(a)                                 the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or

(b)                                 compliance with any law or regulation made after the date of this Agreement.

12.2                        Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)                                 compensated for under another Clause or would have been but for an exception to that Clause;

(b)                                 attributable to a FATCA Deduction required to be made by a Party;

(c)                                  attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation; or

(d)                                 attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, a Finance Party or any of its Affiliates).

12.3                        Claims

(a)                                 A Finance Party intending to make a claim for an Increased Cost must promptly notify the Facility Agent of the circumstances giving rise to and the amount of the claim following which the Facility Agent will promptly notify the Company.

(b)                                 Each Finance Party must, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of the Increased Cost.

13.                               MITIGATION

13.1                        Mitigation

(a)                                 Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)                                     any Tax Payment or Increased Cost being payable to that Finance Party;

(ii)                                  that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

(iii)                               that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of the Company under the Finance Documents.

(c)                                  The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(d)                                 A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

13.2                        Conduct of business by a Finance Party

No term of any Finance Document will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

14.                               PAYMENTS

14.1                        Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

(a)                                 in the principal financial centre of the country of the relevant currency; or

(b)                                 in the case of euro, in the principal financial centre of a Participating Member State or London,

as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

14.2                        Funds

Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

14.3                        Currency

(a)                                 Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Subclause.

(b)                                 Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c)                                  A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d)                                 Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(e)                                  Each other amount payable under the Finance Documents is payable in US Dollars.

14.4                        Distribution

(a)                                 Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt):

(i)                                     in the case of payment for the Company, to the Proceeds Account; and

(ii)                                  in the case of a payment for a Party other than the Company, to its account with such office or bank in London or the principal financial centre of the country of the relevant currency;

(iii)                               as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.

(b)                                 The Facility Agent may apply any amount received by it for the Company in or towards payment (as soon as practicable after receipt) of any amount due from the Company under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)                                  Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it.  However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount.  If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

14.5                        Payments for the account of UKEF

All amounts received by the Facility Agent for the account of UKEF shall be paid to UKEF by the Facility Agent as soon as practicable following receipt in the manner in which UKEF shall from time to time instruct the Facility Agent in writing.

14.6                        No set-off or counterclaim

(a)                                 All payments made by the Company under the Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

(b)                                 If the Government of the Virgin Islands exercises any right of set-off, deduction or counterclaim (under law or otherwise) against the Company in respect of the payment of the Reduced Investment Value, the Investment Value or the Force Majeure Investment Value (each as defined under the Water Purchase Agreement), then the Company must pay to the Facility Agent (for the account of the Lenders) an amount in respect of such set-off, deduction or counterclaim which, when combined with the amount actually received by the Company or the Facility Agent from the Government of the Virgin Islands in respect of the Reduced Investment Value, the Investment Value or the Force Majeure Investment Value (as the case may be), would result in the Company or Facility Agent receiving from the Government of the Virgin Islands an overall amount equal to the Reduced Investment Value.

(c)                                  The Company must indemnify a Finance Party against any loss or liability or cost which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of any deduction from the Reduced Investment Value by the Government of the Virgin Islands.

14.7                        Business Days

(a)                                 If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b)                                 During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

14.8                        Partial payments

If late or partial payment is received of any amount payable under this Agreement the Company hereby waives any rights which it may have to make any appropriation thereof and the amount so received shall be applied in accordance with clause 7 of the UKEF Guarantee.

14.9                        Disruption to payment systems

(a)                                 If the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Company notifies the Facility Agent that a Disruption Event has occurred, the Facility Agent:

(i)                                     may, and must if requested by the Company, enter into discussions with the Company for a period of not more than five days with a view to agreeing any changes to the operation or administration of the Facility (changes) as the Facility Agent may decide is necessary; and

(ii)                                  is not obliged to enter into discussions with the Company in relation to any changes if, in its opinion, it is not practicable so to do and has no obligation to agree to any changes;

(iii)                               may consult with the Finance Parties in relation to any changes but is not obliged so to do if, in its opinion, it is not practicable in the circumstances; and

(iv)                              must notify the Finance Parties of any changes agreed under this Subclause.

(b)                                 Any agreement between the Facility Agent and the Company will be, (whether or not it is finally determined that a Disruption Event has occurred), binding on the Parties notwithstanding the provisions of Clause 28 (Amendments and Waivers).

(c)                                  The Facility Agent accepts the discretions given to it by this Subclause only on the basis that it will not be liable (either in contract or tort) for any damages, costs or losses of any kind which any Party may incur or sustain as a result of the Facility Agent taking or not taking any action under this Subclause.

(d)                                 If the Facility Agent makes any payment to any person in respect of a liability incurred as a result of taking or not taking any action under this Subclause, the amount of that payment is an amount in respect of which each Lender must indemnify the Facility Agent for that Lender’s Pro Rata Share of any loss or liability incurred by the Facility Agent under this Subclause (unless the Facility Agent has been reimbursed by an Obligor under a Finance Document).

(e)                                  Paragraph (d) above applies notwithstanding:

(i)                                     any other term of any Finance Document (including any term in Clause 23 (The Administrative Parties)); and

(ii)                                  irrespective of whether the payment was made as a result of actual or alleged negligence or gross negligence or wilful misconduct of the Facility Agent but so that the Facility Agent has no indemnity for claims against it which arise as a result of fraud by the Facility Agent.

14.10                 Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

15.                               REPRESENTATIONS AND WARRANTIES

15.1                        Representations and warranties

Unless otherwise specified, the representations and warranties set out in this Clause 15 are made by the Company to each Finance Party.

15.2                        Status

(a)                                 It is a limited liability company, duly incorporated and validly existing in good standing under the laws of its jurisdiction of original incorporation.

(b)                                 It has the power to own its assets and carry on its business as it is being conducted.

(c)                                  It is not a US Tax Obligor.

15.3                        Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

15.4                        Legal validity

(a)                                 Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Transaction Document to which it is a party is its legally binding, valid and enforceable obligation.

(b)                                 Each Transaction Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

15.5                        Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents do not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 its constitutional documents; or

(c)                                  any document which is binding upon it or any of its assets.

15.6                        No Default

(a)                                 No Default is outstanding or is reasonably likely to result from the entry into, or the performance of any transaction contemplated by, any Transaction Document.

(b)                                 As at the date of this Agreement, there is no outstanding breach of any term of any Transaction Document to which it is a party and no person has disputed, repudiated or disclaimed liability under any Transaction Document to which it is a party or evidence an intention to do so.

(c)                                  No other event or circumstance is outstanding which constitutes a default under any document which is binding on it or any of its assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

15.7                        Authorisations

(a)                                 All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect or will be obtained or effected and will be in full force and effect on the date they are required.

(b)                                 It is not aware of:

(i)                                     any reason why any authorisation required by it will not be obtained or effected by the time it is required;

(ii)                                  any steps to revoke or cancel any authorisation required by it; or

(iii)                               any reason why any authorisation required by it will not be renewed when it expires without the imposition of any new restriction or condition.

15.8                        No UK establishment

It has not registered a UK establishment or place of business with the Registrar of Companies under the Overseas Companies Regulations 2009 or Part 23 of the Companies Act 1985.

15.9                        Financial statements

(a)                                 The Original Financial Statements:

(i)                                     have been prepared in accordance with GAAP, consistently applied; and

(ii)                                  give a true and fair view of its financial condition (consolidated, if applicable) as at the date to which they were drawn up,

except, in each case, as disclosed to the contrary in those financial statements.

(b)                                 Its audited financial statements most recently delivered to the Facility Agent:

(i)                                     have been prepared in accordance with GAAP, consistently applied;

(ii)                                  have been audited by BDO, British Virgin Islands or any firm of international auditors acceptable to the Facility Agent; and

(iii)                               give a true and fair view of its financial condition (consolidated, if applicable) as at the date to which they were drawn up,

except, in each case, as disclosed to the contrary in those financial statements.

15.10                 Budgets and Projections

(a)                                 Each Project Budget and each Forecast and each Historic Statement (in each case whether draft or otherwise) as at its date:

(i)                                     other than in respect of any estimate, was true and accurate in all material respects;

(ii)                                  was prepared in good faith and with due care on the basis of recent historical information and, in relation to any estimate, assumptions believed by it to be reasonable;

(iii)                               was consistent with the Transaction Documents; and

(iv)                              in relation to any estimate, fairly represented the Company’s expectations in relation to the matters covered in those documents.

(b)                                 It is not aware of any information which, if disclosed, would make the current Project Budget or the current Forecast untrue or misleading in any material respect.

(c)                                  The current Project Budget specifies (at the date of delivery to the Facility Agent) all material costs and expenses incurred or to be incurred during the period to which it relates and is based on reasonable assumptions made in good faith and represents the Company’s view as to costs and expenses anticipated by it to be incurred:

(i)                                     in order to achieve the Actual Final Completion Date by the Scheduled Final Completion Date;

(ii)                                  after the Actual Final Completion Date, during the period to which it relates,

in a manner consistent with the Transaction Documents.

(d)                                 The assumptions and any estimates made by the Company and supplied to the Facility Agent for the purposes of preparing any Forecast or Historic Statement (in each case whether draft or otherwise) were determined in good faith by the Company after due and careful enquiry and represent the genuine views of the Company.

15.11                 No material adverse change

As at the date of this Agreement, there has been no material adverse change in the business, assets or financial condition of it since the date to which the Original Financial Statements were drawn up.

15.12                 Litigation

(a)                                 As at the date of this Agreement, no litigation, arbitration or administrative proceedings against it have been started, or to its knowledge, are pending or threatened against any person such that a liability or claim against it is reasonably likely to arise.

(b)                                 As at the date of this Agreement, it is not in breach of and has not breached any law or regulation.

(c)                                  No litigation, arbitration or administrative proceedings against it have been started, or to its knowledge, are pending or threatened against any person which have, or if adversely determined are reasonably likely to have, a Material Adverse Effect.

15.13                 Information

(a)                                 All information supplied by it to the Facility Agent in connection with the Finance Documents is true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)                                 No statement, representation or warranty by it under the Water Purchase Agreement proves to have been incorrect in any material respect, when made or when deemed to have been made and such failure or incorrect statement, representation or warranty does not have a material and adverse effect on its ability to perform its obligations under the Water Purchase Agreement.

(c)                                  Each expression of opinion, expectation, intention or policy was made by it after careful consideration and enquiry and is believed by it to be fair and reasonable as at the date at which it is stated to be given and can be properly supported.

(d)                                 It has not omitted to supply any information which, if disclosed, might make the information supplied untrue or misleading in any material respect.

15.14                 Stamp duties and registration fees

Except for stamp duties payable at the Inland Revenue Department of the Government of the Virgin Islands in respect of Transaction Documents, where applicable, registration fees payable at the Registry of Corporate Affairs of the Virgin Islands and, where appropriate the Land Registry of the Virgin Islands and/or the Registry of Deeds of the Virgin Islands (in each case in respect of the Security Documents, where applicable), and other than in relation to stamp or registration duties or similar Taxes required to be paid in connection the documents and acts listed in Part 2 (Outstanding Consents) of Schedule 1 (Conditions Precedent Documents), no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Transaction Document.

15.15                 Immunity

(a)                                 The entry into by it of each Transaction Document constitutes, and the exercise by it of its rights and performance of its obligations under each Transaction Document will constitute, private and commercial acts performed for private and commercial purposes.

(b)                                 It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Transaction Document.

15.16                 No adverse consequences

(a)                                 It is not necessary under the laws of its jurisdiction of incorporation:

(i)                                     in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)                                  by reason of the entry into of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation; and

(b)                                 no Finance Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the entry into, performance and/or enforcement of any Finance Document.

15.17                 Jurisdiction/governing law

(a)                                 Its:

(i)                                     irrevocable submission under the Transaction Documents to the jurisdiction of the courts of England;

(ii)                                  agreement that:

(A)                               this Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law; and

(B)                               the other Finance Documents are governed by the laws of England or the Virgin Islands (as specified in the relevant Finance Document);

(iii)                               agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation.

(b)                                 Any judgment obtained in England or the Virgin Islands, as the case may be, will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

15.18                 Compliance with environmental and other laws

(a)                                 It is in compliance in all material respects with all Applicable Laws of the Virgin Islands to the extent that such compliance is required under the provisions of such Applicable Law at the time of making the representation.

(b)                                 The Project is in compliance in all material respects with the requirements of:

(i)                                     the Construction Environmental Management Plan;

(ii)                                  the Desalination Plant Operations Environmental Management Plan (once it has been finalised pursuant to Clause 17.21(c) (Operations Environmental Management Plans) or 17.21(d) (Operations Environmental Management Plans));

(iii)                               the STP Operations Environmental Management Plan (once it has been finalised pursuant to Clause 17.21(c) (Operations Environmental Management Plans) or 17.21(d) (Operations Environmental Management Plans));

(iv)                              the Stakeholder Engagement Plan;

(v)                                 any Remedial Action Plans; and

(vi)                              any Additional Required Documents,

in each case, to the extent that such compliance is required at the time of making the representation.

(c)                                  There have been no Environmental Claims prior to the date of this Agreement that are continuing as at the date of this Agreement, and neither the Company nor any Equity Party is aware, having made all reasonable enquiries, of any threatened material Environmental Claim, with the exception, in either case of any proceedings which are frivolous or vexatious and which the Company reasonably believes will be discharged, stayed or dismissed within 60 days of commencement.

15.19                 Taxes

(a)                                 As at the date of this Agreement, all amounts payable by it under the Finance Documents may be made without any Tax Deduction (on the assumption that the Lender is a Qualifying Lender).

(b)                                 No claims or investigations are being, or as far as it is aware (after due and careful enquiry), might reasonably be expected to be, asserted against it with respect to Taxes such that a liability or claim against it of USD200,000 or more is reasonably likely to arise.

(c)                                  All Tax reports and returns required to be filed by or on behalf of it have been filed.

(d)                                 All Taxes and stamp duties required to be paid by or on behalf of it have been paid within the applicable time limit.

(e)                                  It is not and has never been a member of any group for the purposes of the Value Added Tax Act 1994 (a VAT Group).

(f)                                   All value added tax due from any VAT Group to which it belongs has been paid in full.

15.20                 Financial Indebtedness

No Group Company has any Financial Indebtedness outstanding other than as permitted by this Agreement.

15.21                 Ownership of assets

As at the date of this Agreement, it, where applicable and relevant, has:

(a)                                 good title to, or freedom to use under any Applicable Laws, the Site and any other assets (including intellectual property rights) necessary, customary or desirable to implement the Project in accordance with the Transaction Documents;

(b)                                 good and marketable title to all the assets reflected in its latest audited financial statements; and

(c)                                  access to:

(i)                                     the Site;

(ii)                                  any buildings or fixtures on the Site; and

(iii)                               all easements, wayleaves and other rights necessary, customary or desirable in order to implement the Project in accordance with the Transaction Documents,

in each case free from Security Interests (other than any Security Interests allowed under this Agreement), restrictions and onerous covenants.

15.22                 No other asset or business

(a)                                 It has no liability in relation to, and no interest in, any property or asset except any liability, property or asset held in accordance with or expressly permitted by any Transaction Document and is not party to any material agreement or contract other than the Transaction Documents, except to the extent disclosed in writing to the Facility Agent on or before the date of this Agreement or as expressly permitted under the Finance Documents.

(b)                                 It is a special purpose vehicle and has not conducted, and is not presently conducting, any business except that expressly contemplated by, or ancillary to, any Transaction Document.

(c)                                  It has no Subsidiaries and does not legally or beneficially own the whole or any part of the issued share capital, or any other interest in the share capital, of any other company or corporation.

15.23                 Project Documents

As at the date of this Agreement:

(a)                                 each copy of a Project Document delivered to the Facility Agent under this Agreement is true and complete;

(b)                                 there is no other agreement in connection with, or arrangements which amend, supplement or affect any Project Document;

(c)                                  there is no dispute in connection with any Project Document;

(d)                                 the Effective Date (as such term is defined in the Water Purchase Agreement) has occurred and is not subject to any conditions, other than those waived by the Facility Agent prior to the date of this Agreement; and

(e)                                  except as disclosed to the Facility Agent in writing before the date of this Agreement, it is not a party to any agreement other than the Transaction Documents.

15.24                 Ownership

(a)                                 No person has any right to call for the issue or transfer of any share capital or loan stock in the Company other than in accordance with the Equity Documents or the Security Documents.

(b)                                 The shares in the capital of the Company are fully paid.

(c)                                  Except as expressly contemplated by the Transaction Documents, no Group Company has traded or carried on any business since the date of its incorporation.

(d)                                 Subject to the Security Documents:

(i)                                     AquaVenture is the legal and beneficial owner of all of the share capital of NewCo; and

(ii)                                  NewCo is the legal and beneficial owner of all of the share capital of the Company,

and in each case there exists no other shareholder in, or Holding Company of, NewCo or the Company (as the case may be).

15.25                 Ranking of security

Each Security Document creates first priority Security Interests of the type described, over the assets referred to, in that Security Document and those assets are not subject to any prior or pari passu Security Interest.

15.26                 Legal opinions

(a)                                 The information supplied by it or on its behalf to lawyers who prepared any legal opinion for the purpose of that legal opinion was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)                                 The information referred to in paragraph (a) above was at the date it was expressed to be given complete and did not omit any information which, if disclosed would make that information untrue or misleading in any material respect.

(c)                                  As at the first Utilisation Date, nothing has occurred since the date of any information referred to in paragraph (a) above which, if disclosed, would make that information untrue or misleading in any material respect.

15.27                 No funds of Illicit Origin

(a)                                 To the extent applicable to each Obligor:

(i)                                     no payments made by an Obligor in respect of the Project or a Project Document have been funded out of funds of Illicit Origin, and none of the sources or funds to be used by any Obligor in connection with the Project or a Project Document or its business are of Illicit Origin;

(ii)                                  none of the Loans will be used to finance equipment or sectors under embargo decisions of the United Nations, the World Bank, the European Union or any member state of the European Union; and

(iii)                               the operations of each Obligor are not and have not been conducted at all times in compliance with all money laundering laws and all applicable financial record keeping and reporting requirements, rules, regulations and guidelines applicable to that Obligor and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving that Obligor with respect to money laundering laws is pending and, to the best of its knowledge, no such suits or proceedings are threatened or contemplated.

(b)                                 No Obligor, nor any of its Subsidiaries or directors, is either:

(i)                                     listed, or is owned or controlled, directly or indirectly, by any person which is listed, on an SDN List;

(ii)                                  located, organised or resident in a country which is the subject of sanctions by any Authority; or

(iii)                               a governmental agency, authority, or body or state-owned enterprise of any country which is the subject of sanctions by any Authority.

15.28                 Anti-corruption

(a)                                 No Prohibited Payment has been made or provided, directly or indirectly, by (or on behalf of) any Obligor or any of its Affiliates, its or its Affiliates’ officers, directors or any other person acting on its or its Affiliates’ behalf to, or for the benefit of, any relevant authority (or any official, officer, director, agent or key employee of, or other person with management responsibilities in, any relevant authority) in connection with the Project and/or any Project Document.

(b)                                 In this Clause, Prohibited Payment means:

(i)                                     any offer, gift, payment, promise to pay, commission, fee, loan, or other consideration which would constitute bribery or an improper gift or payment under, or a breach of, any applicable law; and

(ii)                                  any offer, gift, payment, promise to pay, commission, fee, loan or other consideration which would or might constitute bribery within the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions of 17 December 1997, the Foreign Corrupt Practices Act (15 USC 78dd-1 et seq.), or the United Kingdom Bribery Act 2011 (in each case, only to the extent applicable to a company incorporated outside the US or the United Kingdom, as applicable).

(c)                                  Each Obligor must ensure that none of the proceeds of any Loan will, directly or indirectly, be used or paid for the purposes of any transaction related to either:

(i)                                     any person which is listed on an SDN List, or is owned or controlled, directly or indirectly, by any person listed on an SDN List; or

(ii)                                  any country which is the subject of sanctions by any Authority.

(d)                                 The Company shall ensure that no Obligor shall engage in any conduct which might reasonably be expected to cause it to become a subject of sanctions by any Authority.

15.29                 Construction Contract

(a)                                 The Construction Contract is legal, valid, binding and in full force and effect, and has not been terminated or varied and the moneys payable thereunder are payable in full (without set-off).  Except as disclosed to the Facility Agent, there are no written or oral agreements or waivers between the Company and any counterparty to the Construction Contract which supersede or alter the terms of the Construction Contract.  There are (to its best of knowledge and belief) no circumstances which entitle any counterparty to the Construction Contract to terminate the Construction Contract.

(b)                                 The Company is not in breach of the Construction Contract, and no claims have been brought against the Company under the Construction Contract.

(c)                                  No applicable law is or will be violated by the Construction Contract or the performance by any party of its obligations thereunder.

(d)                                 There has not been any Construction Contract Event.

15.30                 Times for making representations and warranties

(a)                                 The representations and warranties set out in this Clause 15 are made by it on the date of this Agreement.

(b)                                 Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty is deemed to be repeated by it on the date of each Utilisation Claim and the first day of each Term.

(c)                                  When a representation and warranty in Clause 15.6 (No Default) is repeated on the first day of a Term for a Loan (other than the first Term for that Loan), the reference to a Default will be construed as a reference to an Event of Default.

(d)                                 When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

16.                               INFORMATION COVENANTS

16.1                        Financial statements

(a)                                 The Company must supply (or in the case of (i) BIL as Construction Contractor or O&M Contractor (as the case may be) and (ii) any person as O&M Contractor that is not an Affiliate of the Company, the Company must use all reasonable endeavours to supply) to the Facility Agent in sufficient copies for all the Lenders:

(i)                                     the audited consolidated financial statements of the direct or indirect Holding Company of the AquaVenture Parent Co for each of its financial years;

(ii)                                  the unaudited consolidating financial statements of the direct or indirect Holding Company of the AquaVenture Parent Co for each of its financial years;

(iii)                               the audited financial statements of BIL for each of its financial years until (i) it is no longer the O&M Contractor; and (ii) there is no outstanding obligation under the Construction Contract;

(iv)                              the unaudited financial statements (which may use the materiality standard utilised in preparing the audited financial statements referred to in Clause 16.1(a)(i) above) of AquaVenture for each of its financial years for so long as it is the O&M Contractor;

(v)                                 to the extent that the O&M Contractor is not (i) BIL or (ii) AquaVenture, the audited financial statements of the O&M Contractor for each of its financial years;

(vi)                              in the case of the Company and the AquaVenture Parent Co, its unaudited quarterly financial statements; and

(vii)                           in the case of the Company, its unaudited interim financial statements.

(b)                                 All financial statements must be supplied as soon as they are available and:

(i)                                     in the case of the audited and unaudited annual financial statements, within 270 days; and

(ii)                                  in the case of the unaudited quarterly financial statements, within 60 days,

of the end of the relevant financial period.

(c)                                  The Company must supply to the Facility Agent a cash flow statement for the three month period ending on the date falling three months before a Scheduled Calculation Date.

16.2                        Form of financial statements

(a)                                 The Company must ensure (or in the case of the BIL as Construction Contractor or O&M Contractor (as the case may be), the Company must use all reasonable endeavours to ensure) that each set of financial statements supplied under this Agreement:

(i)                                     includes income statements, balance sheets and cash flow statements; and

(ii)                                  gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(b)                                 Each set of annual or quarterly financial statements delivered pursuant Clause 16.1 (Financial statements) in respect of (i) AquaVenture and (ii) the AquaVenture Parent Co shall be certified by a director of the relevant company as having been prepared by management and, to the best of management’s knowledge and belief, being fairly stated in all material respects in accordance with United States GAAP as at the date of those financial statements.

(c)                                  The Company must notify the Facility Agent of any change to the manner in which its audited financial statements are prepared.

(d)                                 If requested by the Facility Agent, the Company must supply to the Facility Agent:

(i)                                     a full description of any change notified under paragraph (b) above; and

(ii)                                  sufficient information, in such detail and format as may reasonably be required by the Facility Agent, to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited (consolidated, if applicable) financial statements delivered to the Facility Agent under this Agreement.

(e)                                  If requested by the Facility Agent, the Company must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Finance Parties in the same position as they would have been in if the change had not happened.

(f)                                   If no agreement is reached under paragraph (e) above on the required amendments to this Agreement, the Company must ensure that its auditors certify those amendments; the certificate of the auditors will be, in the absence of manifest error, binding on all the Parties.

16.3                        Compliance Certificate

(a)                                 The Company must supply to the Facility Agent a Compliance Certificate along with the delivery of each draft Historic Statement and draft Forecast.

(b)                                 A Compliance Certificate must be signed by two authorised signatories of the Company and, in the case of a Compliance Certificate supplied with its annual audited (consolidated, if applicable) financial statements, the Company’s auditors.

16.4                        Construction period

(a)                                 The Company must supply to the Facility Agent in sufficient copies for all the Lenders if the Facility Agent so requests monthly progress reports in relation to the construction of the Project in a form acceptable to the Facility Agent.  This information must be supplied by the Company as soon as it is available and in any event within ten days of the end of the relevant period.

(b)                                 The Company must, during the period commencing on the first Utilisation Date and ending on the Actual Final Completion Date, supply to the Facility Agent monthly management accounts in a form satisfactory to the Facility Agent as soon as it is available and in any event within 30 days of the end of the relevant month.

(c)                                  The Company must promptly supply to the Facility Agent:

(i)                                     any documents or any other information provided in accordance with the requirements under the Construction Contract and the Operation and Maintenance Agreement, and any information provided or received under the Lease or the Water Purchase Agreement; and

(ii)                                  copies of all other material documents and other material communications and information given or received by it which evidence that a Construction Contract Event has occurred;

(iii)                               before the Actual Final Completion Date, monthly progress reports prepared by the Technical Adviser covering any matters that the Facility Agent or UKEF may, after consultation with the Company, reasonably request;

(d)                                 The Company must promptly notify the Facility Agent of:

(i)                                     any breach (or attempted breach) of Site or Project safety or security which has or is reasonably likely to have a Material Adverse Effect;

(ii)                                  any material claim it may have under any indemnity or provision for liquidated damages under the Construction Contract;

(iii)                               any change of work which the Company wishes to request or agree to or which is mandatory under the Construction Contract and which is likely to increase the Contract Price (as defined in the Construction Contract) or extend the Scheduled Desalination Completion Date or Scheduled STP Completion Date; and

(iv)                              any actual or proposed change in the work programme under the Construction Contract and any other event which may delay the Actual Desalination Completion Date or the Actual STP Completion Date.

16.5                        Operating period

(a)                                 The Company must supply to the Facility Agent in sufficient copies for all the Lenders if the Facility Agent so requests:

(i)                                     an operating report for each half-year in a form acceptable to the Facility Agent;

(ii)                                  a cashflow statement for each half-year showing performance against budget, in a form acceptable to the Facility Agent;

(iii)                               a draft Operating Budget for each of its financial years; and

(iv)                              a copy of any material information, communication and documentation, provided to or by the O&M Contractor and the Construction Contractor in relation to the Project.

(b)                                 The information referred to in paragraph (a) above must be supplied by the Company as soon as it is available and

(i)                                     in the case of each operating report and cashflow statement, within 30 days of the end of the relevant period to which such operating report or cashflow statement relates; and

(ii)                                  in the case of each draft Operating Budget, 15 days before the start of the relevant period to which the Operating Budget relates.

(c)                                  The Facility Agent must, within 15 days of receipt of any draft Operating Budget, notify the Company whether or not it is approved for the purposes of this Agreement.

(d)                                 If requested by the Facility Agent, the Company must enter into discussions for as long as is necessary with a view to agreeing any draft Operating Budget and until agreement is reached the previous Operating Budget will continue to apply.

(e)                                  If a draft Operating Budget is approved by the Facility Agent, it will then be the Operating Budget for the relevant period under this Agreement.

16.6                        Water Purchase Agreement

(a)                                 The Company must promptly notify the Facility Agent if any of the following events occurs under or in relation to the Water Purchase Agreement:

(i)                                     any event which may entitle the Grantor to terminate or suspend the Company’s rights under the Water Purchase Agreement;

(ii)                                  any actual, proposed or threatened deduction from, or suspension of, payments to be made by the Grantor;

(iii)                               any delay by the Grantor in complying with its payment obligations under the Water Purchase Agreement;

(iv)                              any actual, proposed or threatened refusal by the Grantor to issue a completion or similar certificate relating to progress of the Project Works;

(v)                                 any notice of default or termination (including but not limited to a Termination Notice (as defined under the Water Purchase Agreement)) given by the Grantor or the Company under the Water Purchase Agreement;

(vi)                              any Temporary Warning Order (as defined under the Water Purchase Agreement) issued by the Grantor;

(vii)                           any notice of a Delay Event (as defined under the Water Purchase Agreement) given in accordance with clause 19 of the Water Purchase Agreement;

(viii)                        any notice of Relief Event (including any Governmental Occurrence) (each as defined under the Water Purchase Agreement) given in accordance with clause 20 of the Water Purchase Agreement;

(ix)                              any actual, proposed or threatened exercise or purported exercise by the Grantor of any step-in rights;

(x)                                 the satisfaction of any conditions to commencement or takeover of the Project Works;

(xi)                              the issue of any certificate necessary for the Project;

(xii)                           any actual or proposed change to the specification of the Project or to the Company’s core construction or operating requirements requested or required by the Grantor;

(xiii)                        the payment of any Compensation, including (without limitation) any claim for increased costs made pursuant to clause 13 (Changes in Costs) of the Water Purchase Agreement; or

(xiv)                       any proposed transfer of the Grantor’s rights and obligations under the Water Purchase Agreement.

(b)                                 The Company must supply the Facility Agent with any further information and copy documentation in connection with any event mentioned in paragraph (a) above as the Facility Agent may reasonably require.

16.7                        Information — miscellaneous

The Company must supply to the Facility Agent (in sufficient copies for all the Lenders if the Facility Agent so requests):

(a)                                 copies of all documents despatched by it to its respective board of directors, its respective creditors generally or any class of them at the same time as they are despatched;

(b)                                 before the Actual Final Completion Date, monthly progress reports prepared by the Technical Adviser covering any matters that the Facility Agent or UKEF may, after consultation with the Company, reasonably request;

(c)                                  promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings against any Group Company which are current, threatened or pending;

(d)                                 a copy of the current Operating Budget, as approved by the board of directors of the Company, before the beginning of each financial year;

(e)                                  lists of its shareholders and option holders as at the end of the financial year showing the shareholding of each;

(f)                                   promptly upon becoming aware of them, any material changes to its share or charter capital, or organisation and legal form and management structure;

(g)                                  (or, in the case of information relating to BIL, the Company must use all reasonable endeavours to supply) promptly on request, such further information regarding the financial condition business and operations of any Principal Project Party (other than the Grantor and the Crown) as any Finance Party through the Facility Agent may reasonably request;

(h)                                 as soon as they are available, copies of all material documents and other material communications and information given or received by it under any Project Document or in relation to the Project Works;

(i)                                     promptly on becoming aware of them, details of any event or circumstance which is or may be a Force Majeure Event;

(j)                                    promptly upon becoming aware of them, details of any event which has or may have a Material Adverse Effect;

(k)                                 promptly on becoming aware of them, details of any claim made under any Insurance where the claim is for a sum in excess of USD 50,000 (before deductibles) or where the amount of the claim when aggregated with all other amounts claimed under any Insurance during the previous six months exceeds USD 50,000;

(l)                                     as soon as they are available, copies of any notice of default, termination, dispute or material claim made against it under a Project Document or affecting the Project Facilities which have or may have a Material Adverse Effect together with details of any action it proposes to take in relation to the same;

(m)                             promptly on becoming aware of them, any proposal for an amendment or waiver of a Project Document;

(n)                                 promptly on becoming aware of them, details of any damage to or destruction of any assets comprised in the Project or the Project Facilities where the cost of repair or re-instatement is likely to exceed USD 50,000;

(o)                                 promptly, details of any actual or anticipated expenditure likely to result in the budgeted cost for a line-item in any Project Budget being exceeded;

(p)                                 copies of all Transaction Authorisations obtained by it; and

(q)                                 promptly on becoming aware of them details of any action by any protestor or trespasser in respect of the Project together with details of any action it proposes to take in relation to the same.

16.8                        Notification of Default

(a)                                 Unless the Facility Agent has already been so notified by any Obligor, the Company must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)                                 Promptly on request by the Facility Agent, the Company or any other relevant Obligor must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

16.9                        Forecast Funding Shortfall

The Company must on each date that it delivers a Reimbursement Claim or the Construction Contractor delivers a Disbursement Claim, deliver to the Facility Agent a calculation, signed off by the Technical Adviser, showing in reasonable detail whether it believes there is a Forecast Funding Shortfall existing at the time and if there is, any steps, if any, being taken to remedy it.

16.10                 Year end

The Company must not change its financial year end.

16.11                 Customer due diligence requirements

The Company must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence in relation to itself which is reasonably requested by that Finance Party (whether for itself, or on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable customer due diligence requirements.

17.                               GENERAL COVENANTS

17.1                        Authorisations

The Company must promptly:

(a)                                 obtain, maintain and comply with the terms; and

(b)                                 supply certified copies to the Facility Agent,

of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Transaction Document.

17.2                        Compliance with laws

The Company must comply in all respects with all laws to which it is subject and all regulations applicable to it.

17.3                        Pari passu ranking

The Company must ensure that any unsecured and unsubordinated claims against it under the Finance Documents at all times rank at least pari passu with the claims of all its other present and future unsecured and unsubordinated creditors, except those creditors whose claims are mandatorily preferred by law applying to companies generally.

17.4                        Negative pledge

(a)                                 Except as provided below, the Company must not create or allow to exist any Security Interest on any of its assets.

(b)                                 The Company must not:

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by it or any of its related entities;

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                              enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                  Paragraphs (a) and (b) above do not apply to:

(i)                                     any Security Interest constituted by the Security Documents; and

(ii)                                  any lien arising by operation of law and in the ordinary course of trading.

17.5                        Disposals

(a)                                 Except as provided below, the Company must not, either in a single transaction or in a series of transactions and whether related or not and whether voluntarily or involuntarily, dispose of all or any part of its assets.

(b)                                 Paragraph (a) above does not apply to (i) any disposal made in the ordinary course of trading of the disposing entity or (ii) any disposal arising from a Distribution permitted pursuant to Clause 18.2 (Distributions).

17.6                        Financial Indebtedness

The Company must not incur or permit to be outstanding any Financial Indebtedness, other than any Financial Indebtedness outstanding under a Finance Document or any Permitted Intra-Obligor Investment or any Financial Indebtedness approved by the Majority Lenders.

17.7                        Change of business

The Company must ensure that no change is made to the general nature of its business from that carried on at the date of this Agreement.

17.8                        Mergers

The Company must not enter into any amalgamation, demerger, merger or reconstruction.

17.9                        Acquisitions

(a)                                 Except as provided below, the Company shall not make any acquisition or investment.

(b)                                 Paragraph (a) above does not apply to Authorised Investments under and as defined in the Accounts Agreement.

17.10                 Joint Ventures

The Company shall not:

(a)                                 enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)                                 transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

17.11                 Preservation of assets

The Company shall maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

17.12                 Financial assistance

The Company shall comply in all respects with sections 678 and 679 of the Companies Act 2006 and any equivalent legislation in other jurisdictions including in relation to the execution of the Security Documents and payment of amounts due under this Agreement.

17.13                 Intra-Obligor payments

Except as disclosed to and approved by the Facility Agent (whether specifically or by forming part of the Transaction Documents) before the date of this Agreement, and other than any such payments permitted to be made in accordance with the Finance Documents, the Company must not, without the Facility Agent’s prior written consent:

(a)                                 pay any amounts in respect of intra-Obligor investments which may exist at the date of this Agreement or which may arise in the future to any other Obligor; or

(b)                                 pay any interest or any other amounts payable in connection with the any of the payments referred to in paragraph (a) above.

17.14                 Environmental compliance

(a)                                 The Company must at all times comply with and ensure that the Project complies, in all material respects, with the requirements of:

(i)                                     the Construction Environmental Management Plan;

(ii)                                  the Desalination Plant Operations Environmental Management Plan (once it has been finalised pursuant to Clause 17.21(c) (Operations Environmental Management Plans) or 17.21(d) (Operations Environmental Management Plans));

(iii)                               the STP Operations Environmental Management Plan (once it has been finalised pursuant to Clause 17.21(c) (Operations Environmental Management Plans) or 17.21(d) (Operations Environmental Management Plans));

(iv)                              the Stakeholder Engagement Plan;

(v)                                 any Remedial Action Plans; and

(vi)                              any Additional Required Documents.

(b)                                 on each occasion that the Company is in breach of the undertakings set out in paragraph (a) above:

(i)                                     as soon as possible and in any event within three days of the Company becoming aware of such breach, the Company shall notify the Facility Agent of the breach and within 21 days of the Company or any Equity Party becoming aware of the occurrence of such breach, provide the Facility Agent with full written details of the breach and of the remedial action which the Company or the Equity Party has taken, is taking or proposes to take in order to remedy that breach;

(ii)                                  as soon as is reasonably practicable following the relevant breach, implement such remedial action diligently;

(iii)                               provide the Facility Agent with periodic reports with such frequency as may from time to time be agreed between the Company and the Facility Agent on the progress of such remedial action; and

(iv)                              provide to the Facility Agent in the reports referred to in Clause 17.23 (Project Reporting and Monitoring) full written details of the relevant breach and of the remedial action which the Company or the Equity Party has taken, is taking, or proposes to take in order to remedy the breach.

17.15                 Environmental Claims and notices

(a)                                 The Company shall promptly and in any event, within three days upon becoming aware of its occurrence, notify the Facility Agent of:

(i)                                     any notice relating to the Project given to the Company or any Equity Party pursuant to any Environmental Law or Environmental Standards;

(ii)                                  any Environmental Claim relating to the Project,

and within 10 days of the Company or any Equity Party becoming aware of the above, provide the Facility Agent with full written details in respect of the same.

(b)                                 The Company shall take, or procure the taking of, any action which may reasonably be required by the Facility Agent in order to contest, settle or resolve each Environmental Claim.

17.16                 Significant Environmental Incidents

If a Significant Environmental Incident occurs:

(a)                                 as soon as possible, but in any event within three days of the Company becoming aware of the occurrence of such Significant Environmental Incident, the Company shall notify the Facility Agent of such Significant Environmental Incident and within ten days of the Company or any Equity Party becoming aware of the occurrence of such Significant Environmental Incident, the Company shall provide full written details of the Significant Environmental Incident to the Facility Agent; and

(b)                                 within 30 days of the occurrence of such Significant Environmental Incident, the Company shall submit to the Facility Agent for approval a draft action plan setting out the remedial action that is to be taken in accordance with the process set out in Clause 17.19 (Remedial Action Plans).

17.17                 Material Environmental Incidents

If a Material Environmental Incident occurs:

(a)                                 as soon as possible, but in any event within ten days of becoming aware of the occurrence of such Material Environmental Incident, the Company shall notify the Facility Agent and provide full written details of such Material Environmental Incident to the Facility Agent; and

(b)                                 within 30 days of the occurrence of such Material Environmental Incident, the Company shall submit to the Facility Agent for approval a draft action plan setting out the remedial action that is to be taken in accordance with the process set out in Clause 17.19.

17.18                 Environmental Incidents

Notwithstanding Clauses 17.16 (Significant Environmental Incidents) and 17.17 (Material Environmental Incidents), the Company shall, as soon as reasonably practicable, take all such action and do all things necessary to address the impact of any Environmental Incident if one occurs.

17.19                 Remedial Action Plans

(a)                                 Upon receiving a Draft Remedial Action Plan pursuant to Clauses 17.16 (Significant Environmental Incidents) and 17.17 (Material Environmental Incidents), the Facility Agent shall indicate in writing within seven days whether or not the Draft Remedial Action Plan is approved.

(b)                                 If the Facility Agent does not approve a Draft Remedial Action Plan, the Facility Agent shall indicate to the Company the areas in which it considers the Draft Remedial Action Plan to be deficient and the period within which a revised Draft Remedial Action Plan must be re-submitted to the Facility Agent for approval. In revising the Draft Remedial Action Plan, the Company shall consult with and incorporate in full any comments of the Facility Agent. The revised Draft Remedial Action Plan shall be revised and re-submitted to the Facility Agent in this manner until such time as it is approved by the Facility Agent.

(c)                                  Every three months from the date on which a Remedial Action Plan is approved by the Facility Agent, the Company shall provide to the Facility Agent a written progress report or the implementation of the Remedial Action Plan, in form and substance satisfactory to the Facility Agent, and shall provide a final report on completion of the Remedial Action Plan. At any time during its implementation, a Remedial Action Plan may, with the prior written approval of the Facility Agent, be amended for the purpose of achieving its objectives.

17.20                 Additional Required Documents

The Company shall provide, in form and substance satisfactory to the Facility Agent, all additional documents required by the Facility Agent in respect of any matters relating to the Environment.

17.21                 Operations Environmental Management Plans

(a)                                 The Company shall provide to the Facility Agent for approval, in accordance with the process set out in this Clause 17.21, a draft plan regarding the management of matters relating to the Environment during the operations phase of:

(i)                                     the part of the Project relating to the Desalination Facilities, at least two months prior to the anticipated Actual Desalination Completion Date (the Draft Desalination Plant Operations Environmental Management Plan); and

(ii)                                  the part of the Project relating to the STP, at least two  months prior to the Actual STP Completion Date (the Draft STP Operations Environmental Management Plan).

(b)                                 The Facility Agent shall notify the Company whether the relevant Operations Environmental Management Plan has been approved or rejected by it within one month of receipt of the

Draft Desalination Plant Operations Environmental Management Plan or the Draft STP Operations Environmental Management Plan (as the case may be).

(c)                                  If the Draft Desalination Plant Operations Environmental Management Plan or the Draft STP Operations Environmental Management Plan are approved then they shall be adopted by the Company as the Desalination Plant Operations Environmental Management Plan or the STP Operations Environmental Management Plan (as the case may be).

(d)                                 If the Draft Desalination Plant Operations Environmental Management Plan or the Draft STP Operations Environmental Management Plan are not approved, the Facility Agent shall indicate to the Company in writing in which areas the relevant plan fails to comply with its requirements and the period within which a Draft Desalination Plant Operations Environmental Management Plan or Draft STP Operations Environmental Management Plan (as the case may be) must be re-submitted to the Facility Agent for approval. The Company shall consult with and incorporate in full any comments of the Facility Agent in revising the Draft Desalination Plant Operations Environmental Management Plan or the Draft STP Operations Environmental Management Plan. The revised Draft Desalination Plant Operations Environmental Management Plan or the Draft STP Operations Environmental Management Plan shall be revised and re-submitted to the Facility Agent in this manner until such time as it is approved by the Facility Agent.

17.22                 Amendments to the Construction Environmental Management Plan, Desalination Plant Operations Environmental Management Plan or STP Operations Environmental Management Plans

No material amendments (or amendments which in aggregate become material) shall be made by the Company or any other person to the Construction Environmental Management Plan, the Desalination Plant Operations Environmental Management Plan, the STP Operations Environmental Management Plan, the Stakeholder Engagement Plan or any Remedial Action Plan without the prior written approval of the Facility Agent.

17.23                 Project Reporting and Monitoring

(a)                                 During the construction phase of the Project, the Company shall provide to the Facility Agent a report, in form and substance satisfactory to the Facility Agent, on a quarterly basis from the date of this Agreement, detailing:

(i)                                     the Project’s compliance with all applicable Environmental Laws and Environmental Standards; and

(ii)                                  the Project’s compliance, and any amendments that the Company wishes to make to:

(A)                               the Construction Environmental Management Plan;

(B)                               the Desalination Plant Operations Environmental Management Plan (once it has been finalised pursuant to Clause 17.21(c) (Operations Environmental Management Plans) or 17.21(d) (Operations Environmental Management Plans));

(C)                               the STP Operations Environmental Management Plan (once it has been finalised pursuant to Clause 17.21(c) (Operations Environmental Management Plans) or 17.21(d) (Operations Environmental Management Plans));

(D)                               the Stakeholder Engagement Plan;

(E)                                any Remedial Action Plans; and

(F)                                 any Additional Required Documents.

(b)                                 During the operations phase of each of (A) the part of Project relating to the Desalination Facilities and (B) the part of Project relating to the STP, the Company shall provide to the Facility Agent a report, in form and substance acceptable to the Facility Agent, on or before each anniversary of the date of this Agreement, detailing:

(i)                                     the Project’s compliance with all applicable Environmental Laws and Environmental Standards; and

(ii)                                  the Project’s compliance with, and any amendment(s) that the Company wishes to make to:

(A)                               the Construction Environmental Management Plan;

(B)                               the Desalination Plant Operations Environmental Management Plan (once it has been finalised pursuant to Clause 17.21(c) (Operations Environmental Management Plans) or 17.21(d) (Operations Environmental Management Plans));

(C)                               the STP Operations Environmental Management Plan (once it has been finalised pursuant to Clause 17.21(c) (Operations Environmental Management Plans) or 17.21(d) (Operations Environmental Management Plans));

(D)                               the Stakeholder Engagement Plan;

(E)                                any Remedial Action Plans; and

(F)                                 any Additional Required Documents.

(c)                              Without prejudice to paragraph (g) below the Company shall, at the written request of the Facility Agent and at the cost of the Company, promptly arrange for a site visit to the Project by any persons nominated by the Facility Agent (Nominated Representatives) for the purpose of:

(i)                                     monitoring the implementation of:

(A)                               the Construction Environmental Management Plan;

(B)                               the Desalination Plant Operations Environmental Management Plan (once it has been finalised pursuant to Clause 17.21(c) (Operations Environmental Management Plans) or 17.21(d) (Operations Environmental Management Plans));

(C)                               the STP Operations Environmental Management Plan (once it has been finalised pursuant to Clause 17.21(c) (Operations Environmental Management Plans) or 17.21(d) (Operations Environmental Management Plans));

(D)                               the Stakeholder Engagement Plan;

(E)                                any Remedial Action Plans; and

(F)                                 any Additional Required Documents, or

(ii)                                  monitoring the Company’s response to any Environmental Incident or an Event of Default under Clause 21.26 (Remedial Action Plans).

(d)                                 Nominated Representatives shall have the right to attend any multi-stakeholder or focus groups or other meetings which form part of the Company’s public consultation process.  To the extent that it is reasonably practicable, the Nominated Representatives shall attend such meetings as an additional element to the site visits provided for in paragraph (c) above.

(e)                                  The scope and timing of any site visits shall be determined by the Facility Agent following consultation with the Company, having regard to the views expressed by the Company.

(f)                                   To the extent reasonably practicable, in advance of any visit to be made by Nominated Representatives:

(i)                                     the Facility Agent shall provide the Company with written details of those matters that the Nominated Representatives wish to address during the proposed visit in order to assist the Company in arranging the visit; and

(ii)                                  the Company shall provide the Facility Agent with such up-to-date information relating to those matters as the Facility Agent may request.

(g)                                  Following any visit made by Nominated Representatives, the Company shall provide such follow up reports or information as the Facility Agent shall request.

17.24                 Loans

Except as approved by the Facility Agent, the Company must not be the creditor in respect of any Financial Indebtedness.

17.25                 Third party guarantees

(a)                                 In this Subclause, a guarantee includes an indemnity or other assurance against loss.

(b)                                 Subject to Clause 17.6 (Financial Indebtedness), the Company must not incur or allow to be outstanding any guarantee by it in respect of any person.

17.26                 Further assurances

(a)                                 The Company shall promptly do, or procure that the relevant Obligor does, all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Trustee may reasonably specify (in such form as the Security Trustee may reasonably require in favour of the Security Trustee or its nominee(s) and at the cost of the Company):

(i)                                     to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of the security) or for the exercise of any rights, powers and remedies of the Security Trustee or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)                                  to confer on the Security Trustee or the Finance Parties security over any property and assets of the relevant Obligor located in any jurisdiction equivalent or similar to the security intended to be conferred by or pursuant to the Security Documents; and/or

(iii)                               to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security.

(b)                                 The Company shall take, and shall procure that the relevant Obligor takes, all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee or the Finance Parties by or pursuant to the Finance Documents.

(c)                                  The Company must not direct the Security Trustee to take any action under or in respect of any Security Document without the prior written consent of the Finance Parties.

17.27                 Anti-corruption

(a)                                 No Obligor shall directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)                                 Each Obligor shall:

(i)                                     conduct its businesses in compliance with applicable anti-corruption laws; and

(ii)                                  maintain policies and procedures designed to promote and achieve compliance with such laws.

17.28                 Project Documents

(a)                                 In this Clause Reserved Discretion means each discretion of the Company set out in Schedule 9 (Reserved Discretions).

(b)                                 The Company must:

(i)                                     exercise its rights and comply with its obligations under each Project Document to which it is a party; and

(ii)                                  ensure (so far as this is within its control) that each other party to a Project Document exercises its rights and complies with its obligations under that Project Document, in a proper and timely manner consistent with the Company’s obligations under the Finance Documents.

(c)                                  The Company must not and must not agree to:

(i)                                     amend or waive;

(ii)                                  assign or transfer; or

(iii)                               terminate, suspend or abandon,

all or any part of a Project Document.

(d)                                 Subject to paragraph (e) below, the Company must comply with Schedule 9 (Reserved Discretions).

(e)                                  The Company is not obliged to exercise any Reserved Discretion in a manner which will constitute a breach of any Project Document or any law or regulation or be otherwise actionable at the suit of any person.

17.29                 Application of FATCA

The Company must procure that no Obligor becomes a US Tax Obligor.

18.                               SHAREHOLDER-RELATED COVENANTS

18.1                        Share capital

(a)                                 The Company must not, other than in connection with any Permitted Intra-Obligor Investment:

(i)                                     issue any shares or alter any rights attaching to its issued shares as at the date of this Agreement; or

(ii)                                  issue any voting capital,

without the prior approval of the Facility Agent (acting on the instructions of all the Lenders).

(b)                                 The Company must not reduce, redeem, repurchase, defease or repay any of its share capital or resolve to do so.

18.2                        Distributions

The Company shall not transfer any money to the Distributions Account and/or declare any dividend and/or make any Distribution unless:

(a)                                 the Actual STP Completion Date and the Actual Desalination Completion Date have occurred;

(b)                                 the first Repayment Instalment has been repaid;

(c)                                  no Default is outstanding (or would result from the payment or transfer);

(d)                                 any matter which has been previously referred to an expert under the Calculations and Forecasting Agreement has been resolved, the expert’s determination provided and the relevant Forecast been finally determined on the basis of the expert’s determination;

(e)                                  the Forecast and Historic Statement for the most recent Scheduled Calculation Date has been finally determined;

(f)                                   the Historic Annual Debt Service Cover Ratio (as finally determined) for the most recent Scheduled Calculation Date exceeds 1.15:1;

(g)                                  the Projected Minimum Annual Debt Service Cover Ratio (as finally determined) for the most recent Scheduled Calculation Date exceeds 1.15:1;

(h)                                 the Loan Life Cover Ratio (as finally determined) for the most recent Scheduled Calculation Date exceeds 1.20:1;

(i)                                     the balance on the Debt Service Reserve Account is no less than the Required DSRA Balance and the balance on the Maintenance Reserve Account is no less than the Required MRA Balance;

(j)                                    in the case of the payment of a Distribution or a transfer to the Distributions Account, the payment or transfer is made within the period of five Business Days after the Distribution Date for the most recent Scheduled Calculation Date;

(k)                                 no right of set-off, netting or any similar right in favour of the Grantor has arisen under or in relation to any payments due under clause 18 (Termination) of the Water Purchase Agreement; and

(l)                                     in the case of a payment, it is made from funds standing to the credit of the Distributions Account.

19.                               PROJECT COVENANTS

19.1                        Capital and other expenditures

(a)                                 The Company must not incur any capital expenditure, other than in accordance with the then current Project Budget.

(b)                                 The Company must submit its capital expenditure budget each year for the Facility Agent’s approval.

(c)                                  Except with the prior written consent of the Facility Agent, the Company must not:

(i)                                     incur any expenditure;

(ii)                                  enter into any agreement to expend amounts; or

(iii)                               enter into any agreement to incur any liability, contingent or otherwise (including, without limitation, any capital expenditure),

on any one item or series of related or interconnected or operationally interdependent items, which is in aggregate greater than USD 25,000 in any one financial year and not provided for in the Project Budget for that year.

19.2                        Project Works

(a)                                 The Company must use its best endeavours to ensure that:

(i)                                     the Project Works are completed in accordance with the Project Documents and the appropriate industry standards;

(ii)                                  the Actual Desalination Completion Date occurs by, or as soon as practicable after, the Scheduled Desalination Completion Date; and

(iii)                               the Actual STP Completion Date occurs by, or as soon as practicable after, the Scheduled STP Completion Date.

(b)                                 The Company must not, without the prior written consent of the Facility Agent (acting on the advice of the Technical Adviser), agree to the issue of, or the deferral of the issue of, any certificate of acceptance or completion (or similar document) under the Construction Contract.

(c)                                  The Company shall not terminate the appointment of any Construction Contractor unless a replacement Construction Contractor has been appointed whose identity and terms of appointment are acceptable to the Finance Parties.

19.3                        Operation and maintenance

(a)                                 In this Subclause, Good Industry Practice means the exercise of the degree of skill, care and operating practice which would reasonably and ordinarily be expected from a skilled and experienced person engaged in the same type of undertaking as the relevant Obligor under the same or similar circumstances.

(b)                                 The Company must:

(i)                                     diligently operate and maintain, or ensure the diligent operation and maintenance of, the Project in a safe, efficient and business-like manner and in accordance with the Transaction Documents and Good Industry Practice;

(ii)                                  not terminate the appointment of any O&M Contractor unless a replacement O&M Contractor has been appointed whose identity and terms of appointment are acceptable to the Lender; and

(iii)                               not enter into any agreement under which any Obligor may incur Operating Costs unless such expenditure is made in accordance with the then current Operating Budget.

19.4                        Arm’s length basis and material contracts

(a)                                 The Company must not enter into any transaction with any person except on arm’s length terms and for full market value.

(b)                                 Except with the prior written consent of the Facility Agent, the Company must not enter into any material contract other than the documents specified in the definition of Project Documents and the Finance Documents to which it is a party.

(c)                                  Except in relation to transactions included in the Operating Budget for the financial year in which they are entered into, the Company must ensure that any transaction proposed to be entered into by it, which has a value in excess of USD 10,000 per annum, must be disclosed to and approved by the Facility Agent.

(d)                                 The Company must ensure that each material contract it enters into after the date of this Agreement is capable of being made subject to a Security Interest in favour of the Finance Parties.

19.5                        Advisers

The Company must co-operate with, and must ensure that each other party to the Project Documents co-operates with, each Adviser.

19.6                        Treasury transactions

The Company must not enter into any derivative transaction protecting against or benefiting from fluctuations in any rate, price or other risk without prior written consent of the Facility Agent.

19.7                        Tax affairs

The Company must:

(a)                                 promptly file all Tax reports and returns required to be filed by it in any jurisdiction;

(b)                                 promptly pay all Taxes or, if any Tax is being contested in good faith and by appropriate means, ensure an adequate reserve is set aside for payment of that Tax;

(c)                                  arrange its Tax affairs in such a manner to maximise any relevant relief and allowance in respect of any Tax;

(d)                                 apply all tax credits, losses, reliefs or allowances in the manner and to the extent taken into account in any Forecast; and

(e)                                  not surrender or dispose of any tax credit, loss, relief or allowance available to and usable by it.

19.8                        Power to remedy

(a)                                 If the Company does not comply with:

(i)                                     Schedule 7 (Insurance);

(ii)                                  Clause 19.2 (Project Works); or

(iii)                               Clause 19.3 (Operation and maintenance),

the Company must allow the Facility Agent, its agents and contractors to enter the Project Facilities and to do anything the Facility Agent considers necessary or desirable to remedy the failure to comply.

(b)                                 Nothing done by the Facility Agent or its agents or contractors pursuant to this Subclause will in any way prejudice any right of a Finance Party under the Finance Documents or operate as a waiver of that right without the prior consent of all the Lenders.

(c)                                  The Company must indemnify and keep the Facility Agent indemnified against any loss or liability incurred by the Facility Agent in connection with this Subclause.

19.9                        Intellectual Property

The Company must:

(a)                                 preserve and maintain the subsistence and validity of the Intellectual Property necessary for its business;

(b)                                 use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)                                  make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)                                 not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil its right to use such property; and

(e)                                  not discontinue the use of the Intellectual Property,

where failure to do so, in the case of paragraphs (a) and (b) above, or, in the case of paragraphs (d) and (e) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.

19.10                 Inspection

(a)                                 In this Subclause:

(i)                                     Attendee means the Facility Agent and the Technical Adviser; and

(ii)                                  Tests on Completion means the Test on Completion as defined under the Construction Contract.

(b)                                 Each Attendee may attend:

(i)                                     any progress meeting with the Construction Contractor under the Construction Contract;

(ii)                                  any progress meeting with the O&M Contractor under the Operation and Maintenance Agreement;

(iii)                               any meeting between the Company and the Grantor in relation to the Project; and

(iv)                              in the case of the Technical Adviser, any Test on Completion.

(c)                                  The Company must:

(i)                                     give reasonable prior notice to each Attendee of any meeting it is entitled to attend;

(ii)                                  give the Technical Adviser 14 days’ prior notice of any Test on Completion;

(iii)                               ensure that the Facility Agent, UKEF and each Adviser are given access to inspect the Project, the Project Works and any records of the Project (including all drawings and specifications) during normal business hours and to take copies of any documents inspected; and

(iv)                              maintain up-to-date statutory books, books of account, bank statements and other records of the Company in accordance with good business practice and all applicable laws.

(d)                                 Except as provided in paragraph (e) below, each Attendee may only observe and may not participate in any meeting it is entitled to attend.

(e)                                  An Attendee may participate in and make representations at any meeting if it has placed any issues which it desires to have specifically addressed at the meeting on the agenda in advance of that meeting.

(f)                                   The Company must promptly send each Attendee a copy of the minutes (if any) of any meeting attended by that Attendee.

(g)                                  The Company must, at the request of the Facility Agent and upon reasonable notice:

(i)                                     attend any meeting scheduled with any Adviser at reasonable times during normal business hours; and

(ii)                                  use all reasonable endeavours to ensure the attendance of representatives of other relevant parties (if appropriate) at those meetings.

(h)                                 No:

(i)                                     approval of any drawing or specification;

(ii)                                  passing of any work;

(iii)                               visit to the Project; or

(iv)                              attendance at any meeting,

by the Facility Agent or any Adviser, its respective officers, employees or agents will excuse any Obligor from its obligations under the Finance Documents.

19.11                 Insurances

(a)                                 The Company must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

(b)                                 The Company must:

(i)                                     procure that the Eligible Goods to be supplied under the Construction Contract are insured against risk of loss or damage in accordance with normal commercial practice for similar contracts until final acceptance of the Eligible Goods under the Construction Contract;

(ii)                                  at the request of the Facility Agent, submit to the Facility Agent from time to time such evidence as the Facility Agent may require that such insurance has been effected and maintained; and

(iii)                               otherwise comply with Schedule 7 (Insurance).

19.12                 Operating Budget

After the Actual Desalination Completion Date, the Company may not incur any cost or expense:

(a)                                 in connection with the Project not anticipated in the current Operating Budget; or

(b)                                 on items set out in the Operating Budget in excess of the amounts set out in the current Operating Budget.

19.13                 Direct Agreements

The Company must ensure that, upon the request of the Facility Agent or Security Trustee, each party to a Project Document that is entered into after the date of this Agreement enters into a Direct Agreement with the Security Trustee in relation to that Project Document in form and substance satisfactory to the Facility Agent and Security Trustee.

19.14                 No redomiciling

The Company must not change its jurisdiction of registration from the Virgin Islands to any other jurisdiction.

19.15                 No Consent

The Company must not and must not agree to, facilitate or concur in the registration of any disposition or the making of any entries on the land register in respect of the Lease without the prior approval of the Security Trustee.

19.16                 Acceptable Credit Support

(a)                                 The Company shall ensure that the Total Shareholders Equity of AquaVenture Parent Co as provider of the AquaVenture Parent Co Guarantee is at all times equal to or greater than the Required Total Shareholders Equity.

(b)                                 If the Total Shareholders Equity of AquaVenture Parent Co as provider of the AquaVenture Parent Co Guarantee is at any time less than the Required Total Shareholders Equity, the Company shall promptly notify the Facility Agent and procure that either (i) AquaVenture Parent Co as provider of the AquaVenture Parent Co Guarantee has at least the Required Total Shareholders Equity, whether by adding or contributing assets, issuing additional equity (which may include new subordinated intragroup debt) or subordinating existing and/or new debt, or (ii) additional or replacement parent company guarantee(s) are provided by another direct or indirect Holding Company of the O&M Contractor on terms acceptable to the Lenders, in either case, no later than 3 months after the date of the unaudited quarterly financial statements under which the Total Shareholders Equity of AquaVenture Parent Co was shown to be less than the Required Total Shareholders Equity.

(c)                                  For the purposes of this Clause 19.16:

(i)                                     Required Total Shareholders Equity means, for the relevant company, Total Shareholders Equity of not less than USD45,000,000; and

(ii)                                  Total Shareholders Equity means the net assets of a company calculated by reference to that company’s most recent unaudited quarterly financial statements, provided that any Financial Indebtedness of such company that is subordinated to its obligations as provider of the AquaVenture Parent Co Guarantee or additional or replacement parent company guarantee(s) (as applicable) shall not be treated as a liability in determining such company’s Total Shareholders Equity.

20.                               SECURITY

20.1                        Security Trustee as holder of security

(a)                                 In this Clause:

Finance Party Claim means any amount which an Obligor owes to a Finance Party under or in connection with the Finance Documents; and

Security Trustee Claim means any amount which an Obligor owes to the Security Trustee under this Clause 20.

(b)                                 Unless expressly provided to the contrary in any Finance Document, the Security Trustee holds any security created by a Security Document governed by English law and BVI law on trust for the Finance Parties.

(c)                                  Unless expressly provided to the contrary in any Finance Document, the Security Trustee holds:

(i)                                     any security created by a Security Document governed by BVI law;

(ii)                                  the benefit of any Security Trustee Claims; and

(iii)                               any proceeds of security,

for the benefit, and as the property, of the Finance Parties and so that they are not available to the personal creditors of the Security Trustee.

(d)                                 Unless expressly provided to the contrary in any Finance Document, the Security Trustee holds:

(i)                                     the benefit of any Security Trustee Claims; and

(ii)                                  any proceeds of security,

for the benefit, and as the property, of the Finance Parties and so that they are not available to the personal creditors of the Security Trustee.

(e)                                  The Security Trustee will separately identify in its records the property rights referred to in paragraphs (c) and (d) above.

(f)                                   The property rights under paragraphs (c) and (d) above are located in the jurisdiction where the Security Trustee maintains its accounts in respect of those property rights.  The Security Trustee will maintain those accounts at an established place of business in England or in another jurisdiction which recognises those property rights and their non-availability to the personal creditors of the Security Trustee.

(g)                                  Each Obligor must pay the Security Trustee, as an independent and separate creditor, an amount equal to each Finance Party Claim on its due date.

(h)                                 The Security Trustee may enforce performance of any Security Trustee Claim in its own name as an independent and separate right.  This includes any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in respect of any kind of insolvency proceeding.

(i)                                     Each Finance Party must, at the request of the Security Trustee, perform any act required in connection with the enforcement of any Security Trustee Claim.  This includes joining in any proceedings as co-claimant with the Security Trustee.

(j)                                    Unless the Security Trustee fails to enforce a Security Trustee Claim within a reasonable time after its due date, a Finance Party may not take any action to enforce the corresponding Finance Party Claim unless it is requested to do so by the Security Trustee.

(k)                                 Each Obligor irrevocably and unconditionally waives any right it may have to require a Finance Party to join in any proceedings as co-claimant with the Security Trustee in respect of any Security Trustee Claim.

(l)                                    (i)           Discharge by an Obligor of a Finance Party Claim will discharge the corresponding Security Trustee Claim in the same amount.

(ii)          Discharge by an Obligor of a Security Trustee Claim will discharge the corresponding Finance Party Claim in the same amount.

(m)                             The aggregate amount of the Security Trustee Claims will never exceed the aggregate amount of Finance Party Claims.

(n)                                  (i)          A defect affecting a Security Trustee Claim against an Obligor will not affect any Finance Party Claim.

(ii)         A defect affecting a Finance Party Claim against an Obligor will not affect any Security Trustee Claim.

(o)                                 If the Security Trustee returns to any Obligor, whether in any kind of insolvency proceedings or otherwise, any recovery in respect of which it has made a payment to a Finance Party, that Finance Party must repay an amount equal to that recovery to the Security Trustee.

20.2                        Responsibility

(a)                                 The Security Trustee is not liable or responsible to any other Finance Party for:

(i)                                     any failure in perfecting or protecting the security created by any Security Document; or

(ii)                                  any other action taken or not taken by it in connection with any Security Document,

unless directly caused by its gross negligence or wilful misconduct.

(b)                                 The Security Trustee is not responsible for:

(i)                                     the right or title of any person in or to, or the value of, or sufficiency of any part of the security created by the Security Documents;

(ii)                                  the priority of any security created by the Security Documents; or

(iii)                               the existence of any other Security Interest affecting any asset secured under a Security Document.

20.3                        Title

The Security Trustee may accept, without enquiry, the title (if any) an Obligor may have to any asset over which security is intended to be created by any Security Document.

20.4                        Possession of documents

The Security Trustee is not obliged to hold in its own possession any Security Document, title deed or other document in connection with any asset over which security is intended to be created by a Security Document.  Without prejudice to the above, the Security Trustee may allow any bank providing safe custody services or any professional adviser to the Security Trustee to retain any of those documents in its possession.

20.5                        Investments

Except as otherwise provided in any Security Document, all moneys received by the Security Trustee under a Security Document may be:

(a)                                 invested in the name of, or under the control of, the Security Trustee in any investment for the time being authorised by English law for the investment by trustees of trust money or any other investments which may be selected by the Security Trustee with the consent of the Majority Lenders; or

(b)                                 placed on deposit in the name of, or under the control of, the Security Trustee at any bank or institution (including any Finance Party) and upon such terms as the Security Trustee may think fit.

20.6                        Approval

Each Finance Party:

(a)                                 confirms its approval of each Trustee Document; and

(b)                                 authorises and directs the Security Trustee (by itself or by any person(s) as it may nominate) to enter into and enforce the Trustee Documents as trustee (or agent) or as otherwise provided (and whether or not expressly in that Finance Party’s name) on its behalf.

20.7                        Conflict with Security Documents

If there is any conflict between this Agreement and any Security Document with regard to instructions to, or other matters affecting the Security Trustee, this Agreement will prevail.

20.8                        Release of security

(a)                                 If a disposal of any asset subject to security created by a Security Document is made to a person in the following circumstances:

(i)                                     the Facility Agent agrees to the disposal;

(ii)                                  the disposal is allowed by the terms of the Finance Documents and will not result or could not reasonably be expected to result in any Default;

(iii)                               the disposal is being made at the request of the Security Trustee in circumstances where any security created by the Security Documents has become enforceable; or

(iv)                              the disposal is being effected by enforcement of a Security Document,

the asset(s) being disposed of will be released from any security over it created by a Security Document.  However the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(b)                                 Any release under this Subclause will not become effective until the date of the relevant disposal or otherwise in accordance with the consent of the Facility Agent.

(c)                                  If a disposal is not made, then any release relating to that disposal will have no effect, and the obligations of the Obligors under the Finance Documents will continue in full force and effect.

(d)                                 If the Security Trustee is satisfied that a release is allowed under this Subclause, (at the request and expense of the Company) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release.  Each other Finance Party irrevocably authorises the Security Trustee to enter into any such document.  Any release will not affect the obligations of any other Obligor under the Finance Documents.

20.9                        Certificate of non-crystallisation

The Security Trustee may, at the cost and request of the Company, issue certificates of non-crystallisation.

20.10                 Enforcement instructions

(a)                                 The Security Trustee may refrain from enforcing the security created by a Security Document unless instructed otherwise by the Majority Lenders.

(b)                                 If the security created by a Security Document becomes enforceable, the Majority Lenders may give or refrain from giving instructions to the Security Trustee to enforce or refrain from enforcing that security as they see fit.

(c)                                  The Security Trustee must, subject to the terms of the Security Documents, enforce the Security created by a Security Document in accordance with the instructions of the Majority Lenders.

(d)                                 In the absence of instructions, the Security Trustee may enforce the security created by a Security Document as it sees fit having regard first to the interests of the Finance Parties.

(e)                                  None of the Security Trustee or the Finance Parties is responsible to any Obligor for any enforcement or failure to enforce or to maximise the proceeds of any enforcement of the security created by the Security Documents.  The Security Trustee or any Finance Party may cease enforcement at any time.

(f)                                   The Security Trustee is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Security Documents.

20.11                 Competing instructions to Security Trustee

Any instructions given to the Security Trustee by the Majority Lenders will override any conflicting instructions given by any other Party.

20.12                 Co-security Trustee

(a)                                 The Security Trustee may appoint a separate security agent or a co-security agent in any jurisdiction outside England and Wales:

(i)                                     if the Security Trustee considers that without the appointment the interests of the Finance Parties under the Finance Documents might be materially and adversely affected;

(ii)                                  for the purpose of complying with any law, regulation or other condition in any jurisdiction; or

(iii)                               for the purpose of obtaining or enforcing a judgment or enforcing any Finance Document in any jurisdiction.

(b)                                 Any appointment under this Subclause will only be effective if the security agent or co-security agent confirms to the Security Trustee and the Company in form and substance satisfactory to the Security Trustee that it is bound by the terms of this Agreement as if it were the Security Trustee.

(c)                                  The Security Trustee may remove any security agent or co-security agent appointed by it and may appoint a new security agent or co-security agent in its place.

(d)                                 The Company must pay to the Security Trustee any reasonable remuneration paid by the Security Trustee to any separate security agent or co-security agent appointed by it, together with any related costs and expenses properly incurred by the separate security agent or co-security agent.

20.13                 Information

Each Finance Party and each Obligor must supply the Security Trustee with any information that the Security Trustee may reasonably specify as being necessary or desirable to enable it to perform its functions under this Clause 20.

20.14                 Perfection of security

An Obligor must (at its own cost) take any action and enter into and deliver any document which is required by the Security Trustee so that a Security Document provides for effective and perfected security in favour of any successor Security Trustee.

20.15                 Proceeds of enforcement

(a)                                 Subject to the rights of any creditor with prior security or a preferential claim, the proceeds of enforcement of the security under the Security Documents must be paid to the Security Trustee.

(b)                                 Any proceeds of enforcement of the security under the Security Documents, and any amount paid to the Security Trustee under any Trustee Document must be applied in the following order of priority:

(i)                                     first, in or towards payment of or provision for all costs and expenses incurred by the Administrative Parties or any receiver, attorney or agent appointed under the Security Documents and of all remuneration due to any receiver, attorney or agent under or in connection with the Security Documents;

(ii)                                  secondly, in or towards payment of any accrued interest, fees or other amounts (other than principal) due but unpaid under this Agreement;

(iii)                               thirdly, in or towards payment of any principal amount due but unpaid under this Agreement;

(iv)                              fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents; and

(v)                                 fifthly, the payment of the surplus (if any) to the Company or other person entitled to it.

20.16                 Good Discharge

An acknowledgement of receipt signed by the relevant person to whom payments are to be made under this Clause will discharge the Security Trustee.

20.17                 Non-cash distributions

If the Security Trustee or any other Finance Party receives any distribution otherwise than in cash in respect of any liability of the Company, such liability will not be reduced by that distribution until and except to the extent that the realisation proceeds are applied towards such liability.

20.18                 Currencies

(a)                                 All moneys received or held by the Security Trustee under a Trustee Document in a currency other than a currency in which the relevant liability is denominated may be sold for any one or more of the currencies in which such liability is denominated as the Security Trustee considers necessary or desirable.

(b)                                 The Company must indemnify the Security Trustee against any loss or liability incurred in relation to any sale.

(c)                                  The Security Trustee has no liability to any Party in respect of any loss resulting from any fluctuation in exchange rates.

21.                               DEFAULT

21.1                        Events of Default

Each of the events or circumstances set out in this Clause 21 (other than Clause 21.28 (Acceleration)) is an Event of Default.

21.2                        Non-payment

Any Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents.

21.3                        Breach of other obligations

Any Obligor does not comply with any term of the Finance Documents (other than any term referred to in Clause 21.2 (Non-payment), unless the non-compliance:

(a)                                 is capable of remedy; and

(b)                                 is remedied to the satisfaction of the Facility Agent within 14 days of the earlier of the Facility Agent giving notice of the failure to comply to the Company and any Principal Project Party becoming aware of the non-compliance.

21.4                        Misrepresentation

A representation or warranty made or deemed to be repeated by any Principal Project Party in any Finance Document or in any document delivered by or on behalf of any Principal Project Party under any Finance Document is incorrect or misleading in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation or breach of warranty:

(a)                                 are capable of remedy; and

(b)                                 are remedied within 14 days of the earlier of the Facility Agent giving notice of the misrepresentation or breach of warranty to the Company and any Principal Project Party becoming aware of the misrepresentation or breach of warranty.

21.5                        Cross-default

(a)                                 Subject to paragraph (b) below, any of the following occurs in respect of a Principal Project Party (other than the Crown):

(i)                                     any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

(ii)                                  any event of default (howsoever described) occurs under any loan or guarantee or similar agreement to which such Principal Project Party is now or may hereafter become a party in the capacity of a borrower or guarantor and continues unremedied for a period of 30 days or, if earlier, any acceleration of any obligations of the Principal Project Party occurs under any agreement, or the notes, bonds or other securities issued thereunder or secured thereby;

(iii)                               any of its Financial Indebtedness:

(A)                               becomes prematurely due and payable;

(B)                               is placed on demand;

(C)                               is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand,

in each case, as a result of an event of default or any provision having a similar effect (howsoever described); or

(iv)                              any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default or any provision having a similar effect (howsoever described).

(b)                                 No Event of Default will occur under this Clause 21.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within subparagraphs (i) to (iv) above in respect of the Grantor is less than USD 1,000,000.

21.6                        Insolvency

Any of the following occurs in respect of a Principal Project Party (other than the Crown):

(a)                                 it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent;

(b)                                 it admits its inability to pay its debts as they fall due;

(c)                                  it suspends making payments on any of its debts or announces an intention to do so;

(d)                                 by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling or restructuring of any of its indebtedness or makes any arrangements for the benefit of any of its creditors;

(e)                                  the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities);

(f)                                   any of its indebtedness is subject to a moratorium; or

(g)                                  it commits any act substantially equivalent thereto.

21.7                        Insolvency proceedings

(a)                                 Except as provided below, any of the following occurs in respect of a Principal Project Party (other than the Crown):

(i)                                     any step is taken or instituted with a view to the suspension of payments, a moratorium or a composition, compromise, assignment or similar arrangement with any of its creditors, dissolution or disestablishment or for the suspension of its operations, or any measures are taken which would prevent a Principal Project Party from or in carrying on its operations or any substantial part thereof;

(ii)                                  a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

(iii)                               any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration or dissolution;

(iv)                              any Security Interest is enforced over any of its assets;

(v)                                 an order or a resolution for its winding-up, liquidation, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) is made;

(vi)                              any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(vii)                           its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(viii)                        any other analogous step or procedure is taken in any jurisdiction.

(b)                                 Paragraph (a) above does not apply to a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 28 days.

21.8                        Creditors’ process

Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a Principal Project Party (other than the Crown), except that in relation to a Major Project Party (other than the Crown), no Event of Default shall occur if the attachment, sequestration, distress, execution or analogous event affects assets of an aggregate value of less than USD 500,000 or, in the case of the Government of the Virgin Islands, USD1,000,000, and is discharged within 28 days.

21.9                        Cessation of business

A Principal Project Party (other than the Crown) ceases, or threatens to cease, to carry on all or a substantial part of its business.

21.10                 Effectiveness of Transaction Documents

(a)                                 It is or becomes unlawful for any person (other than a Finance Party) to perform any of its obligations under the Transaction Documents.

(b)                                 Any part of a Transaction Document is not binding and effective in accordance with its written terms or is alleged by any party to that Transaction Document not to be binding and effective in accordance with its written terms for any reason.

(c)                                  A Security Document does not create a Security Interest it purports to create.

(d)                                 At any time, the Security Trustee would not be entitled to appoint an administrative receiver of the Obligors under the relevant Security Document assuming that at that time, the security under the relevant Security Document has become enforceable.

(e)                                  Any party (other than a Finance Party) to a Transaction Document disputes, terminates or repudiates a Transaction Document, disclaims a liability under any Transaction Document or evidences an intention to dispute, terminate or repudiate a Transaction Document or disclaim a liability under any Transaction Document.

21.11                 Material Adverse Effect

Any event or series of events occurs which, in the opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

21.12                 Security

(a)                                 Any Security Interest granted by any Obligor or over any asset of any Obligor becomes enforceable or ceases to be valid.

(b)                                 A Security Document is amended or otherwise set aside on the liquidation or administration of any Obligor or otherwise.

21.13                 Litigation

Any litigation, arbitration or administrative proceedings are current or, to its knowledge pending or threatened against any Obligor which in the opinion of the Majority Lenders is reasonably likely to be adversely determined and, if adversely determined, is reasonably likely to have a Material Adverse Effect.

21.14                 Change of control

(a)                                 Any Obligor (other than the AquaVenture Parent Co) enters into any arrangements under which its respective shareholders cease to own the entire issued share capital of that Obligor (other than the AquaVenture Parent Co), provided that there shall be no Event of Default under this Clause 21.14 if such arrangements are entered into with the prior written consent of the Facility Agent.

(b)                                 NewCo ceases to directly hold, legally or beneficially, 100% of the shares or economic interest in the Company.

(c)                                  AquaVenture ceases to directly or indirectly hold, legally or beneficially, 100% of the shares or economic interest in NewCo.

(d)                                 AquaVenture Capital ceases to directly or indirectly hold, legally or beneficially, 100% of the shares in AquaVenture.

(e)                                  The AquaVenture Parent Co ceases to directly or indirectly hold, legally or beneficially, 100% of the shares in AquaVenture Capital.

21.15                 Transaction Authorisations

Any Transaction Authorisation:

(a)                                 is not obtained or effected by the time it is required;

(b)                                 is revoked or cancelled or otherwise ceases to be in full force and effect;

(c)                                  is not renewed or is renewed on revised terms; or

(d)                                 is varied,

and, in each case, other than for any Environmental Permits, this has or would be likely to result in a Material Adverse Effect in the opinion of the Majority Lenders.

21.16                 Project Documents and Direct Agreements

(a)                                 In this Subclause, Project Party means any party (other than the Finance Parties) to a Project Document or a Direct Agreement.

(b)                                 Any person does not perform its obligations under any Project Document or Direct Agreement and, in the opinion of the Majority Lenders, such failure to perform has or would be likely to result in any event or circumstance entitling any party to terminate the Water Purchase Agreement.

(c)                                  A representation or warranty given by any Project Party under any Project Document or Direct Agreement is incorrect in any material respect and, in the opinion of the Majority Lenders, this or the facts and circumstances giving rise to such incorrectness has or would be likely to result in a Material Adverse Effect.

(d)                                 The Company fails:

(i)                                     to make any payment in full within 15 days of the date such payment is due and payable as required under clause 7 of the Operation and Maintenance Agreement;

(ii)                                  to remedy any other material breach of the Operation and Maintenance Agreement within 45 days of its receipt of a notice from the O&M Contractor identifying such material breach in accordance with the relevant provisions under the Operation and Maintenance Agreement;

(iii)                               to obtain the Facility Agent’s consent before releasing or waiving any retained money under and in accordance with the Construction Contract;

(iv)                              to make any payment in full within 25 days after the expiry of the time stated in the Construction Contract within which payment is to be made and in accordance with clause 16.2(b) of the Construction Contract; or

(v)                                 to remedy any other material breach of the Construction Contract within 15 days of its receipt of a notice from the Construction Contractor identifying such material breach in accordance with the relevant provisions under the Construction Contract.

(e)                                  Any:

(i)                                     Project Document or Direct Agreement is terminated or becomes capable of being terminated; or

(ii)                                  Project Party issues a notice of termination of that Project Document or Direct Agreement,

in each case otherwise than by reason of full performance of the agreement or expiry of its term.

21.17                 Constitutional documents

Without the prior written consent of the Facility Agent:

(a)                                 any change is made to the Company’s memorandum or articles of association or other constitutional documents; or

(b)                                 any change is made to the memorandum or articles of association or other constitutional documents of any Group Company (other than the Company) if such change could reasonably be expected to adversely affect the Security, the Project or any rights of the Finance Parties under the Finance Documents.

21.18                 Completion

(a)                                 The Actual Desalination Completion Date does not occur on or before the Desalination Long-Stop Date.

(b)                                 In circumstances where the STP Project Works Cancellation Date does not occur in accordance with its terms:

(i)                                     the Actual STP Completion Date does not occur on or before the STP Long-Stop Date; or

(ii)                                  the Actual Final Completion Date does not occur on or before the Completion Long-Stop Date.

(c)                                  Any Obligor is unable to demonstrate to the satisfaction of the Facility Agent that it will have sufficient funds available to it in order for the Actual STP Completion Date to occur on or before the Scheduled STP Completion Date.

(d)                                 There is a Forecast Funding Shortfall at any time prior to either the Actual Desalination Completion Date or the Actual STP Completion Date.

(e)                                  The Technical Adviser, acting reasonably and following consultation with the Facility Agent, the Company and the Construction Contractor, concludes that:

(i)                                     there is no reasonable prospect of the Actual Desalination Completion Date occurring on or before the Completion Long-Stop Date; or

(ii)                                  in circumstances where the STP Project Works Cancellation Date does not occur in accordance with its terms, there is no reasonable prospect of Actual STP Completion Date occurring on or before the Completion Long-Stop Date.

(f)                                   The Technical Adviser notifies the Facility Agent that it considers that the Construction Contractor is 45 days or more behind the Project Development Plan and the Company fails to provide, within ten days of being requested to do so by the Facility Agent, both a satisfactory explanation and a remedial plan acceptable to the Technical Adviser and agreed with the Construction Contractor to make good the delay.

(g)                                  The Company or the Construction Contractor fails to implement diligently any course of action detailed in a remedial plan.

21.19                 Abandonment

(a)                                 The Company abandons all or a material part of the Project Works.

(b)                                 Without limiting paragraph (a) above, the Company will be deemed to have abandoned the Project Works if it fails to perform a significant part of the operations or if no significant work or service is performed or provided (whether by it, the Construction Contractor or the O&M Contractor) for a continuous period of ten days.

21.20                 Nationalisation

(a)                                 Any part of the Project Facilities are nationalised, confiscated or requisitioned.

(b)                                 Any part of any Obligor’s rights under the Transaction Documents or the Transaction Authorisations are forfeited, suspended or otherwise abrogated by any government entity.

(c)                                  There is any other intervention in the Project by or on behalf of any government entity.

21.21                 Public procurement

Any Transaction Document or any insurance relating to the Project is awarded in breach of any law relating to public procurement or any person alleges that any Transaction Document or insurance has been awarded in breach of any such law.

21.22                 Insurance

(a)                                 Any Insurance or Reinsurance, or any other insurance or reinsurance required to be effected under any Transaction Document:

(i)                                     is not, or ceases to be, in full force and effect;

(ii)                                  is unavailable at the time it is required to be effected; or

(iii)                               is repudiated, avoided or suspended (in each case to any extent); or

(b)                                 any Insurer or Reinsurer is entitled to avoid, repudiate or suspend (in each case to any extent) or otherwise reduce its liability under the policy relating to any Insurance or other insurance required to be effected under any Transaction Document.

21.23                 Project events

(a)                                 The Project Works are suspended for a continuous period of 15 days or periods in aggregate in excess of 30 days (excluding, in each case, Sundays and bank holidays).

(b)                                 The Project Facilities are shut down for consecutive periods in aggregate in excess of 30 days in any 12 month period.

(c)                                  The Company, where relevant, does not have, or ceases to have:

(i)                                     good title to, or freedom to use under any applicable laws, the Site and any other assets (including, but not limited to, intellectual property rights) necessary, customary or desirable to implement the Project in accordance with the Transaction Documents;

(ii)                                  good and marketable title to all assets reflected in its latest audited financial statements; and

(iii)                               access to:

(A)                               the Site;

(B)                               any buildings or fixtures on the Site; or

(C)                               any easement, wayleaves or other rights necessary, customary or desirable in order to implement the Project in accordance with the Transaction Documents,

in each case free from Security Interests (other than any Security Interest permitted under this Agreement), restrictions and onerous covenants.

(d)                                 Any Force Majeure Event occurs which might reasonably be expected to result in any person terminating any Project Document.

(e)                                  The Project Facilities are damaged and the cost of rectifying or repairing the damage is likely to exceed USD 7,500,000.

(f)                                   There is a Partial Delivery Failure during the Operating Period and the Company is unable to pass the relevant tests under clause 15 of the Water Purchase Agreement in order to determine whether the Company is capable of providing the Base Flow of Treated Water within 60 days of the issuance of a Temporary Warning Order by the Government of the Virgin Islands.

(g)                                  There is a Total Delivery Failure during the Operating Period and the Company is unable, to pass the relevant tests under clause 15 of Water Purchase Agreement in order to determine whether the Company is capable of providing the Base Flow of Treated Water within 20 days of the issuance of a Temporary Warning Order by the Government of the Virgin Islands.

For the purposes of paragraphs (f) and (g), the terms “Partial Delivery Failure”, “Operating Period”, “Temporary Warning Order”, “Base Flow”“ and “Total Delivery Failure” shall have the meaning given to them in the Water Purchase Agreement.

21.24                 Ratios

(a)                                 On the first Scheduled Calculation Date after the STP Project Works Cancellation Date:

(i)                                     the Projected Average Annual Debt Service Cover Ratio is finally determined to be less than 1.25:1;

(ii)                                  the Projected Minimum Annual Debt Service Cover Ratio is finally determined to be less than 1.25:1;

(iii)                               the Loan Life Cover Ratio is finally determined to be less than 1.35:1; or

(iv)                              the Gearing Ratio is finally determined to be more than 75:25.

(b)                                 The Historic Annual Debt Service Cover Ratio, as at any Scheduled Calculation Date, is finally determined to be less than 1.10:1.

(c)                                  The Projected Minimum Annual Debt Service Cover Ratio, as at any Scheduled Calculation Date, is finally determined to be less than 1.10:1.

(d)                                 The Loan Life Cover Ratio, as at any Scheduled Calculation Date, is finally determined to be less than 1.15:1.

21.25                 Co-operation

If an Event of Default is outstanding, the relevant Obligor must, on the request of the Facility Agent:

(a)                                 supply to the Facility Agent a copy of any as built drawing then in its possession showing all alterations made since the commencement of operation of the Project Facilities;

(b)                                 supply to the Facility Agent a copy of any operation and maintenance manuals or similar documents for the Project Facilities then in its possession; and

(c)                                  co-operate fully with the Facility Agent, any Adviser and any operator of the Project Facilities in order to achieve (if necessary) a smooth transfer of the operation of the Project Facilities.

21.26                 Remedial Action Plans

(a)                                 Failure by the Company to secure the approval of the Facility Agent to a Remedial Action Plan under Clause 17.19 (Remedial Action Plans) within 60 days of the relevant Environmental Incident.

(b)                                 If, upon the Company’s completion of the actions required by any Remedial Action Plan in accordance with the timescales set out in the Remedial Action Plan, the Material Environmental Incident or the Significant Environmental Incident, which triggered the production of that Remedial Action Plan, still subsists.

21.27                 Conditions subsequent

The Company is unable to provide all of the documents and evidence set out in Part 3 (Conditions Subsequent) of Schedule 1 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent by the date falling six months after the date of this Agreement.

21.28                 Acceleration

If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

(a)                                 cancel all or any part of the Total Commitments;

(b)                                 declare that all or part of any amounts outstanding under the Finance Documents are:

(i)                                     immediately due and payable; and/or

(ii)                                  payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or

(c)                                  declare that all Security Interests created or evidenced by any Security Documents are immediately enforceable,

provided that:

(i)                                     prior to taking any of the actions referred to in paragraphs (a) to (c) above, the Facility Agent may (and shall, if so requested by the Majority Lenders) serve on the Company a notice in writing of the occurrence of an Event of Default (the Default Notice); and

(ii)                                  the Facility Agent may only take the actions referred to in paragraph (b) above:

(A)                               in the case of an Event of Default referred to in Clauses 21.2 (Non-payment) (but only to the extent such Event of Default results from the non-payment of a principal amount) or 21.5(a)(ii) (Cross-default), together with the serving of the Default Notice on the Company or at any time thereafter;

(B)                               in the case of an Event of Default referred to in Clause 21.2 (Non-payment) (but only to the extent that such Event of Default results from the non-payment on interest only), not less than seven days after the serving the Default Notice on the Company; and

(C)                               in the case of any other Event of Default, not less than 14 days after the serving of the Default Notice on the Company.

Any notice given under this Subclause will take effect in accordance with its terms.

22.                               OPTION TO MAKE LOANS AFTER DEFAULT

(a)                                 If a Default has occurred and is continuing, the Lenders may continue to make Loans only if and for so long as Facility Agent (acting on the instructions of all the Lenders) so directs without prejudice to the right of the Lenders to receive payment of any sums due to them.

(b)                                 If any Loan is made in accordance with the terms of this Agreement following an acceleration of all or any part of any Loans then outstanding by the Facility Agent in accordance with this Agreement then each such Loan shall immediately become due and payable in the manner provided under Clause 6(c) (Repayment) without further notice or demand of any kind.

(c)                                  The Company shall pay from day to day (without further notice or demand of any kind) interest determined in accordance with Clause 8.3 (Default interest) on any amount payable under paragraph (b) above from the date of such Loan to the date of the receipt of the said amount in US Dollars in accordance with Clause 6(c) (Repayment).

23.                               THE ADMINISTRATIVE PARTIES

23.1                        Appointment and duties of the Facility Agent

(a)                                 Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)                                 Each Finance Party irrevocably authorises the Facility Agent to:

(i)                                     perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)                                  enter into and deliver each Finance Document expressed to be entered into by the Facility Agent.

(c)                                  The relationship between the Facility Agent and each Finance Party arising from this Agreement is that of agent and principal and the Facility Agent has only those duties which are expressly specified in the Finance Documents.  Those duties are solely of a mechanical and administrative nature.

(d)                                 The Company acknowledges that the Facility Agent may be obliged to follow any instruction given by UKEF and agrees not to set up any claim or defence against any Finance Party in connection with the fulfilment by the Facility Agent of any instruction given by UKEF.

(e)                                  Without prejudice to the generality of paragraph (c) above, the Facility Agent shall not be liable to advance any moneys under this Agreement on its own account or to disburse pursuant to Clause 5 (Utilisation) sums other than those advanced by the Lenders pursuant to Clause 5.11 (Payment to Facility Agent).

23.2                        Appointment and duties of the Security Trustee

(a)                                 Each Finance Party (other than the Security Trustee) appoints the Security Trustee to act as its agent under and in connection with the Trustee Documents.

(b)                                 Each Finance Party irrevocably authorises the Security Trustee to:

(i)                                     perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Trustee Documents, together with any other incidental rights, powers and discretions; and

(ii)                                  enter into and deliver each Trustee Document expressed to be entered into by the Security Trustee.

(c)                                  The Security Trustee has only those duties which are expressly specified in the Trustee Documents. Those duties are solely of a mechanical and administrative nature.

23.3                        Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party in connection with any Finance Document.

23.4                        No fiduciary duties

Except as specifically provided in a Finance Document and subject to Clauses 20.1(c) and 20.1(d) (Security Trustee as holder of security):

(a)                                 nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person; and

(b)                                 no Administrative Party need hold in trust any moneys paid to or recovered by it for a Party in connection with the Finance Documents or be liable to account for interest on those moneys.

23.5                        Individual position of an Administrative Party

(a)                                 If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)                                 Each Administrative Party may:

(i)                                     carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)                                  retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.

23.6                        Reliance

(a)                                 The Facility Agent may:

(i)                                     rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(ii)                                  rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(iii)                               assume, unless the context otherwise requires, that any communication made by an Obligor is made on behalf of and with the consent and knowledge of each Obligor;

(iv)                              engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

(v)                                 act under the Finance Documents through its personnel and agents.

(b)                                 The Security Trustee may:

(i)                                     rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(ii)                                  rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(iii)                               assume, unless the context otherwise requires, that any communication made by an Obligor is made on behalf of and with the consent and knowledge of each Obligor;

(iv)                              engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Security Trustee); and

(v)                                 act under the Trustee Documents through its personnel and agents.

23.7                        Majority Lenders’ instructions

(a)                                 Each Administrative Party is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents.  Any such instructions given by the Majority Lenders will be binding on all the Lenders.  In the absence of instructions, an Administrative Party may act or refrain from acting as it considers to be in the best interests of all the Lenders.

(b)                                 Each Administrative Party may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)                                  Each Administrative Party may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions and until it has received the prior written consent of UKEF, if such consent is required in accordance with the UKEF Guarantee.

(d)                                 No Administrative Party is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document, unless the legal or arbitration proceedings relate to:

(i)                                     the perfection, preservation or protection of rights under any Trustee Document; or

(ii)                                  the enforcement of any Trustee Document.

(e)                                  Each Administrative Party may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

23.8                        Responsibility

(a)                                 No Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b)                                 No Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

(c)                                  Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i)                                     has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of any Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)                                  has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document or agreement entered into in anticipation of or in connection with any Finance Document.

(d)                                 No Administrative Party is responsible for:

(i)                                     the right or title of any person in or to, or the value of, or sufficiency of any part of the security created by the Security Documents;

(ii)                                  the priority of any security created by the Security Documents; or

(iii)                               the existence of any other Security Interest affecting any asset secured under a Security Document.

23.9                        Exclusion of liability

(a)                                 No Administrative Party is liable to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                                 No Party (other than the relevant Administrative Party) may take any proceedings against any officers, employees or agents of an Administrative Party in respect of any claim it might have against that Administrative Party or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document.  Any officer, employee or agent of an Administrative Party may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(c)                                  No Administrative Party is liable for any delay (or related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if that Administrative Party has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by that Administrative Party for that purpose.

(d)                                 (i)                                   Nothing in this Agreement will oblige any Administrative Party to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

(ii)                                Each Finance Party confirms to each Administrative Party that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

23.10                 Default

(a)                                 No Administrative Party is obliged to monitor or enquire whether a Default has occurred.

(b)                                 No Administrative Party is deemed to have knowledge of the occurrence of a Default.

(c)                                  If the Facility Agent:

(i)                                     receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)                                  is aware of the non-payment of any principal, interest or any fee payable to a Finance Party (other than the Facility Agent) under this Agreement,

it must promptly notify the other Finance Parties.

23.11                 Information

(a)                                 Each Administrative Party must promptly forward to the person concerned the original or a copy of any document which is delivered to that Administrative Party by a Party for that person.

(b)                                 Except where a Finance Document specifically provides otherwise, no Administrative Party is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                                  Except as provided above, no Administrative Party has a duty:

(i)                                     either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)                                  unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d)                                 In acting as the Facility Agent, the Facility Agent will be regarded as acting through its agency division which will be treated as a separate entity from its other divisions and departments.  Any information acquired by the Facility Agent which, in its opinion, is acquired by another division or department or otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e)                                  In acting as the Security Trustee, the Security Trustee will be regarded as acting through its agency division which will be treated as a separate entity from its other divisions and departments.  Any information acquired by the Security Trustee which, in its opinion, is acquired by another division or department or otherwise than in its capacity as the Security Trustee may be treated as confidential by the Security Trustee and will not be treated as information possessed by the Security Trustee in its capacity as such.

(f)                                   No Administrative Party is obliged to disclose to any person any confidential information supplied to it by or on behalf of any Obligor solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(g)                                  The Company irrevocably authorises each Administrative Party to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as that Administrative Party.

23.12                 Indemnities

(a)                                 Without limiting the liability of any Obligor under any Finance Document each Lender must indemnify an Administrative Party for that Lender’s Pro Rata Share of any loss or liability incurred by the Administrative Party in acting in its capacity as that Administrative Party (unless it has been reimbursed by an Obligor under a Finance Document) for the Finance Parties, except to the extent that the loss or liability is caused by the relevant Administrative Party’s gross negligence or wilful misconduct.

(b)                                 If a Party owes an amount to an Administrative Party under the Finance Documents, the Administrative Party may after giving notice to that Party:

(i)                                     deduct from any amount received by it for that Party any amount due to it from that Party under a Finance Document but unpaid; and

(ii)                                  apply that amount in or towards satisfaction of the owed amount.

That Party will be regarded as having received the amount so deducted.

23.13                 Compliance

Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

23.14                 Resignation of the Facility Agent

(a)                                 The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the other Finance Parties and the Company.

(b)                                 Alternatively, the Facility Agent may resign by giving notice to the Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)                                  If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d)                                 The person(s) appointing a successor Facility Agent must, if practicable, consult with the Company prior to the appointment. Any successor Facility Agent must have an office in the UK.

(e)                                  The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the following conditions have been satisfied:

(i)                                     the successor Facility Agent notifies all the Parties that it accepts its appointment;

(ii)                                  the successor Facility Agent confirms that the rights under the Finance Documents (and any related documentation) have been transferred or assigned to it; and

(iii)                               no Finance Party (other than the Facility Agent) has notified the Facility Agent that it is not satisfied with the creditworthiness of the proposed successor Facility Agent within seven days of the Facility Agent’s notification under paragraph (a) above.

On giving of the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

(f)                                   The retiring Facility Agent must, at its own cost:

(i)                                     make available to the successor Facility Agent those documents and records and provide any assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents; and

(ii)                                  enter into and deliver to the successor Facility Agent those documents and effect any registrations as may be required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Facility Agent.

(g)                                  Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h)                                 The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

(i)                                     The Facility Agent must resign in accordance with paragraph (b) above (and, to the extent applicable, must use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)                                     the Facility Agent fails to respond to a request under Clause 11.7 (FATCA information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                  the information supplied by the Facility Agent pursuant to Clause 11.7 (FATCA information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                               the Facility Agent notifies the Company and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

23.15                 Resignation of the Security Trustee

(a)                                 The Security Trustee may only resign upon the Lenders approving the identity of a successor to the Security Trustee.

(b)                                 Subject to paragraph (a) above:

(i)                                     the Security Trustee may resign and appoint any of its Affiliates as successor Security Trustee by giving notice to the other Finance Parties and the Company; or

(ii)                                  the Security Trustee may resign by giving notice to the Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Security Trustee.

(c)                                  If no successor Security Trustee has been appointed under paragraph (b)(ii) above within 30 days after notice of resignation was given, the Security Trustee may appoint a successor Security Trustee.

(d)                                 The person(s) appointing a successor Security Trustee must, if practicable, consult with the Company prior to the appointment.  Any successor Security Trustee must have an office in the UK.

(e)                                  The resignation of the Security Trustee and the appointment of any successor Security Trustee must be effected by deed and will both become effective only when the following conditions have been satisfied:

(i)                                     the successor Security Trustee notifies all the Parties that it accepts its appointment;

(ii)                                  the successor Security Trustee has received legal advice to the effect that the rights under the Finance Documents (and any related documentation) have been transferred or assigned to it; and

(iii)                               no Finance Party (other than the Security Trustee) has notified the Security Trustee that it is not satisfied with the creditworthiness of the proposed successor Security Trustee within seven days of the Security Trustee’s notification under paragraph (a) above.

On giving of the notification, the successor Security Trustee will succeed to the position of the Security Trustee and the term Security Trustee will mean the successor Security Trustee.

(f)                                   The retiring Security Trustee must, at its own cost:

(i)                                     make available to the successor Security Trustee those documents and records and provide any assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as the Security Trustee under the Finance Documents;

(ii)                                  enter into and deliver to the successor Security Trustee those documents and effect any registrations as may be required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Security Trustee; and

(iii)                               take whatever action the successor Security Trustee may require to ensure that all rights, powers and security vested in the Security Trustee are vested in the successor Security Trustee.

(g)                                  Upon its resignation becoming effective, this Clause will continue to benefit the retiring Security Trustee in respect of any action taken or not taken by it in connection with the

Finance Documents while it was the Security Trustee, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h)                                 The Majority Lenders may, by notice to the Facility Agent and the Security Trustee, require the Security Trustee to resign under paragraph (b)(ii) above.

23.16                 Relationship with Lenders

(a)                                 Subject to Clause 29.8 (Pro rata interest settlement), each Administrative Party may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

(b)                                 An Administrative Party may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)                                  Each Administrative Party must keep a record of all the Parties and supply any other Party with a copy of the record on request.  The record will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.

(d)                                 Each Lender must supply the Facility Agent with any information that the Security Trustee may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Trustee to perform its functions as Security Trustee.

23.17                 Information between Facility Agent and Security Trustee

(a)                                 The Facility Agent may forward any information received by it as Facility Agent under a Finance Document to the Security Trustee.

(b)                                 After an Event of Default has occurred, where a Finance Document specifies that any communication is to be made or any information is to be delivered by a Party to the Facility Agent, then that communication must be made or that information must be delivered (as the case may be) also to the Security Trustee.

23.18                 Facility Agent’s management time

If an Administrative Party requires, any amount payable to that Administrative Party by any Party under any indemnity or in respect of any costs or expenses incurred by that Administrative Party under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the relevant Administrative Party may notify to the relevant Party.  This is in addition to any amount in respect of fees or expenses paid or payable to that Administrative Party under any other term of the Finance Documents.

23.19                 Notice period

Where this Agreement specifies a minimum period of notice to be given to an Administrative Party, that Administrative Party may, at its discretion, accept a shorter notice period.

24.                               EVIDENCE AND CALCULATIONS

24.1                        Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

24.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24.3                        Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of 30-day months and a year of 360 days.

25.                               FEES

25.1                        Agency fee

The Company must pay to the Facility Agent for its own account an agency fee in the amount and manner agreed in the Fee Letter between the Facility Agent and the Company.

25.2                        Arrangement fee

The Company must pay to the Arranger for its own account an arrangement fee in the amount and manner agreed in the Fee Letter between the Arranger and the Company.

25.3                        Security Trustee’s fee

The Company must pay to the Security Trustee for its own account a security trustee fee in the amount and manner agreed in the Fee Letter between the Security Trustee and the Company.

25.4                        Mandate Letter fee

The Company must pay the fees as and when they fall due and payable under the Mandate Letter.

25.5                        Commitment fee

(a)                                 The Company must pay to the Facility Agent for each Lender a commitment fee computed at the rate of:

(i)                                     1.75% per annum on the undrawn, uncancelled amount of that Lender’s Tranche A Commitments; and

(ii)                                  1.75% per annum on the undrawn, uncancelled amount of that Lender’s Tranche B Commitments.

(b)                                 Accrued commitment fee is payable quarterly in arrears until the expiry of the Availability Period.  Accrued commitment fee is also payable to the Facility Agent for a Lender on the date that the Commitment is cancelled in full.

26.                               INDEMNITIES AND BREAK COSTS

26.1                        Currency indemnity

(a)                                 The Company must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)                                     that Finance Party receiving an amount in respect of any Obligor’s liability under the Finance Documents; or

(ii)                                  that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)                                 Unless otherwise required by law, the Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

26.2                        Other indemnities

The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(a)                                 the occurrence of any Event of Default;

(b)                                 the occurrence of a Sale Process or Refinancing;

(c)                                  any failure by any Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

(d)                                 (other than by reason of negligence or default by that Finance Party) a Loan not being made after a Utilisation Claim has been delivered for that Loan;

(e)                                  a Loan (or part of a Loan) not being prepaid in accordance with this Agreement;

(f)                                   investigating any event which that Finance Party reasonably believes to be a Default;

(g)                                  acting or relying on any notice which that Finance Party reasonably believes to be genuine, correct and appropriately authorised; or

(h)                                 the operation of any Direct Agreement.

The Company’s or any other Obligor’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan.

26.3                        Break Costs

(a)                                 The Company must pay to each Lender its Break Costs if a Loan or an overdue amount is repaid or prepaid otherwise than on the last day of any Term applicable to it.

(b)                                 Break Costs are the amount (if any) determined by the relevant Lender by which:

(i)                                     the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds:

(ii)                                  the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the relevant market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c)                                  Each Lender must supply to the Facility Agent for the Company details of the amount of any Break Costs claimed by it under this Subclause.

27.                               EXPENSES

27.1                        Initial costs

The Company must pay:

(a)                                 to each Administrative Party the amount of all costs and expenses (including legal fees and expenses payable by any such party to UKEF) reasonably incurred by that Administrative Party in connection with the negotiation, preparation, printing and execution of the Finance Documents including, in particular, costs of conducting legal, technical and accounting due diligence and any travel expenses of that Administrative Party; and

(b)                                 to the extent not covered by paragraph (a) above, to each Legal Adviser the amount of all legal fees and expenses, including any applicable taxes, incurred by it in accordance with the terms of its engagement (and, for the purposes of this paragraph (b), the provisions of Clause 1.3(d) (Construction) shall not apply).

27.2                        Subsequent costs

The Company must pay to each Finance Party and to each Legal Adviser (as applicable) the amount of all costs and expenses (including legal fees) reasonably incurred by any Finance Party or UKEF in connection with:

(a)                                 the negotiation, preparation, printing and execution of any Finance Document entered into after the date of this Agreement;

(b)                                 attending the Site to observe major construction milestones or testing and commissioning of the Project; and

(c)                                  any amendment, waiver or consent requested by or on behalf of any Obligor) or specifically allowed by a Finance Document.

27.3                        Enforcement costs

The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by any Finance Party or UKEF in connection with:

(a)                                 the enforcement of, or the preservation of any rights under, any Finance Document; or

(b)                                 any proceedings instituted by or against it as a consequence of it entering into a Finance Document.

28.                               AMENDMENTS AND WAIVERS

28.1                        Procedure

(a)                                 Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders.  The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)                                 The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above.  Any such amendment or waiver is binding on all the Parties.

(c)                                  No amendment or waiver may be made before the date falling 10 Business Days after the terms of that amendment or waiver have been notified by the Facility Agent to the Lenders, unless each Lender is a FATCA Protected Lender. The Facility Agent must notify the Lenders reasonably promptly of any amendments or waivers proposed by the Company.

28.2                        Exceptions

(a)                                 An amendment or waiver which relates to:

(i)                                     the definition of Majority Lenders in Clause 1.1 (Definitions);

(ii)                                  an extension of the date of payment of any amount to a Lender under the Finance Documents;

(iii)                               a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(iv)                              an increase in, or an extension of, a Commitment or the Total Commitments;

(v)                                 a release of the Company;

(vi)                              a release of any Security Document other than in accordance with the terms of the Finance Documents;

(vii)                           a term of a Finance Document which expressly requires the consent of each Lender;

(viii)                        the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

(ix)                              this Clause,

may only be made with the consent of all the Lenders.

(b)                                 An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

(c)                                  A Fee Letter may be amended or waived with the agreement of the Administrative Party that is a party to that Fee Letter and the Company.

(d)                                (i)                                    If the Facility Agent or a Lender reasonably believes that an amendment or waiver may constitute a material modification for the purposes of FATCA that may result (directly or indirectly) in a Party being required to make a FATCA Deduction and the Facility Agent or that Lender (as the case may be) notifies the Company and the Facility Agent accordingly, that amendment or waiver may, subject to subparagraph (ii) below, not be effected without the consent of the Facility Agent or that Lender (as the case may be).

(ii)                                The consent of a Lender is not required pursuant to subparagraph (i) above if that Lender is a FATCA Protected Lender.

28.3                        Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

28.4                        Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

(a)                                 may be exercised as often as necessary;

(b)                                 are cumulative and not exclusive of its rights under the general law; and

(c)                                  may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

29.                               CHANGES TO THE PARTIES

29.1                        Assignments and transfers by the Company

The Company must not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

29.2                        Assignments and transfers by the Lenders and UKEF

(a)                                 Subject to the following provisions of this Clause, a Lender (the Existing Lender) may at any time:

(i)                                     assign any of its rights; or

(ii)                                  transfer either by way of novation or by way of assignment, assumption and release of any of its rights or obligations under this Agreement,

to any Eligible Bank or to UKEF (the New Lender).

(b)                                 In the event of an assignment or transfer to UKEF pursuant to paragraph (a) above:

(i)                                     the Company agrees that UKEF shall be entitled to receive any commitment fees, commission or other fees payable to the Existing Lender; and

(ii)                                  the terms of such assignment or transfer may permit UKEF to assign all or any part of its rights and benefits acquired pursuant to that assignment or transfer to any Eligible Bank.

(c)                                  The Company hereby authorises the Facility Agent to accept on its behalf notice in writing of any assignment of rights and obligations made in accordance with paragraph (a) above and to act in accordance with any such notice.

(d)                                 If UKEF has made payment pursuant to clause 4 of the UKEF Guarantee and the Loan or any part thereof remains overdue for payment UKEF may at any time on giving written notice to the relevant Lender (with a copy to the Facility Agent) of not less than 30 days prior to a Repayment Date purchase or procure the purchase by its nominee of the whole or any part of that Lender’s Loan as specified in such notice at par by way of assignment, sub-participation or other means of transfer on that Repayment Date and once such notice has been given UKEF shall be irrevocably bound to purchase or procure the purchase of that Lender’s notice to the extent specified in the notice on that Repayment Date.

(e)                                  If UKEF purchases part of a Loan pursuant to paragraph (d) above, UKEF shall have the right to call for the assignment, sub-participation or transfer by other means on the relevant Repayment Date of any other part of that Loan in respect of which payment has been made by UKEF under clause 4 of the UKEF Guarantee and in respect of which no assignment, sub-participation or transfer by other means has been made.

(f)                                   UKEF shall be entitled to receive any commitment fee, commission or other fee payable to a Lender who fails to make or who is prevented from making Loans to the extent to which UKEF agrees to make Loans in respect of that Lender’s Commitment and for the period during which UKEF is so obliged.

29.3                        Conditions to assignment or transfer

(a)                                 The Facility Agent is not obliged to enter into a Transfer Certificate or otherwise give effect to an assignment or transfer until it has completed all know your customer requirements to its satisfaction.  The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(b)                                 Any assignment or transfer is subject to the Facility Agent confirming that the approval of UKEF to the intended transfer has been obtained or is not required.

(c)                                  If the consent of UKEF is required for any assignment or transfer (irrespective of whether it may be unreasonably withheld or not), the Facility Agent is not obliged to execute a Transfer Certificate if UKEF withholds its consent.

(d)                                 Unless the Facility Agent agrees otherwise, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of USD 2,500.

(e)                                  Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

(f)                                   An assignment of rights will only be effective if the New Lender confirms to the Facility Agent (in writing) and the Company in form and substance satisfactory to the Facility Agent that the New Lender is bound by obligations to the other Finance Parties under this Agreement equivalent to those it would have been bound if it were an Original Lender.

(g)                                  A transfer of obligations will be effective only if rights are assigned, corresponding obligations are released and equivalent obligations are acceded to in accordance with the provisions of Clause 29.4 (Procedure for transfer).

29.4                        Procedure for transfer

(a)                                 In this Subclause, Transfer Date means, in relation to a transfer, the later of:

(i)                                     the proposed Transfer Date specified in that Transfer Certificate; and

(ii)                                  the date on which the Facility Agent executes that Transfer Certificate.

(b)                                 Subject to Clauses 29.2 (Assignments and transfers by the Lenders and UKEF) and 29.3 (Conditions to assignment or transfer) above, a transfer of rights and obligations using a Transfer Certificate will be effective if:

(i)                                     the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)                                  the Facility Agent enters into it.

(c)                                  Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)                                 Subject to Clause 29.8 (Pro rata interest settlement), on the Transfer Date:

(i)                                     the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate (and any corresponding rights conferred on it by and obligations assumed by it in this Agreement) in substitution for the Existing Lender;

(ii)                                  the Existing Lender will be released from those obligations (and any corresponding obligations assumed by it under this Agreement) and cease to have those rights (and any corresponding rights conferred on it by this Agreement); and

(iii)                               the New Lender will become a Lender under this Agreement and will be bound by the terms of this Agreement as a Lender.

(e)                                  The Facility Agent must enter into a Transfer Certificate delivered to it and which appears on its face to be in order as soon as reasonably practicable and, as soon as reasonably practicable after it has entered into a Transfer Certificate, send a copy of that Transfer Certificate to the Company.

29.5                        Limitation of responsibility of Existing Lender

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the financial condition of a Principal Project Party;

(ii)                                  the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

(A)                               the Finance Documents or any other document;

(B)                               any statement or information (whether written or oral) made in or supplied in connection with any Finance Document; or

(C)                               any observance by any Principal Project Party of its obligations under any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made (and shall continue to make) its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Company and each Principal Project Party and, in each case, its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in each Finance Document; and

(ii)                                  has not relied on any information provided to it by the Existing Lender or any other Finance Party.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-transfer from the New Lender of any of the rights or obligations assigned or transferred under this Clause; or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Company or any Principal Project Party of its obligations under any Finance Document or otherwise.

29.6                        Costs resulting from change of Lender or Facility Office

If:

(a)                                 a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)                                 as a result of circumstances existing at the date the assignment, transfer or change occurs, the Company would be obliged to pay a Tax Payment or an Increased Cost,

then the Company needs only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

29.7                        Changes to the Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

29.8                        Pro rata interest settlement

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.4 (Procedure for transfer) the Transfer Date of which is after the date of such notification and is not on the last day of a Term):

(a)                                 any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Term; and

(b)                                 the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)                                     when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)                                  the amount payable to the New Lender on that date will be the amount which would, but for the application of this subclause 29.8, have been payable to it on that date, but after deduction of the Accrued Amounts.

30.                               ADVISERS

(a)                                 Following consultation with the Company and with the prior approval of the Majority Lenders, the Facility Agent may:

(i)                                     appoint additional advisers (including an Environmental and Social Consultant) to act on behalf of the Finance Parties in relation to the Project; and

(ii)                                  if any Adviser resigns or its appointment otherwise ceases or is terminated, appoint a replacement Adviser.

(b)                                 The Company must pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in connection with any appointment under this Clause.

(c)                                  If the Majority Lenders are unable to agree on the appointment of a replacement Adviser within 10 days of notification to them by the Facility Agent of alternative advisers, the Facility Agent may appoint any replacement Adviser as it thinks fit.

(d)                                 The Company must co-operate in good faith with each Adviser.  If the Company is required to supply any information to the Facility Agent under this Agreement and the Facility Agent so requests, the Company must supply a copy of that information to each Adviser.

(e)                                  The Company must pay to the Facility Agent the amount of all fees, costs and expenses (including any value added tax) payable by the Facility Agent to any Adviser.

31.                               DISCLOSURE OF INFORMATION

31.1                        Confidential information

Except as provided in Clauses 31.2 (Disclosure of confidential information) and 31.3 (Disclosure to numbering service providers), each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents.

31.2                        Disclosure of confidential information

(a)                                 Notwithstanding Clause 31.1 (Confidential information), a Finance Party is entitled to disclose information:

(i)                                     which is publicly available, other than as a result of a breach by the Lender of this Subclause;

(ii)                                  in connection with any legal or arbitration proceedings;

(iii)                               if required to do so under any law or regulation;

(iv)                              to a governmental, banking, taxation or other regulatory authority;

(v)                                 to its professional advisers;

(vi)                              to any rating agency;

(vii)                           to UKEF and Her Britannic Majesty’s Secretary of State;

(viii)                        to the extent allowed under paragraph (b) below, to that Obligor; or

(ix)                              with the agreement of that Obligor.

(b)                                 Notwithstanding Clause 31.1 (Confidential information), a Finance Party may disclose to an Affiliate or any person (a third party) with (or through) whom the Finance Party enters into (or may enter into) any kind of transfer, participation or hedge agreement in relation to this Agreement or any other transaction under which payments are to be made by reference to this Agreement:

(i)                                     a copy of any Transaction Document; and

(ii)                                  any information which that Finance Party has acquired under or in connection with any Transaction Document.

However, before a third party may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of Clause 31.1 (Confidential information).

31.3                        Disclosure to numbering service providers

(a)                                 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)                                     names of Obligors;

(ii)                                  country of domicile of Obligors;

(iii)                               place of incorporation of Obligors;

(iv)                              date of this Agreement;

(v)                                 the names of the Facility Agent and the Arranger;

(vi)                              date of each amendment and restatement of this Agreement;

(vii)                           amount of Total Commitments;

(viii)                        currency of the Facility;

(ix)                              type of Facility;

(x)                                 ranking of the Facility;

(xi)                              Final Maturity Date for the Facility;

(xii)                           changes to any of the information previously supplied pursuant to subparagraphs (i) to (xi) above; and

(xiii)                        such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                                 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                                  The Company represents that none of the information set out in paragraphs (a)(i) to (xiii) above is, nor will at any time be, unpublished price-sensitive information.

31.4                        Entire agreement

This Clause 31 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding confidential information and supersedes any previous confidentiality undertaking given by a Finance Party, whether express or implied, in connection with this Agreement prior to it becoming a Party.

32.                               SET-OFF

The Lender may set off any matured obligation owed to it by any Obligor under the Finance Documents (to the extent beneficially owned by the Lender) against any obligation (whether or not matured) owed by the Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.                               PRO RATA SHARING

33.1                        Redistribution

If a Finance Party (the recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with this Agreement (a recovery) and applies that amount to a payment due under a Finance Document, then:

(a)                                 the recovering Finance Party must, within three Business Days, supply details of the recovery to the Facility Agent;

(b)                                 the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the Facility Agent in accordance with this Agreement without taking account of any Tax which would be imposed on the Facility Agent in relation to the recovery or distribution; and

(c)                                  the recovering Finance Party must pay to the Facility Agent an amount equal to the excess (the redistribution).

33.2                        Effect of redistribution

(a)                                 The Facility Agent must treat a redistribution as if it were a payment by the Company under this Agreement and distribute it among the Finance Parties, other than the recovering Finance Party accordingly.

(b)                                 When the Facility Agent makes a distribution under paragraph (a) above, the recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)                                  If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) above, the Company will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)                                 If:

(i)                                     a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to the Company; and

(ii)                                  the recovering Finance Party has paid a redistribution in relation to that recovery,

each Finance Party on the request of the Facility Agent must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution.  In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

33.3                        Exceptions

Notwithstanding any other term of this Clause, a recovering Finance Party need not pay a redistribution to the extent that:

(a)                                 it would not, after the payment, have a valid claim against the Company in the amount of the redistribution; or

(b)                                 it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:

(i)                                     the recovering Finance Party notified the Facility Agent of those proceedings; and

(ii)                                  the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

34.                               SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)                                 the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)                                 the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

35.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

36.                               NOTICES

36.1                        In writing

(a)                                 Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

(i)                                     in person, by first class prepaid mail (registered airmail if overseas) or fax; or

(ii)                                  to the extent agreed by the Parties making and receiving the communication, by email or other electronic communication.

(b)                                 For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c)                                  Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

36.2                        Contact details

(a)                                 The contact details of the Company for this purpose are:

Address:	Biwater (BVI) Ltd.
Biwater House
Station Approach
Dorking, Surrey RH4 1TZ
Fax number:	+44 (0)1306 746 040
Attention:	Company Secretary

(b)                                 The contact details of the Facility Agent and Security Trustee for this purpose are:

Address:	Barclays Bank PLC
Asset Management CFS
7th Floor, 5 North Colonnade
Canary Wharf, London E14 4BB
Fax number:	+44 207 773 1840
Email:	tony.gilks@barclays.com
Attention:	Anthony Gilks, Head of Asset Management CFS

(c)                                  The contact details of the Original Lender for this purpose are:

Address:	Barclays Bank PLC
Infrastructure & Structured Project Finance SRU
25th Floor, 1 Churchill Place
London E14 5HP
Fax number:	+44 (0) 207 116 7760

Email:	sajid.bhayat@barclays.com
Attention:	Sajid Bhayat

(d)                                 Any Party may change its contact details by giving five Business Days’ notice to the other Parties.

(e)                                  Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

36.3                        Effectiveness

(a)                                 Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(i)                                     if by letter, when delivered personally or on actual receipt;

(ii)                                  if by fax, when received in legible form; and

(iii)                               if by email or any other electronic communication, when received in legible form.

(b)                                 A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)                                  A communication to the Facility Agent will only be effective on actual receipt by it.

(d)                                 Any fax, email or other electronic communication received by the Facility Agent purporting to be given by an authorised officer of the Company and reasonably believed by the Facility Agent to be genuine shall have the same validity as a written instruction duly signed by an authorised officer of the Company.

36.4                        The Company

All formal communication under the Finance Documents to or from the Company must be sent through the Facility Agent.

36.5                        Electronic communication

(a)                                 Any communication to be made between the Facility Agent or the Security Trustee and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent, the Security Trustee and the relevant Lender:

(i)                                     agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                  notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                               notify each other of any change to their address or any other such information supplied by them.

(b)                                 Any electronic communication made between the Facility Agent and a Lender or the Security Trustee will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent or the Security

Trustee only if it is addressed in such a manner as the Facility Agent or Security Trustee shall specify for this purpose.

36.6                        Use of websites

(a)                                 Except as provided below, the Company may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

(i)                                     the Facility Agent and the Lender agree;

(ii)                                  the Company and the Facility Agent designate an electronic website for this purpose;

(iii)                               the Company notifies the Facility Agent of the address of and password for the website; and

(iv)                              the information posted is in a format agreed between the Company and the Facility Agent.

The Facility Agent must supply each relevant Lender with the address of and password for the website.

(b)                                 Notwithstanding the above, the Company must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(i)                                     any Lender not agreeing to receive information via the website; and

(ii)                                  within 10 Business Days of request, any other Lender, if that Lender so requests.

(c)                                  The Company must, promptly upon becoming aware of its occurrence, notify the Facility Agent if:

(i)                                     the website cannot be accessed;

(ii)                                  the website or any information on the website is infected by any electronic virus or similar software;

(iii)                               the password for the website is changed; or

(iv)                              any information to be supplied under this Agreement is posted on the website or amended after being posted.

If the circumstances in subparagraphs (i) or (ii) above occur, the Company must supply any information required under this Agreement in paper form until the Facility Agent is satisfied that the circumstances giving rise to the notification are no longer continuing.

37.                               LANGUAGE

(a)                                 Any notice given in connection with a Finance Document must be in English.

(b)                                 Any other document provided in connection with a Finance Document must be:

(i)                                     in English; or

(ii)                                  (unless the Facility Agent otherwise agrees) accompanied by a certified English translation.  In this case, the English translation prevails unless the document is a statutory or other official document.

38.                               NO PARTNERSHIP

Nothing in this Agreement shall be deemed to constitute a partnership between any of the Parties nor constitute any Party the agent of any other Party for any purpose.

39.                               GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

40.                               ENFORCEMENT

40.1                        Jurisdiction

(a)                                 The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to any non-contractual obligation arising out of or in connection with any Finance Document.

(b)                                 The English courts are the most appropriate and convenient courts to settle any such dispute in connection with any Finance Document.  Each Party agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c)                                  This Clause is for the benefit of the Finance Parties only.  To the extent allowed by law the Finance Parties may take:

(i)                                     proceedings in any other court; and

(ii)                                  concurrent proceedings in any number of jurisdictions.

(d)                                 References in this Clause to a dispute in connection with a Finance Document includes any dispute as to the existence, validity or termination of that Finance Document.

40.2                        Service of process

(a)                                 The Company irrevocably appoints NewCo as its agent under the Finance Documents for service of process in any proceedings before the English courts in connection with any Finance Document.

(b)                                 If any person appointed as process agent under this Clause is unable for any reason to so act, the Company must immediately (and in any event within five days of the event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another process agent for this purpose and the Company waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c)                                  The Company agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)                                 This Clause does not affect any other method of service allowed by law.

40.3                        Waiver of immunity

The Company irrevocably and unconditionally:

(a)                                 agrees not to claim any immunity from proceedings brought by a Finance Party against the Company in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)                                 consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)                                  waives all rights of immunity in respect of it or its assets.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT DOCUMENTS

PART 1

TRANCHE A CONDITIONS PRECEDENT

The Company shall supply each of the documents referred to in this Schedule 1 in such number of copies or counterparts as the Finance Parties may reasonably require and copies required to be certified shall be certified as being correct, complete and in full force and effect at a date no earlier than the date of this Agreement in a manner satisfactory to the Finance Parties (each acting reasonably) by a director or a duly authorised officer of the relevant company.

Corporate documentation

Except as otherwise provided below, in relation to each Obligor:

1.                                      A copy of such Obligor’s constitutional documents.

2.                                      In the case of the Grantor and the Crown, written proof of the grant of Cabinet approval or such other evidence as the Facility Agent may reasonably request and in the case of each Principal Project Party (other than the Grantor and the Crown), a copy of a resolution of its board of directors:

(a)                                 approving the terms of, and the transactions contemplated by, each Transaction Document to which it is a party; and

(b)                                 authorising a specified person or persons to execute on its behalf each Transaction Document and any documents to be delivered by it.

3.                                      A specimen of the signature of each person authorised on behalf of a Principal Project Party (other than the Grantor and the Crown) to enter into or witness the entry into of any Transaction Document or to sign or send any document or notice in connection with any Transaction Document.

4.                                      A certificate of an authorised signatory of each Group Company:

(a)                                 confirming that such Group Company has no liabilities other than under the Transaction Documents;

(b)                                 confirming that such Group Company has not traded before the date of this Agreement (otherwise than pursuant to the terms of the Transaction Documents); and

(c)                                  in the case of the Company only, confirming that as at a date no earlier than the date of this Agreement:

(i)                                     utilising the Total Commitments in full would not breach any limit binding on it;

(ii)                                  the Company has obtained all consents, licences, permits, authorisations and fulfilled all conditions of all governmental and other authorities necessary to enable it to enter into this Agreement and to make payment of all sums in US Dollars in New York which become due from the Company to any Finance Party under the Finance Documents;

(iii)                               no default has occurred under any Transaction Document; and

(iv)                              no material adverse change has occurred.

5.                                      A certificate of an authorised signatory of each Principal Project Party (other than the Grantor and the Crown) certifying that each copy document specified in this Schedule relating to it is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement and that no such copy document has been amended, varied, novated, supplemented, superseded or terminated (other than with the consent of the Facility Agent).

6.                                      Evidence of the authority and specimen signature of the Company’s Signatory.

7.                                      Evidence that equity contributions have been made by the Group Companies in an aggregate amount of the higher of:

(a)                                 at least USD 13,500,000; and

(b)                                 at least 25 per cent. of the Projected Cost to Complete,

including the provision of evidence of filings to the relevant company registries/registration certificates and other documentation and agreements in relation to the increase of the Company’s issued share capital, issuance and allotment of new shares in the Company’s capital to NewCo, subscription by NewCo for such additional shares, evidence of filings to the relevant company registries/registration certificates and other documents and agreements in relation to the increase in NewCo’s issued share capital, issuance and allotment of new shares in NewCo’s capital to BIL and subscription by BIL for such additional shares, assignment of part of receivables of BIL under the Construction Contract from the Company to NewCo, assignment of the business development debt by BSA to NewCo, an intercompany loan between NewCo and BIL following such assignments as well as copies of any resolutions of the relevant Group Companies’ board of directors:

(i)                                     approving the terms of, and the transactions in relation to such equity contributions to which it is a party;

(ii)                                  authorising a specified person or persons to execute on its behalf each document in relation to such equity contributions and any documents to be delivered by it; and

(iii)                               attaching a specimen of the signature of each person authorised on behalf of a Group Company to enter into or witness the entry into of any document in relation to such equity contributions or to sign or send any document or notice in connection therewith.

8.                                      A registered agent’s certificate issued by the registered agent of the Company, attaching certified true copies of the register of directors and share register of the Company.

9.                                      Evidence of the redemption by the Company of its entire share capital held by BSA.

10.                               Evidence that BSA is not a Subsidiary or Holding Company of NewCo or the Project Company and/or evidence that NewCo is the sole shareholder of the Company.

Finance Documents

11.                               An original of each of the following documents, duly entered into by the parties to it:

(a)                                 each Finance Document (except the NewCo Equitable Mortgage and the BIL Security Agreement); and

(b)                                 any mandate or similar document, to be entered into by any Party with the Account Bank.

Project Documents

12.                               A copy of each of the following documents duly executed by the parties to it:

(a)                                 each Project Document; and

(b)                                 evidence that all conditions precedent to the Project Documents have been satisfied.

Other documents and evidence

13.                               Evidence, in form and substance satisfactory to the Facility Agent, that the Down Payment has been paid by the Company, and received by the Construction Contractor, in full.

14.                               Evidence, in form and substance satisfactory to the Facility Agent, of the outstanding amounts due and payable by the Company to the Construction Contractor in respect of the Eligible Goods to be supplied and Eligible Services to be rendered in accordance with the Construction Contract.

15.                               A group structure chart, up to date as at the date of this Agreement.

16.                               A copy of each of the following documents duly executed by the parties to it:

(a)                                 a copy of the Non-Belongers Licence dated 24 November 2010 registered in the Land Registry of the Virgin Islands as Instrument No. 121 of 2010 and issued to the Company to hold the Lease;

(b)                                 a copy of the Non-Belongers Licence dated 31 May 2013 registered in the Land Registry as Instrument No. NBL54 of 2013 and issued to NewCo to be a shareholder in the Company;

(c)                                  a copy of the Non-Belongers Licence dated 8 November 2013, registered in the Land Registry as Instrument No. NBL101 of 2013 and issued to the Security Trustee to hold the Leasehold Security Agreement as trustee in accordance with the requirements of this Agreement;

(d)                                 a copy of the Non-Belongers Licence dated 31 May 2013 registered in the Land Registry as Instrument No. NBL53 of 2013 and issued to NewCo to be a director of the Company;

(e)                                  a copy of the resolution of the directors of the Company accepting Daniel Boersner’s resignation as a director of the Company and appointing NewCo as the sole director of the Company;

(f)                                   a certified copy of the updated register of directors of the Company reflecting the resignation of Daniel Boersner and the appointment of NewCo as the sole director of the Company;

(g)                                  a certified copy of the updated register of members of the Company reflecting the number of shares held by NewCo as the sole shareholder of the Company following an increase in share capital of the Company;

(h)                                 satisfaction of conditions set out in the Non-Belongers Licence held by the Company in respect of the Lease;

(i)                                     a copy of a current and valid trade/business licence for the Company to carry on business in the Virgin Islands;

(j)                                    a copy of a current and valid trade/business licence for BIL to carry on business in the Virgin Islands;

(k)                                 a copy of the Certificate of Registration of BIL as a foreign company doing business in the Virgin Islands under Part XI of the BVI Business Companies Act, 2004;

(l)                                     proof of registration of each relevant Obligor doing business in the Virgin Islands with the Inland Revenue Department and the Social Security Board of the Government of the Virgin Islands, and confirmation of good standing status with these departments;

(m)                             a copy of a current and valid work permit in respect of each employee of each relevant Obligor doing business in the Virgin Islands, who is not exempt from the requirement to obtain a work permit;

(n)                                 a copy of all planning approvals relating to the Project;

(o)                                 a copy of all building permits relating to the Project;

(p)                                 wayleaves authorization letter dated 30 September 2010 from Ministry of Communications and Works (reference: CW/WS.22/26 Volume 14);

(q)                                 abstraction authorization letter dated 21 June 2013 from Ministry of Communications and Works (reference: CW/WS.22/26 Volume 14);

(r)                                    discharge authorization letter dated 21 June 2013 from Ministry of Communications and Works (reference: CW/WS.22/26 Volume 14);

(s)                                   proof of the grant of planning approval issued by the Development Control Authority of the Virgin Islands to the Company in respect of the development of the seabed to facilitate seawater intake and outflow in connection with the Project;

(t)                                    proof of the grant of Cabinet approval for the development of the seabed to facilitate seawater intake in connection with the Project;

(u)                                 trade licence required by the O&M Contractor to carry out certain management services referred to in the Operation and Maintenance Agreement in the Virgin Islands; and

(v)                                 any other appropriate contracts and/or finance arrangements, including any amended Transaction Documents as required by the Facility Agent.

17.                               All documentation and evidence required by the Finance Parties to enable them to comply with all know your customer requirements.

18.                               A certified copy of the consent of the Crown required to facilitate registration of the Leasehold Security Agreement, evidenced by a letter issued by the Ministry of Natural Resources and Labour of the Government of the Virgin Islands or such other evidence as the Facility Agent may reasonably request.

Insurances

19.                               Copies of the policies of Insurance which the Company is required to have effected or procured as at Financial Close in accordance with the provisions of Schedule 7 (Insurance) and the Project Documents certified by the Company as correct and complete copies.

20.                               A letter in the form set out in Schedule 7 (Insurance) from each insurance broker and reinsurance broker effecting any Insurance or Reinsurance, together with copies of the policies or cover notes and the agreed policy wording, referred to in the letter.

Financial Information

21.                               The Original Financial Statements.

22.                               The most recent audited financial statements (consolidated, if applicable) of BIL and the Parent.

23.                               The most recent unaudited financial statements of each Obligor (other than the Company).

Computer Model, first Forecast and Ratios

24.                               The first Forecast agreed between the Company and the Facility Agent and delivered before the date of this Agreement, showing:

(a)                                 the Projected Average Annual Debt Service Cover Ratio of at least 1.25: 1;

(b)                                 the Projected Minimum Annual Debt Service Cover Ratio of at least 1.25:1;

(c)                                  the Loan Life Cover Ratio of at least 1.35:1; and

(d)                                 the ratio of the Available Funding at Financial Close to the Projected Cost to Complete at Financial Close is no more than 75:100.

25.                               The Computer Model and satisfactorily audited sensitivity analysis provided to the Facility Agent on a CD-ROM.

26.                               A signed final report from the Model Auditor on their audit (including tax and accounting review) of the Computer Model.

Advisers’ reports

27.                               A copy of a due diligence report satisfactory to the Facility Agent from each of the following addressed to the Finance Parties:

(a)                                 the Technical Adviser;

(b)                                 the Insurance Adviser (which shall, among others, include a confirmation that the insurance cover in force in respect of the Project complies with the terms of this Agreement and the Project Documents); and

(c)                                  the Legal Adviser.

Security

28.                               Share certificates, title documents and consents relating to assets charged by the Security Documents and to be delivered to the Security Trustee and in respect of 100 per cent. of the issued and registered voting share capital of each Group Company, duly executed and stamped stock transfer forms and the updated register of members of that Group Company.

29.                               A certified copy of the share register of the Company updated to reflect a notation of the Security Interest created over the shares in the ownership of NewCo by the NewCo Equitable Mortgage.

30.                               A copy of the consent to a stay of registration in respect of the parcel comprised in the Lease.

31.                               A certified copy of each of the land registers in respect of the Lease, and of the Lease issued by the Registrar of Lands in the Virgin Islands reflecting no liens, encumbrances or other restraints on disposition.

32.                               A copy of the following notices required to be sent under the Security Document(s):

(a)                                 notices of assignment of each Project Document under each Company Security Agreement;

(b)                                 notices of assignment in respect of Insurances under the relevant Company Security Agreement; and

(c)                                  notices of assignments in relation to the Accounts under the relevant Company Security Agreement.

33.                               Evidence that searches of the land register in respect of the Lease are free and clear of all liens, encumbrances or restraints on disposition.

34.                               A copy of the undertaking given by CMS Cameron McKenna LLP which undertakes to release the security held by the trustees of the Biwater Retirement and Security Scheme upon receipt of the sum of GBP 4,913,307.72 from BIL.

Project Accounts

35.                               Evidence satisfactory to the Finance Parties that each Account has been opened in accordance with the Accounts Agreement.

36.                               A funds flow statement in respect of the initial Utilisation Claims showing that inter alia:

(a)                                 Evidence that at least USD 6,252,253.69 will be transferred to the Proceeds Account from the Loan Account;

(b)                                 Evidence that USD 1,918,325.97 will be transferred to the Debt Service Reserve Account from the Proceeds Account;

(c)                                  Evidence that GBP 4,913,307.72 will be transferred to the Biwater Retirement and Security Scheme from the Loan Account;

(d)                                 Evidence that USD 7,404,137 of the debt owed by the Company to the Construction Contractor will be converted to equity; and

(e)                                  All fees and expenses then due and payable from the Company under the Finance Documents (any fees of the advisors to the Facility Agent, Arranger and Lenders (including legal fees)) have been or will be paid from the proceeds of second and third Utilisations.

Environmental

37.                               The final Environmental Impact Assessment.

38.                               The Construction Environmental Management Plan.

39.                               The Stakeholder Engagement Plan.

40.                               Each Additional Required Document.

UKEF and UKEF Guarantee

41.                               An original of the UKEF Guarantee which is on terms satisfactory to the Facility Agent and in full force and effect with all conditions to the effectiveness thereof satisfied (other than payment of the UKEF Finance Charge).

42.                               A certified copy of the anti-bribery and openness declaration submitted by the Construction Contractor to UKEF in relation to the UKEF Guarantee.

43.                               An original letter from the central bank or other monetary authority of the Virgin Islands undertaking to make dollars available to enable the Company to fulfil its obligations under this Agreement.

44.                               Evidence of the authority of each person authorised on behalf of UKEF to enter into the UKEF Guarantee.

45.                               A written confirmation from UKEF that it has entered into a premium agreement with the Company.

46.                               Any other document required in connection with the UKEF Guarantee.

Construction Contractor

47.                               Evidence of the authority and specimens of the signature of the Construction Contractor’s Signatory.

48.                               Written confirmation from the Construction Contractor that all necessary approvals (if any) in respect of the Eligible Goods and Eligible Services and other goods or services to be supplied or rendered in accordance with the Construction Contract have been obtained and have not been withdrawn and that an export licence is not required in respect of any of the Eligible Goods or Eligible Services or other goods or services to be supplied or rendered in accordance with the Construction Contract.

General

49.                               The Project Development Plan, including a detailed “sources and uses of funds” analysis up to the Actual Final Completion Date.

50.                               The Initial Project Budget.

51.                               The Operating Budget.

52.                               The Construction Budget.

53.                               Written confirmation from the process agent appointed under each relevant Finance Document that it accepts its appointment as process agent for each person not incorporated in England and Wales.

54.                               An opinion from the Technical Adviser, to the satisfaction of the Facility Agent, stating that all payments made to the Construction Contractor have been in accordance with the draw down schedule in the Construction Contract and relate to works completed in accordance with the terms of the Construction Contract.

55.                               A draft of all Utilisation Certificates the Company intends to submit at Financial Close, giving the Facility Agent five Business Days’ notice to the Utilisation Date.

56.                               A certificate from a director of the Company certifying that:

(a)                                 the Performance Security is in full force and effect; and

(b)                                 all Plant and Materials (as defined under the EPC Amendment Agreement) listed and to which any Statement compiled under clause 14.3 of the Construction Contract relates are free and clear of all liens and encumbrances.

57.                               An updated progress report from the Company in relation to the construction of the Project in a form acceptable to the Facility Agent.

58.                               A copy of the payment instruction letter from the Company to the Account Bank, Arranger, Facility Agent and Security Trustee authorising the payment of fees from the Proceeds Account.

59.                               A copy of any other authorisation, document, opinion or assurance which the Facility Agent has notified the Company is necessary, customary or desirable (i) in connection with the Project, (ii) in connection with the entry into and performance of, and the transactions contemplated by, any Transaction Document, or (iii) for the validity and enforceability of any Transaction Document.

Legal opinions

60.                               A legal opinion of Allen & Overy LLP, legal advisers in England to the Finance Parties, addressed to the Finance Parties named as original parties to this Agreement.

61.                               A legal opinion of Harney Westwood & Riegels, legal advisers in the Virgin Islands to the Finance Parties, addressed to the Finance Parties named as original parties to this Agreement (which shall, among others, include a confirmation that no authorisations or consents of any governmental or other authority in the Virgin Islands are necessary for UKEF to make a Loan or for any assignment of rights and benefits contemplated by Clause 29.2 (Assignments and transfers by the Lenders and UKEF) to be made during the period of this Agreement).

62.                               A legal opinion of Simmons & Simmons, legal advisers in England to the Finance Parties, addressed to the Finance Parties named as original parties to this Agreement, confirming, among other than for the benefit of the Finance Parties named as original parties to this Agreement only, that (i) the UKEF Guarantee is in full force and effect (ii) UKEF has the status and capacity to enter into the UKEF Guarantee, and (iii) the UKEF Guarantee constitutes valid, legally binding and enforceable obligations of the UKEF.

PART 2

OUTSTANDING CONSENTS

1.                                      An acceptance by the Planning Authority of the Environmental Management and Monitoring Plan covering the Project Works to be constructed in the planning application D27/12.

2.                                      An approval by the Planning Authority of the qualified third party inspector to execute the Environmental Management and Monitoring Plan.

3.                                      A receipt of the signed Raw Water Abstraction Rights for a sea intake.

4.                                      A receipt of the signed Discharge Consent Rights for the brine discharge.

5.                                      A building permit from the Building Authority in respect of the construction of a pumping station.

6.                                      A copy of any other authorisation, document, opinion or assurance which the Facility Agent has notified the Company is necessary, customary or desirable (i) in connection with the Project, (ii) in connection with the entry into and performance of, and the transactions contemplated by, any Transaction Document, or (iii) for the validity and enforceability of any Transaction Document.

PART 3

CONDITIONS SUBSEQUENT

1.                                      The signed and dated deeds of release from the trustees of the Biwater Retirement and Security Scheme in respect of BIL and NewCo to be provided on the second Utilisation Date under this Agreement.

2.                                      The signed and dated NewCo Equitable Mortgage to be provided on the second Utilisation Date under this Agreement.

3.                                      The signed and dated BIL Security Agreement to be provided on the second Utilisation Date under this Agreement.

4.                                      Evidence that the UKEF Finance Charge has been transferred to UKEF on the second Utilisation Date under this Agreement.

5.                                      A Certificate of Registration of:

(a)                                 the BVI law governed Company Security Agreement issued by the Registrar of Corporate Affairs in the Virgin Islands (in confirmation of registration of the Leasehold Security Agreement) in the Company’s Register of Registered Charges in the Registry of Corporate Affairs in the Virgin Islands to be provided within 10 Business Days of the date of this Agreement;

(b)                                 the NewCo Equitable Mortgage issued by the Companies House in England and Wales in confirmation of the registration of the NewCo Equitable Mortgage in respect of the shares held by NewCo in the Company to be provided within 21 days of the date of this Agreement;

(c)                                  the BIL Security Agreement issued by the Companies House in England and Wales in confirmation of the registration of the BIL Security Agreement in respect of the shares held by BIL in NewCo to be provided within 21 days of the date of this Agreement.

6.                                      Evidence in form and substance acceptable to the Facility Agent, of payment of stamp duties to be provided within seven Business Days of the date of this Agreement.

SCHEDULE 2

REIMBURSEMENT CERTIFICATE AND CONSTRUCTION CONTRACTOR’S RECEIPT

PART 1

FORM OF REIMBURSEMENT CERTIFICATE

To:                             BARCLAYS BANK PLC as Facility Agent

From:               BIWATER (BVI) LTD. as Company

Date:                  [                   ]

BIWATER (BVI) LTD. — USD 43,000,000 Credit Agreement dated [           ] (the Agreement)

1.                                      We refer to the Agreement.  This is a Reimbursement Certificate issued pursuant to Clause 5.3 (Reimbursement Claim) of the Agreement and to the provisions of the contract agreement entered into between us and Biwater International Limited dated 13 July 2011 (the Construction Contract) in connection with the payment made by the Company to the Construction Contractor in respect of the Eligible Goods supplied and/or Eligible Services rendered in respect of the [Desalination Project Works] [the Ancillary Project Works] [the STP Project Works].  Terms defined in the Agreement have the same meaning when used in this Reimbursement Certificate.

2.                                      We hereby certify that payments totalling [Currency] [•] have been made to the Construction Contractor under the Construction Contract in respect of Eligible Goods delivered and Eligible Services rendered and attach the Construction Contractor’s Receipt(s) issued in respect of those payments pursuant to the Construction Contract:

UK Goods	[ ]
[EU Goods]
[•]
[Third Country Goods]
Total Goods	[ ]
UK Services	[ ]
[EU Services]
[•]
Third Country Services
Total Services	[ ]
TOTAL	[ ]

3.                                      We hereby claim reimbursement under the terms of the Agreement in respect of [Currency] [•] being an amount equal to the payments mentioned in paragraph 2 above and request a Loan with a Term of [•] month(s).  We certify that this amount is no more than 85% of the aggregate amount payable to the Construction Contractor under the Construction Contract for the provision of Eligible Goods and Eligible Services when aggregated with any previous Loans made to us under Tranche A and/or Tranche B.

4.                                      The proceeds of the Loan set out in paragraph 3 above [less the DSRA Contribution Amount [and any amounts referred to in paragraph 1 above](1) should be credited to the account having the following details:

Bank Name:	[ ];
Account Name:	[ ];
Account Number:	[ ];
SWIFT/Sort Code:	[ ];
Ref.:	[ ].

5.                                      We hereby certify that the aggregate amount claimed in respect of Eligible Goods and Eligible Services under this and any other Reimbursement Certificate and all Disbursement Claims does not exceed USD [•] (i.e. the Facility less Loans made in payment of interest (in accordance with Clause 5.3 (Interest Claim) of the Agreement)).

6.                                      We hereby certify that the aggregate value of the of [EU Goods, EU Services, Third Country Goods and Third Country Services] in respect of which Loans have been made does not (and will not following the Loan in respect of the relevant Reimbursement Claim being made) exceed USD [•].

7.                                      We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Reimbursement Certificate is so satisfied.

8.                                      We further certify that:

(a)                                 the amount which we hereby request to be reimbursed when added to any previous amounts reimbursed or disbursed in respect of the Construction Contract pursuant to the Agreement will not exceed the Facility;

(b)                                 the amount claimed in paragraph 3 above does not include any amount which has been claimed in any other Utilisation Claim;

(c)                                  the amount claimed is in respect of Eligible Goods and Eligible Services constituting Project Costs in accordance with the [Project Budget];

(d)                                 work under the Construction Contract has not been suspended for a period exceeding 60 consecutive days;

(e)                                  each representation and warranty made or deemed to be repeated by the Company at the date of this Reimbursement Certificate are true and correct in all material respects;

(f)                                   the amount claimed has been approved by the Technical Adviser; and

(g)                                  the amount claimed pursuant to this Reimbursement Certificate in respect of Local Goods or Local Services when added to the aggregate amount of all other Utilisation Claims in respect of Local Goods and Local Services under the Agreement which have been paid by the Lender will not exceed 35.3% of the aggregate of all Utilisation Claims then paid in respect of UK Goods, EU Goods, Third Country Goods and/or UK Services, EU Services and Third Country Services under the Agreement.

9.                                      We will immediately notify you if we become aware of the occurrence of any event which would mean that the statements set out in this Reimbursement Certificate cease to be correct in all respects.

(1)                                 To be retained in each Reimbursement Certificate submitted under Tranche A only.

10.                               All fees and expenses due and payable from the Company under the Finance Documents have been paid by the date of this Reimbursement Certificate.

11.                               This Reimbursement Certificate is irrevocable.

For and on behalf of the Company

[Company’s Signatory]

PART 2

FORM OF CONSTRUCTION CONTRACTOR’S RECEIPT

To:                             BIWATER (BVI) LTD. as Company

From:               BIWATER INTERNATIONAL LIMITED as Construction Contractor

Date:                  [                   ]

BIWATER (BVI) LTD. — USD 43,000,000 Credit Agreement dated [           ] (the Agreement)

1.                                      We refer to the Agreement.  This is a Construction Contractor’s Receipt issued pursuant to the provisions of the contract agreement entered into between us and the Company dated 13 July 2011 (the Construction Contract).  Terms defined in the Agreement have the same meaning when used in this Construction Contractor’s Receipt.

2.                                      In accordance with the terms of the Construction Contract, we hereby confirm that the sum of USD [Total of this receipt] has been received in respect of the Eligible Goods and/or Eligible Services as follows:

	Total up to previous receipt	Amount of this receipt	Total up to and including this receipt
	(Currency)	(Currency)	(Currency)

UK Goods

UK Services

[EU Goods]

[EU Services]

[Third Country Goods*]

[Third Country Services*]

Total Eligible Goods and Eligible Services

Total of this receipt

[*: Note: the figures to be included in the table set out above for Third Country Goods and Third Country Services should be broken down so as to show amounts for each specific country of origin of such goods or services (as applicable).]

3.                                      We hereby warrant that the relevant approvals (including export licences where appropriate) from Her Britannic Majesty’s Government in respect of the UK Goods and UK Services and any relevant governmental and other authority in the country of origin of any other Eligible Goods and Eligible Services which may have been approved by the Facility Agent authorising the export of such Eligible Goods and Eligible Services have been obtained and have not been withdrawn.

4.                                      We further warrant that the amount referred in paragraph 2 above has not been the subject of a previous Construction Contractor’s Receipt.

By:

[Construction Contractor’s Signatory]

SCHEDULE 3

CONSTRUCTION CONTRACTOR’S DISBURSEMENT CERTIFICATE AND TESTED E-MAIL

PART 1

FORM OF CONTRACTOR’S DISBURSEMENT CERTIFICATE

To:                             BARCLAYS BANK PLC as Facility Agent

From:               BIWATER INTERNATIONAL LIMITED as Construction Contractor

CC:                          BIWATER (BVI) LTD. as Company

Date:                  [                   ]

BIWATER (BVI) LTD. — USD43,000,000 Credit Agreement dated [           ] (the Agreement)

1.                                      We refer to the Agreement.  Pursuant to Clause 5.4 (Disbursement Claim) of the Agreement and to the provisions of the contract agreement entered into between us and the Company dated 13 July 2011 (the Construction Contract), we the Construction Contractor hereby present this Disbursement Certificate in respect of the payments due for Eligible Goods delivered and/or Eligible Services rendered in connection with [the Desalination Project Works] [the Ancillary Project Works] [the STP Project Works].  Terms defined in the Agreement have the same meaning when used in this Disbursement Certificate.

2.                                      We hereby certify that under the terms of the Construction Contract:

(a)                                 the part of the contract price payable in respect of Eligible Goods and/or Eligible Services is USD [•];

(b)                                 the part of the contract price payable in respect of Eligible Goods and/or Eligible Services delivered to date is USD [•];

(c)                                  the amount eligible to be financed under the Agreement to date (i.e. [•] % of the amount at paragraph 2(b) above including this Disbursement Certificate) is USD [•];

(d)                                 the aggregate amount already financed under previous Disbursement Certificates in this series is USD [•]; and

(e)                                  we hereby claim the US Dollar value of the Disbursement Certificate being USD [•] (i.e. the amount at paragraph 2(c) above less the amount at paragraph 2(d) above).

3.                                      [We hereby irrevocably instruct you to deduct the DSRA Contribution Amount from the utilisation amount referred to in paragraph 2(e) above and to transfer such DSRA Contribution Amount to the Debt Service Reserve Account (as defined in the Accounts Agreement) simultaneously with any utilisation proceeds to be credited to our account pursuant to paragraph 5 below.](2)

4.                                      [We hereby irrevocably instruct you to deduct [insert details of all other amounts that Finance Parties agree can be paid by the Company out of first disbursement] from the utilisation amount referred to in paragraph 2(e) above and to transfer such [amounts] to [insert details of recipient of

(2)                                 To be retained in each Disbursement Certificate submitted under Tranche A only.

such amounts] simultaneously with any utilisation proceeds to be credited to our account pursuant to paragraph 5 below.](3)

5.                                      [We confirm that we shall not revoke or attempt to revoke the payment instruction referred to in paragraph[s] 3 above [and 4] above.](4)

6.                                      The utilisation amount in paragraph 2(e) above [less the DSRA Contribution Amount [and any amounts referred to in paragraph 4 above]](5) should be credited to our account having the following details:

Bank Name:	[ ];
Account Name:	[ ];
Account Number:	[ ];
SWIFT/Sort Code:	[ ];
Ref.:	[ ].

7.                                      We hereby certify that:

(a)                                 the utilisation amount shown in paragraph 2(e) above does not include any amount which has already been claimed under any other Disbursement Certificate or pursuant to any other Disbursement Claim issued or made by us;

(b)                                 the aggregate amount claimed under this and any other Disbursement Certificate in this series, any Reimbursement Certificate and pursuant to any other Disbursement Claim issued by us does not exceed 85% of the aggregate amount payable to us under the Construction Contract for the provision of Eligible Goods and Eligible Services when aggregated with any previous amounts claimed under all Disbursement Certificates in this series, all Reimbursement Certificates and pursuant to any other Disbursement Claims made by us in respect of the above mentioned Agreement;

(c)                                  the aggregate amounts claimed under all Disbursement Certificates in this series, all Reimbursement Certificates and pursuant to any other Disbursement Claims made by us in respect of the above mentioned Agreement will not exceed the Facility;

(d)                                 each condition precedent under the Agreement which must be satisfied on the date of this Disbursement Certificate is so satisfied; and

(e)                                  all the goods and services referred to in paragraphs 2(a) and 2(b) above are Eligible Goods and Eligible Services as defined in the Agreement and the amount claimed under this Disbursement Certificate is in respect of Eligible Goods and Eligible Services as follows:

Total amount claimed (Currency)

UK Goods

UK Services

[EU Goods]

[EU Services]

(3)                                 To be retained in each Disbursement Certificate submitted under Tranche A only.

(4)                                 To be retained in each Disbursement Certificate submitted under Tranche A only.

(5)                                 To be retained in each Disbursement Certificate submitted under Tranche A only.

Total amount claimed (Currency)

[Third Country Goods*]

[Third Country Services*]

Total Eligible Goods and Eligible Services

[*: Note: the figures to be included in the table set out above for Third Country Goods and Third Country Services should be broken down so as to show amounts for each specific country of origin of such goods or services (as applicable).]

8.                                      We further certify that:

(a)                                 the amount claimed above does not include any amount currently the subject of any dispute arbitration or legal proceedings nor to the best of our actual knowledge and belief will it be the subject of any dispute arbitration or legal proceedings;

(b)                                 the Construction Contract is in full force and effect and is not subject to any default since the date of the last Disbursement Certificate in this series (or if none the date of the Agreement) neither has it been terminated nor to the best of our knowledge and belief is any action proceeding which will lead to termination; and

(c)                                  the relevant approvals (including export licences where appropriate) from the Government of the UK in respect of any UK Goods and UK Services and any relevant governmental and other authority in the country of origin of any other Eligible Goods and Eligible Services have been obtained and have not been withdrawn or are not required for the purposes of the Construction Contract.

9.                                      We also include certified copies of the following documents:

(a)                                 the commercial invoice(s) from the relevant supplier(s);

(b)                                 a copy of the exchange control customs bill of entry;

(c)                                  a copy of the master air waybill; and

(d)                                 a copy of the letter of credit/import contract as appropriate,

in respect of the Eligible Goods and Eligible Services intended to be financed.

10.                               All documents supplied by us in support of this Disbursement Certificate are true copies of the originals and are in all material respects in conformity with the Construction Contract and you may rely on the accuracy and completeness of all information and documents contained in or supplied with this Disbursement Certificate.

11.                               This Disbursement Certificate is irrevocable.

By:

[Construction Contractor’s Signatory]

We confirm that to, the best of our knowledge, this Disbursement Certificate is accurate and in compliance with all agreements between BIL and AquaVenture and we have on [insert date] issued a Tested E-mail irrevocably authorising payment in respect of the amount claimed above.

SIGNED

For and on behalf of the Company

[Company’s Signatory]

PART 2

FORM OF TESTED E-MAIL

To:                             BARCLAYS BANK PLC as Facility Agent

From:               BIWATER (BVI) LTD. as Company

Date:                  [                   ]

Test no.:

Your Buyer Credit ref.:

Construction Contractor’s Disbursement Certificate

Dated:

Serial No.:

For: USD [•](6)

1.                                      We refer to the above-mentioned disbursement certificate (the Construction Contractor’s Disbursement Certificate).

2.                                      By this e-mail confirmation, we irrevocably authorise you to pay to Biwater International Limited the sum of USD [•] being the amount requested in paragraph 2(e) of the Construction Contractor’s Disbursement Certificate [less the DSRA Contribution Amount [and any amounts referred to in paragraph 4 of the Construction Contractor’s Disbursement Certificate]](7) in settlement of the Construction Contractor’s Disbursement Certificate.

3.                                      We confirm that the Construction Contractor’s Disbursement Certificate complies with the requirements of Clause 5.5(a) (Procedure for Disbursement Claims) of the USD43,000,000 credit agreement dated [•] between (among others) the Company, the lenders named therein and the Facility Agent.

4.                                      The Construction Contractor’s Disbursement Certificate duly countersigned by the Company’s Signatory will be forwarded to you as soon as possible.

(6)                                 Insert total amount of the Contractor’s Disbursement Certificate (including any DSRA Contribution Amount [and any other amounts] which is[/are] to be deducted from the utilisation amount).

(7)                                 Retain wording in square brackets for any Tested E-mail sent in relation to a Contractor’s Disbursement Certificate under Tranche A.

SCHEDULE 4

FORM OF INTEREST CERTIFICATE

To:                             BARCLAYS BANK PLC as Facility Agent

From:               BIWATER (BVI) LTD. as Company

Date:                  [                   ]

BIWATER (BVI) LTD. — USD 43,000,000 Credit Agreement dated [           ] (the Agreement)

1.                                      We refer to the Agreement.  This is an Interest Certificate issued pursuant to Clause 5.2 (Interest Claim) of the Agreement.  Terms defined in the Agreement have the same meaning when used in this Interest Certificate.

2.                                      We hereby request a Loan on the following terms:

(a) Utilisation Date:	[•];

(b) Purpose:	Payment of interest due on the Interest Payment Date prior to the Starting Point of Credit;

(c) Tranche to be utilised:	[Tranche A/Tranche B]; and

(d) Amount:	USD [•].

3.                                      We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Interest Certificate is so satisfied.

4.                                      We further certify that:

(a)                                 the amount which we hereby request when added to any previous amounts reimbursed or disbursed in respect of the Construction Contract pursuant to the Agreement will not exceed the Facility; and

(b)                                 the amount claimed in paragraph 2 above does not include any amount which has been claimed in any other Utilisation Claim.

5.                                      We will immediately notify you if we become aware of the occurrence of any event which would mean that the statements set out in this Interest Certificate cease to be correct in all respects.

6.                                      You may rely on the accuracy and completeness of all information contained in this Interest Certificate.

7.                                      This Interest Certificate is irrevocable.

For and on behalf of the Company

[Company’s Signatory]

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:                             BARCLAYS BANK PLC as Facility Agent

From:               BARCLAYS BANK PLC (the Existing Lender) and [THE NEW LENDER] (the New Lender)

Date:                  [          ]

BIWATER (BVI) LTD. — USD43,000,000 Credit Agreement dated [           ] (the Agreement)

We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning when used in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

1.                                      In accordance with Clause 29.4 (Procedure for transfer), the Existing Lender assigns and transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.                                      The proposed Transfer Date is [          ].

3.                                      On the Transfer Date the New Lender becomes party to the Agreement as Lender.

4.                                      The administrative details of the New Lender (including Facility Office, address, fax number, email and attention details for notices) for the purposes of the Agreement are set out in the Schedule.

5.                                      [The New Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is a Qualifying Lender and is tax resident in [         ](8).](9)

6.                                      [The Lender is a UK Non-Bank Lender and gives a Tax Confirmation (as defined in the Agreement) by entering into this Transfer Certificate.](10)

7.                                      The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Transfer Certificate contained in the Agreement.

8.                                      This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Transfer Certificate.

9.                                      This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

(8)                                 Insert jurisdiction of tax residence.

(9)                                 Include if applicable.

(10)                          Include if applicable.

THE SCHEDULE

Rights and obligations to be transferred by novation

[insert relevant details, including applicable Commitment (or part) and participation in any Loans]

Administrative details of the New Lender

[insert relevant details of New Lender, including Facility Office, address for notices, email address, fax number, attention and payment details etc.]

Documentary requirements

[insert relevant details of documents that New Lender must accede to](11)

[EXISTING LENDER]

[INSERT APPROPRIATE LANGUAGE FOR EXECUTION AS A DEED]

[NEW LENDER]

[INSERT APPROPRIATE LANGUAGE FOR EXECUTION AS A DEED]

The Transfer Date is confirmed by the Facility Agent as [          ].

[AGENT]

As Facility Agent, for and on behalf of each of the parties to the Agreement (other than the Existing Lender and the New Lender).

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in security (if any) in all jurisdictions.  It is the responsibility of each individual New Lender to ascertain whether any other document or formality is required to perfect the transfer contemplated by this Transfer Certificate or to take the benefit of any interest in any security.

(11)                          To be considered alongside transfer mechanics and development of other documentation.

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:                             BARCLAYS BANK PLC

From:               [COMPANY]

Date:                  [          ]

BIWATER (BVI) LTD. — USD43,000,000 Credit Agreement dated [           ] (the Agreement)

1.                                      We refer to the Agreement.  This is a Compliance Certificate.

2.                                      Pursuant to Clause 21.24 (Ratios) of the Agreement, we confirm that as at [relevant testing date]:

(a)                                 the Historic Annual Debt Service Cover Ratio exceeds 1.10:1;

(b)                                 the Projected Minimum Annual Debt Service Cover Ratio exceeds 1.10:1; and

(c)                                  the Loan Life Cover Ratio exceeds 1.15:1.

3.                                      We set out below calculations establishing the figures in paragraph 2 above:

[          ].

4.                                      Pursuant to Clause 18.2 (Distributions) of the Agreement, we further confirm that as at [relevant testing date]:

(a)                                 the Historic Annual Debt Service Cover Ratio exceeds 1.15:1;

(b)                                 the Projected Minimum Annual Debt Service Cover Ratio exceeds 1.15:1; and

(c)                                  the Loan Life Cover Ratio exceeds 1.20:1.

5.                                      We set out below calculations establishing the figures in paragraph 4 above:

[          ].

6.                                      [We confirm that as at [relevant testing date] [no Default is outstanding]/[the following Default[s] [is/are] outstanding and the following steps are being taken to remedy [it/them]:

[          ]].

[COMPANY]

By:

[insert applicable certification language]

for

[auditors of the Company]

SCHEDULE 7

INSURANCE

PART 1

GENERAL

1.                                      INTERPRETATION

1.1                               References in this Schedule 7 (Insurance) to Parts, clauses, paragraphs and Exhibits shall be construed as references to the Parts, clauses, paragraphs of, and Exhibits to, this Schedule unless the context otherwise requires.

1.2                               In this Schedule 7 (Insurance):

Acceptable Insurance Provider means, at any time, an insurance or reinsurance provider with a credit rating of at least A- by S&P or A3 by Moody’s, or as otherwise agreed by the Facility Agent.

Construction Phase Insurances means the Insurances specified in clause 2.1 (Construction Phase Insurances) and the reinsurances thereof required by clause 3.4(b) (Reinsurances).

Direct Insurances is defined in clause 3.4(b) (Reinsurances).

Facility Agent means Barclays Bank PLC acting in that capacity for, and insuring the interests of, the Finance Parties, and includes its successors from time to time in that capacity.

Insurance and Insurances means any or all of the contracts of insurance and of reinsurance which the Company is required from time to time to purchase or procure and maintain pursuant to this Schedule.

Insurance Proceeds means any monies payable by insurers or reinsurers in respect of the Material Insurances whether by way of claims, return premiums, ex gratia payments or otherwise.

Liability Insurances means the Insurances specified in clause 4 (THIRD PARTY LIABILITY INSURANCE) of Part 2 (Construction Phase Insurances) and clause 4 (THIRD PARTY LIABILITY INSURANCE) of Part 3 (Operating Phase Insurances) of this Schedule 7 and the reinsurances thereof required by clause 3.4(b) (Reinsurances).

Material Insurances means all Insurance other than Insurances of motor vehicles and employers’ liability risks and professional indemnity insurance.

Maximum Foreseeable Loss means an estimate of the maximum probable loss that can develop from an Insured peril.

Moody’s means Moody’s Investors Service, Ltd.

Operational Phase Insurances means the Insurances specified in clause 2.2 (Operational Phase Insurances) and the reinsurances thereof required by clause 3.4(b) (Reinsurances).

Reinsurance Assignment means the deed referred to in clause 3.4(c) (Reinsurances).

Reinsurances is defined in clause 3.4(b) (Reinsurances).

S&P means Standard & Poor’s, a division of the McGraw Hill Companies.

Secured Liabilities means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to any Finance Party under each Finance Document, except for any obligation which, if it were so included, would result in a Security Document contravening any law (including Section 678 or 679 of the Companies Act 2006).

2.                                      INSURANCES TO BE EFFECTED

2.1                               Construction Phase Insurances

The Company shall procure that the Construction Phase Insurances specified in Part 2 (Construction Phase Insurances) of this Schedule 7, in form and substance complying with the requirements of this Schedule, shall be purchased and maintained in full force and effect during the period from the date of this Agreement until the date on which the Operational Phase Insurances complying with clause 2.2 (Operational Phase Insurances) come into effect, or (in the case of liability of the Contractor) until the end of the Defects Notification Period, if later.

2.2                               Operational Phase Insurances

The Company shall procure that the Operational Phase Insurances specified in Part 3 (Operating Phase Insurances) of this Schedule 7, in form and substance complying with the requirements of this Schedule, shall be purchased and maintained in full force and effect from the date that such risks cease to be insured under the Construction Phase Insurances (or such other date as the Company and the Facility Agent may agree) until the Security Trustee has acknowledged in writing that the Secured Liabilities have been fully discharged.

2.3                               Other Insurances

Without prejudice to the other provisions of this Schedule 7, the Company shall effect and maintain throughout the period of this Agreement any insurance which:

(a)                                 it is required to maintain by any applicable law or by the terms of any Transaction Document or of any other contract relating to the Project to which it is a party and under which is obliged to purchase and maintain (or procure the purchase and maintenance of) any insurance; and

(b)                                 is required pursuant to clause 5.1 (Additional Insurances).

2.4                               Professional Indemnity Insurances

The Company shall procure that every person who provides to the Company design or other professional services shall purchase and maintain professional indemnity insurance with insurers of sound security and reputation in respect of any negligent act, omission or default on its part or that of any of its agents, subcontractors, employees or consultants in the performance of design or other duties owed to the Company. The insurance concerned shall provide cover in respect of such negligence to a limit of not less than USD10,000,000 per occurrence and in the annual aggregate and shall be maintained from Financial Close and for not less than 120 months thereafter (or, if earlier the date on which the Secured Liabilities are finally discharged).

2.5                               Marine Contractor

In respect of any marine contractors, evidence to be provided in respect of hull and machinery insurance, and protection and indemnity cover is in place.

3.                                      ADDITIONAL REQUIREMENTS RELATING TO INSURANCES

3.1                               General Requirements

(a)                                 The Company shall procure that all Material Insurances shall at all times:

(i)                                     be purchased by or on behalf of the Company and through agents approved in writing by the Facility Agent;

(ii)                                  subject to clause 3.4 (Reinsurances), be maintained with Acceptable Insurance Providers;

(iii)                               insure each of:

(A)                               the Company;

(B)                               the Finance Parties (in every capacity in which they, or any of them, may be acting under the Finance Documents); and

(C)                               in respect of third party liability, the directors, officers, employees and agents of the Finance Parties in respect of their respective interests in the insured risks;

(iv)                              be in a form and on terms and subject only to exclusions and exceptions at all times previously approved in writing by the Facility Agent;

(v)                                 have attached the endorsements reasonably in the form specified in Exhibit A; and

(vi)                              at all times comply with the requirements and specifications of this Schedule 7.

(b)                                 The Company shall procure that no Insurance is subject to any coverage exclusion or exception unless it is:

(i)                                     specified within Exhibit A as a permitted coverage exclusion or exception; or

(ii)                                  a necessary standard exclusion or exception within the insurance industry for the type or size of risk covered by that Insurance; or

(iii)                               previously approved in writing by the Facility Agent.

(c)                                  The Company acknowledges that it is solely responsible to ensure that every material circumstance which is ought to be disclosed at any time to any insurer of every Insurance and every reinsurer of any Reinsurance is fully and fairly disclosed to them without misrepresentation.

(d)                                 The Company shall at least 30 days prior to the renewal of any Insurance satisfy the Facility Agent that the cover proposed to be effected for the renewal period will, on and after the renewal date, comply with the requirements of this Schedule 7.

3.2                               Adjustment of Certain Sums Insured and Deductible/Excess

The minimum sums required to be insured under the Liability Insurances shall be subject to upwards only adjustment at their first renewal by and at every third anniversary thereafter to such level as the

Facility Agent shall reasonably determine to be appropriate to take account of changes in levels of third party liability awards in any country in which injured third parties are reasonably likely to sue.

3.3                               Assignment of Policy Interests

The Company shall assign by way of first ranking security for the Secured Liabilities all its present and future:

(a)                                 rights under and in respect of the Material Insurances; and

(b)                                 rights, benefits and interest in the Insurance Proceeds (other than claim’s monies payable under any Liability Insurance direct to a third party in or towards discharge of a liability of the Company to such third party) to the Security Trustee on behalf of the Finance Parties.

The Company shall procure that notices of assignment shall be given promptly by the Company to every insurer from time to time of the Material Insurances and shall undertake all reasonable efforts to ensure that such notices are acknowledged by those insurers as specified therein and by way of endorsement of the notices on the appropriate policies of Material Insurance. The assignment, notices and acknowledgements shall each be in such form as the Security Trustee may reasonably require.

3.4                               Reinsurances

(a)                                 To the extent required by BVI law, but not otherwise, the Company shall insure the Insurances with a BVI insurer which:

(i)                                     is authorised from time to time under BVI law to underwrite such risks; and

(ii)                                  is approved for the purpose by the Facility Agent provided that, and for so long as, the following provisions of this clause 3.4  are fully complied with.

(b)                                 In respect of any Material Insurances underwritten by BVI insurers as provided in clause 3.4(a) (Direct Insurances) the Company shall, unless such BVI insurer is an Acceptable Insurance Provider, procure that one or more project specific contracts of reinsurance of those Direct Insurances (Reinsurances) is purchased and maintained in full force and effect throughout the period that the Material Insurances are required by this Schedule 7 to be maintained.  The Reinsurances shall reinsure not less than 95 per cent. of each risk insured on an “as original” and fully back-to-back basis, shall contain provisions or an endorsement in the form set out in Part 2 of Exhibit A (INSURANCE POLICY ENDORSEMENTS), shall be in a form and in terms at all times previously approved in writing by the Facility Agent, and shall comply with all requirements of this Schedule 7 regarding Material Insurances (other than clause 3.1(a)(iii) (General Requirements)).

(c)                                  The Company shall procure that the Reinsurance Assignment is entered into by each local insurer of any risk referred to in clause 3.4(b) (Reinsurances) and by the Company with the Security Trustee and that under the Reinsurance Assignment each local insurer will assign all its rights, benefits and interests in the Reinsurances as specified in the Reinsurance Assignment. The Company shall procure that notice of assignment in the form specified in the Reinsurance Assignment shall be given promptly to every reinsurer of the Reinsurances, and shall undertake all reasonable efforts to ensure that it is acknowledged by those reinsurers as specified therein and by way of endorsement of the notice on the appropriate policy or policies of Reinsurance. The Reinsurance Assignment and acknowledgements shall each be in such form as the Security Trustee may reasonably require.

(d)                                 The Company shall assign in favour of the Finance Parties the Company’s rights, title and interest in the Reinsurance Assignment in such form as the Security Trustee may require. The Company will take all action within its power to preserve and enforce or require the insurers to preserve and enforce the benefit of, and their rights under, the Reinsurance Assignment.  The Company shall procure that notice of assignment in such form as the Security Trustee may require shall be given promptly to every reinsurer of the Reinsurances, and acknowledged by those reinsurers as specified in the Insurance and by way of endorsement of the notice on the appropriate policy or policies of Reinsurance.

4.                                      ADDITIONAL UNDERTAKINGS

4.1                               General Undertakings

The Company undertakes to:

(a)                                 pay or procure the payment on a timely basis of all premiums as required by the terms of the Insurances, to produce promptly to the Facility Agent on request copies of receipts (or other evidence of payment) for all premium payments and, in the case of renewals of any Insurances, to produce evidence of such renewal and the terms thereof;

(b)                                 evidence promptly by the provision of original or true copy documents at the request of the Facility Agent that the Company is in compliance with the requirements of this Schedule 7;

(c)                                  promptly provide to the Facility Agent copies of all cover notes and policies (including endorsements) issued from time to time in relation to the Insurances, and of all changes requested or effected thereto and, if so requested by the Facility Agent, of placing slips and all documents disclosed or disclosable to the insurers of the Insurances in respect of the placement and maintenance of the Insurances and relating to claims notified or notifiable to insurers or the insurance brokers; in addition the Company will on request promptly deliver to the Facility Agent the originals of all policies (including endorsements) and placing slips;

(d)                                 comply or procure compliance at all times with the terms and conditions of all Insurances and to take all action within its power to procure that nothing is at any time done or suffered to be done whereby any Insurance or other insurance required to be maintained hereunder or under any other contract to which it is a party relating to the Project may be impaired, suspended or rendered void or voidable in whole or in part, or any Insurance Proceeds become uncollectable in full;

(e)                                  procure that all Insurances, and the procurement thereof, comply at all times with all applicable laws and regulations, and that all authorisations, consents and approvals required for the purchase and maintenance of the Insurances on the basis provided in this Agreement are obtained and remain valid and applicable;

(f)                                   procure that no person shall have the benefit of any rights under or to enforce any Insurance, except for persons identified as co-insured persons in Part 2 of Exhibit A to the extent permitted under this Schedule 7and that no person other than the insurer(s) referred to in clause 3.4(a) (Reinsurances), and (as provided in clause 15 of Part 2 of Exhibit A (INSURANCE POLICY ENDORSEMENTS) the Company and the Security Trustee shall have the benefit of any rights under or to enforce any Reinsurance;

(g)                                  take or procure the taking of all risk management and risk control measures in relation to the Project, its site and facilities as a prudent developer owner and operator of such a project, financed on a limited recourse basis, would take, or which the Facility Agent may reasonably require to protect the direct and indirect interests of the Finance Parties;

(h)                                 forthwith notify the Insurers and the Facility Agent of any increase or material change in any risk insured under any Material Insurance;

(i)                                     not do or permit to be done anything in relation to the Insurances which is liable adversely to affect the rights of the Finance Parties under the Insurances or their interests (including security interests) in them; and

(j)                                    notify the Facility Agent immediately of any fact event or circumstance which has caused or may cause the Company to be in breach of any provision of this Schedule.

4.2                               Broker Undertaking Letter

The Company will procure that every insurance and reinsurance broker who effects any Insurance writes a letter to the Facility Agent in respect thereof in the form set out in Exhibit B:

(a)                                 in relation to the Construction Phase Insurances prior to the Company first drawing down funds under the Finance Documents; and

(b)                                 in relation to the Operational Phase Insurances and Liability Insurances prior to their inception.

4.3                               Broker Files

The Company shall, and will procure that all insurance brokers through whom any Insurances are effected or maintained shall, maintain intact their files (including all documents disclosed and correspondence in connection with the placement of the Insurances and claims thereunder) until the date on which the Company’s Secured Liabilities have been finally discharged and (in the case of Liability Insurances) for any run off period specified in clause 2.3 (Liability Insurances)(12), and that they shall give to the Facility Agent all such information relating to the Insurances as the Facility Agent may reasonably request in writing.

4.4                               Co-operation on exercise of security

If the security created by the assignments referred to in clause 3.3 (Assignment of Policy Interests) has become enforceable the Company will take such steps (at the Company’s cost) as the Security Trustee or of any person exercising the powers of a receiver may require to enforce the benefit of Material Insurances and the Reinsurance Assignment, including (if so required) initiating and pursuing legal or arbitration proceedings in the Company’s name, and shall do nothing (by act or omission) which would prejudice the rights or interest of the Finance Parties in respect of the assignment of the Material Insurances or of the Reinsurance Assignment.

5.                                      CHANGES IN THE INSURANCES

5.1                               Additional Insurances

The Company undertakes to purchase and maintain such additional Insurance or wider cover and higher limits of cover under existing Insurances as the Facility Agent, acting reasonably, shall determine that a prudent developer, owner or operator of the Project, its site and facilities would purchase and maintain, or as the Finance Parties may require in order to protect their own direct and indirect interests in relation to the Project, and shall also do so in respect of any additional contract works to the Project and any change in or increase in the insurable risks relating to the Project and its facilities.  In determining whether a prudent developer, owner or operator of the Project would purchase such insurance the Facility Agent, acting reasonably, shall have regard to the scope of such

(12)  Marsh/ Biwater to confirm.

insurance, and its cost in the context of the finances of the Project and the interests of the Finance Parties under the Finance Documents.

5.2                               Material variations in Cover

If any variation is proposed to be made to the terms of any Insurance the Company shall give at least 45 days prior written notice thereof to the Facility Agent.  No variation to any Insurance shall be effected or agreed by the Company until the Facility Agent notifies the Company in writing either that the variation is not material to the Finance Parties or is otherwise agreeable to the Facility Agent.  The Facility Agent will not unreasonably withhold or delay its agreement after obtaining any advice that it deems appropriate in considering the Company’s request.

For the purpose of this clause 5.2 a variation includes (without limitation):

(a)                                 changes to limits of cover and deductible or excess or self insurance arrangements;

(b)                                 changes to risks insured, to coverage terms, and the inclusion of new exclusions or exceptions;

(c)                                  the purchase of any additional insurance or reinsurance other than as required by this Schedule 7 or as previously approved by the Facility Agent;

(d)                                 any reduction in or cancellation, discontinuance, non-renewal or avoidance of any cover provided under any Insurance; and

(e)                                  any change which might have the effect of causing a breach by the Company of any obligation under this Agreement or of any other agreement to which it is a party.

6.                                      NON-COMPLIANCE WITH INSURANCE PROVISIONS

6.1                               Facility Agent Power to Insure

If at any time and for any reason any Insurance is not in full force and effect on the terms or for the insured values required under this Schedule 7, then (without prejudice to any of the rights of any of the Finance Parties under the Finance Documents) the Facility Agent shall forthwith be entitled, at the cost and expense of the Company, to procure and pay for such insurance and reinsurance as the Company should have effected or procured pursuant to the terms hereof or at any time whilst such failure is continuing.

6.2                               Minimising Hazard

If any required Insurance is for any reason at any time not in force, the Company shall (without prejudice to any other obligations of the Company hereunder or under the Finance Documents) take or procure the taking of all such steps to minimise hazard which are within its power and which a prudent person in the position of the Company would take in the circumstances, or which are reasonably required by the Facility Agent in writing.

7.                                      CLAIMS

7.1                               Pursuing Claims against Insurers

The Company shall promptly notify to insurers any matter for which it may be entitled to claim under the Insurances, and shall diligently pursue any valid claim.

7.2                               Claims Conduct and Reporting

Subject to clauses 7.3 (Larger Claims) and 7.4 (Rights following Event of Default) the Company shall have the sole conduct of its claims under the Insurances arising out of or in connection with any one loss, but shall keep the Facility Agent informed at semi-annual intervals of the notification and progress of any claim relating to a loss in excess of USD 500,000 (before any deductible or excess) and the application of the resulting Insurance Proceeds.  That information shall identify for each claim under each Insurance the type of claim, the Company’s claim reserve, the current status of that claim, and such further information relating to that claim as the Facility Agent may reasonably request.

7.3                               Larger Claims

In respect of any loss where the actual or estimated totality of its claims arising is USD 500,000 or more (before any deductible or excess) the Company shall not negotiate, compromise or settle any claim without the written consent of the Facility Agent, such consent not to be unreasonably withheld or delayed.

7.4                               Rights following Event of Default

Notwithstanding any other provisions of clauses 7 (Claims) and 8 (Insurance Proceeds), in relation to claims under the Insurances (other than as provided in clause 8.2 (Pursuing Liability Claims)), if an Event of Default has occurred and is continuing:

(a)                                 the Facility Agent shall have the right to take over sole conduct of the Company’s claims;  and

(b)                                 the Facility Agent shall be entitled to require all Insurance Proceeds (including funds in the Company’s said Insurance Account) to be applied by the Company in or towards the settlement of the Secured Liabilities.

8.                                      INSURANCE PROCEEDS

8.1                               Insurance Account

Save as otherwise provided in this clause 8 all Insurance Proceeds shall be paid into the Company’s Insurance Account No 45722000 held with Barclays Bank PLC.

8.2                               Pursuing Liability Claims

Clause 8.1 (Insurance Account) does not apply to Insurance Proceeds paid in respect of liabilities of the Company for third party claims insured under Liability Insurances to the extent that those Insurance Proceeds are applied directly to discharge fully and finally a liability of the Company to a third party.

8.3                               Application of Insurance Proceeds

Subject to clauses 7.4 (Rights following Event of Default) and 8.4 (Repaying Secured Liabilities), the Company may withdraw Insurance Proceeds paid into the Insurance Account:

(a)                                 where this is permitted under the Accounts Agreement; and

(b)                                 in the case of any single loss where claims of USD1,500,000 or more are payable or have been paid, the Company has consulted with the Facility Agent in respect of progress of the repair or restoration and the application of Insurance Proceeds.

8.4                               Repaying Secured Liabilities

In the following circumstances all Insurance Proceeds shall be applied in or towards settlement of the Secured Liabilities unless the Security Trustee otherwise agrees in writing:

(a)                                 where Insurance Proceeds (excluding Insurance Proceeds to which clause 8.2 (Pursuing Liability Claims) refers) in respect of any single loss of USD15,000,000 or more have become payable or have been paid; or

(b)                                 where the Company has notified the Facility Agent that it does not intend to rebuild or repair the Project Facilities; or

(c)                                  where the Facility Agent, after consultation with the Company, has determined that repair or restoration of the Project Facilities is not technically and economically feasible before the date on which the Grantor would be entitled to terminate the Company’s authority to develop or operate the Project (where relevant).

PART 2

CONSTRUCTION PHASE INSURANCES

Within this Part 2 of this Schedule 7 (Insurance) capitalised terms that are not defined elsewhere in this Agreement shall have the meaning given to them in the relevant Project Document.

1.                                      CONTRACTORS’ “ALL RISKS” INSURANCE (CAR)

1.1                               Insured Parties

(a)                                 The Company — Biwater (BVI) Ltd.

(b)                                 Main contractor — Biwater International Limited.

(c)                                  Contractors and sub-contractors or any tier.

(d)                                 Government of the Virgin Islands.

(e)                                  Finance Parties.

(f)                                   Architects and/or engineers and/or suppliers not included in the above categories, in respect of their on-site activities only.

(g)                                  The representatives of the Company and the Finance Parties and the Lenders’ Technical Adviser, in respect of their on-site activities only.

(h)                                 Any other party having an insurable interest to the extent that Biwater (BVI) Ltd or Biwater International Ltd is required by a contract or agreement relevant to the Project to provide such insurance to such parties.

1.2                               Period of Insurance

From the date of period from the date of this Agreement until the date on which the Operational Phase Insurances complying with clause 2.2 (Operational Phase Insurances) of Part 1 (General) of this Schedule 7 come into effect, or (in the case of liability of the Contractor) until the end of the Defects Notification Period, if later.

1.3                               Insured Property

The permanent and temporary Works, materials, goods, plant and equipment, including but not limited to the Eligible Goods to be supplied under the Construction Contract, for incorporation in the Works (other than constructional plant, tools, accommodation and equipment belonging to or the responsibility of the Contractor or the Contractor’s sub-contractors) and all other property used or for use in connection with Works associated with the Project.

1.4                               Coverage

“All risks” of physical loss or damage to the permanent and temporary Works, and all materials and goods used or for use in connection with the Project, all the property of the Insured or for which the Insured are responsible unless otherwise excluded.

1.5                               Sum Insured

At all times an amount not less than the full reinstatement or replacement value of the insured property.

Strikes, riots and civil commotion limited to the sum insured any one occurrence and twice in the aggregate for the period of insurance.

1.6                               Maximum Deductible

USD 150,000 for each and every loss in respect of claims for testing.

In respect of windstorm, flood or earthquake, 2% of the loss, subject to a minimum of USD 100,000 for each and every occurrence.

USD 25,000 for all other losses.

1.7                               Territorial Limits

BVI, including offsite storage and during inland transit.

1.8                               Principal Extensions

(a)                                 Escalation clause, 15%.

(b)                                 Debris removal clause.

(c)                                  Professional fees clause.

(d)                                 BVI local authorities clause.

(e)                                  Plans and documents clause.

(f)                                   Marine 50/50 clause.

(g)                                  Automatic reinstatement of sum insured clause.

(h)                                 Expediting expenses.

(i)                                     Existing property.

(j)                                    Windstorm damage.

1.9                               Principal Exclusions

(a)                                 Wear, tear, gradual corrosion and gradual deterioration.

(b)                                 War, civil war, rebellion, revolution and insurrection.

(c)                                  Sabotage and terrorism.

(d)                                 Nuclear risks and radioactive contamination risks.

(e)                                  Liquidated damages for delay or detention or in connection with guarantees of performance.

(f)                                   Construction plant and equipment — Contractor is required to arrange separate insurance cover for loss or damage to any construction plant and equipment used on the site.

(g)                                  Unexplained disappearance and unexplained shortages.

(h)                                 Design, plan, specification, materials and workmanship — the policy excludes loss or damage to the defective part of the Works, but will include consequential damage to other parts of the Works.

(i)                                     Consequential losses resulting from loss or damage to the Works whilst being constructed.

(j)                                    Data distortion and corruption caused by:

(i)                                     Any functioning or malfunctioning of the internet, intranet or corporate network or similar;

(ii)                                  Any corruption, destruction or other loss or damage to date, software or any kind of programming; and

(iii)                               Loss of use due to loss of functionality of any computer or computer system, or any other device dependent upon microchip technology.

2.                                      MARINE CARGO/STOCK INSURANCE

The marine cargo policy is to cover all materials, equipment, machinery, spares and other items connected with the Insured’s business, or for which they are responsible for insuring, against “All Risks” of physical loss or damage while in transit by sea or air from the country of origin anywhere in the world to the Project (including while in intermediate storage) from the time that the insured item leaves the warehouse or factory for shipment to the Project, or vice versa.

Including cover for transhipment and loading and unloading.

2.1                               Insureds

As per Contractors “All Risks” Insurance.

2.2                               Policy Cover

Cover to be on an “All Risks” basis for physical loss or damage to the property including the following clauses:

(a)                                 Institute Cargo Clauses (A).

(b)                                 Institute Cargo Clauses (Air).

(c)                                  Institute War Clauses (Cargo, Air Cargo) — cover to be provided for damage resulting from war and acts of terrorism and is to remain available for property whilst in transit where transit by sea or air is involved.

(d)                                 Institute Strike Clauses (Cargo, Air Cargo).

2.3                               Sum Insured

Maximum value of any one conveyance and /or location.

2.4                               Deductibles

USD100 for each and every loss, or such other amount to be agreed by the Facility Agent.

2.5                               Period of Insurance

From the date of this agreement to the date of commencement of the Operational Phase Insurances or the end of the period during which any shipments connected with the Project are made, whichever is later.

2.6                               Principle Exclusions

(a)                                 Rust, oxidation and discoloration unless caused by a peril insured against.

(b)                                 Mechanical, electrical and electronic derangement unless caused by a peril insured against.

(c)                                  Radioactive contamination.

(d)                                 Chemical, biological, bio-chemical, electromagnetic weapons and cyber attack.

(e)                                  Consequential loss or delays to the Project.

3.                                      TERRORISM INSURANCE

Cover to apply to loss or damage to property caused by an act of terrorism.

3.1                               Parties

As per Contractors “All Risks” Insurance.

3.2                               Policy Limit

For full replacement value.

3.3                               Deductibles

USD 50,000 for each and every loss.

3.4                               Policy Exclusions

(a)                                 War, civil war, rebellion, revolution and civil commotion.

(b)                                 Nuclear events, including a terrorist attack using nuclear weapons.

(c)                                  Loss by seizure or illegal occupation.

(d)                                 Loss or damage by chemical or biological release or exposure of any kind.

(e)                                  Loss or damage caused by vandals or other persons acting maliciously or by way of protest unless physical loss or damage is caused directly by an act of terrorism.

(f)                                   Loss or increased costs as a result of a hoax, in the absence of physical damage due to an act of terrorism.

4.                                      THIRD PARTY LIABILITY INSURANCE

4.1                               Insured Parties

As per Contractor’s “All Risks” Insurance (CAR).

4.2                               Period of Insurance

As per Contractor’s “All Risks” Insurance (CAR), including Defects Notification  Period.

4.3                               Interest

To indemnify the insured in respect of all sums that they may become liable to pay in respect of:

(a)                                 accidental death, or bodily injury; and/or

(b)                                 accidental damage to property,

arising out of or in connection with the Project.

4.4                               Limit of Indemnity

Not less than USD 30,000,000 in respect of any one occurrence.

4.5                               Maximum Deductible

USD 10,000 for each and every occurrence of property damage (third party bodily injury claims will be paid in full) other than in respect of underground cables and pipes where the deductible is USD 25,000.

4.6                               Jurisdiction

Worldwide, including US and Canada.

4.7                               Period of Insurance

As per the Contractor’s “All Risks” insurance, including the Defects Notification Period.

4.8                               Principal Exclusions

(a)                                 Nuclear risks.

(b)                                 War and terrorism.

(c)                                  Bodily injury or illness to employees.

(d)                                 Any accident caused by vehicles licensed for road use.

(e)                                  Liability arising from pollution unless caused by a sudden and accidental cause.

(f)                                   Punitive and exemplary damages and pollution for claims brought in the US and Canada.

4.9                               Principal Extensions

(a)                                 Contractual liability.

(b)                                 Cross liabilities.

(c)                                  Contingent motor liability.

(d)                                 Defence and claimants’ costs and expenses in addition (other than in US and Canada where they will be included in the limit of indemnity).

(e)                                  Personal injury to include false arrest, invasion of privacy, detention, libel, slander or defamation, obstruction, nuisance, interference with rights of way, water, light, air or easement.

(f)                                   Including officers, directors and employees as insured parties.

PART 3

OPERATING PHASE INSURANCES

POLICIES TO BE TAKEN OUT BY THE COMPANY DURING THE OPERATIONAL PHASE

Within this Part 3 of Schedule 7 capitalised terms that are not defined elsewhere in this Agreement shall have the meaning given to them in the relevant Project Document.

1.                                      PROPERTY DAMAGE INSURANCE, INCLUDING MACHINERY BREAKDOWN

1.1                               Insured Parties

(a)                                 The Company — Biwater (BVI) Ltd.

(b)                                 The Operator — Biwater International Limited or AquaVenture Water Corporation (as applicable).

(c)                                  Government of the Virgin Islands.

(d)                                 Finance Parties.

(e)                                  The representatives of the Company and the Finance Parties and the Lenders’ Technical Adviser, in respect of their on-site activities only.

(f)                                   Any other party having an insurable interest to the extent that Biwater (BVI) Ltd, Biwater International Ltd or AquaVenture Water Corporation is required by a contract or agreement relevant to the Project to provide such insurance to such parties.

1.2                               Period of Insurance

From the date the risk ceases to be covered under the Construction Phase Insurance until the Security Trustee has acknowledged in writing that the Secured Liabilities have been fully discharged.

1.3                               Insured Property

All buildings, contents, facilities, machinery, equipment, plant, stock, fixtures, fittings and all other real and personal property forming part of the Project Facilities or any other property for which the Company is responsible against “All Risks” of physical loss or damage.

1.4                               Coverage

“All Risks” of physical loss or property damage and machinery breakdown.

1.5                               Sum Insured

Full Replacement value from time to time of the Project facilities (including a sum for professional fees to scale and removal of debris).

1.6                               Maximum Deductible

Not more than 5% of the value of the loss, subject to a minimum of USD 250,000 in respect of hurricane, windstorm, flood, earthquake, volcanic eruption plus overflow of the sea caused by these perils only.

USD 50,000 all other perils.

1.7                               Territorial Limits

BVI, including offsite storage and during inland transit.

1.8                               Principal Extensions

(a)                                 Additional costs of complying with public/local authority requirements.

(b)                                 Automatic reinstatement of sum insured.

(c)                                  Interim payments clause.

(d)                                 Basis of settlements clause.

(e)                                  Capital additions clause.

(f)                                   Expediting expenses cover.

(g)                                  Lost/damaged plans, documents and computer records extension.

(h)                                 72 hours clause.

(i)                                     Windstorm damage.

(j)                                    Strikes, riots, civil commotion.

1.9                               Principal Exclusions

(a)                                 Wear, tear, gradual corrosion and gradual deterioration.

(b)                                 War, civil war, rebellion, revolution and insurrection.

(c)                                  Sabotage and terrorism.

(d)                                 Nuclear risks and radioactive contamination risks.

2.                                      BUSINESS INTERRUPTION INSURANCE

2.1                               Insured Parties

(a)                                 The Company — Biwater (BVI) Ltd.

(b)                                 Finance Parties.

(c)                                  Government of the Virgin Islands.

2.2                               Period of Insurance

As for the Property Damage insurance.

2.3                               Coverage

Loss of gross profit directly or indirectly resulting from an occurrence covered by the “All Risks” Property Damage/Machinery Breakdown policy above, which causes interruption in the normal commercial operations of the Project as a consequence of such delay by way of fixed expenses and operating costs including (without limitation) contractual debt service payments (including interest and principal), payments to which the Company is committed to suppliers and contractors, interest and default interest.

2.4                               Sum Insured

An amount not less than the maximum anticipated gross profit lost by reason of the interruption.

2.5                               Indemnity Period

12 months.

2.6                               Maximum Deductible

Not to exceed the first 30 days of any interruption.

2.7                               Principal Extensions

(a)                                 Interim payments.

(b)                                 Customers extension — Government of Virgin Islands.

(c)                                  Suppliers extension — to be provided 30 days before commencement of the operating period.

(d)                                 Utilities extension — British Virgin Islands Electricity Corporation (Government of Virgin Islands).

(e)                                  Denial of access.

3.                                      TERRORISM INSURANCE — PROPERTY DAMAGE/MACHINERY BREAKDOWN AND BUSINESS INTERRUPTION

Cover to apply to loss or damage to property and any resulting business interruption caused by an act of terrorism.

3.1                               Parties

(a)                                 Company — Biwater (BVI) Ltd.

(b)                                 Finance Parties.

(c)                                  Government of the Virgin Islands.

3.2                               Policy Limit

For either full replacement value or based on a Maximum Foreseeable Loss study, as approved by the Facility Agent.

3.3                               Deductibles

(a)                                 USD 50,000 for each and every loss in respect of property damage.

(b)                                 30 days for business interruption.

3.4                               Policy Exclusions

(a)                                 War, civil war, rebellion, revolution and civil commotion.

(b)                                 Nuclear events, including a terrorist attack using nuclear weapons.

(c)                                  Loss by seizure or illegal occupation.

(d)                                 Loss or damage by chemical or biological release or exposure of any kind.

(e)                                  Loss or damage caused by vandals or other persons acting maliciously or by way of protest unless physical loss or damage is caused directly by an act of terrorism.

(f)                                   Loss or increased costs as a result of a hoax, in the absence of physical damage due to an act of terrorism.

4.                                      THIRD PARTY LIABILITY INSURANCE

4.1                               Insured Parties

As for the Property Damage.

4.2                               Period of Insurance

As for the Property Damage.

4.3                               Interest

To indemnify the insured in respect of all sums that they may become liable to pay in respect of:

(a)                                 accidental death, or bodily injury; and/or

(b)                                 accidental damage to property,

arising out of or in connection with the Project.

4.4                               Limit of Indemnity

Not less than USD 40,000,000 in respect of any one occurrence, but in the annual aggregate in respect of products and pollution.

4.5                               Maximum Deductible

USD 25,000 for each and every occurrence of property damage (third party bodily injury claims will be paid in full).

4.6                               Jurisdiction

Worldwide, including US and Canada.

4.7                               Principal Exclusions

(a)                                 Nuclear risks.

(b)                                 War and terrorism.

(c)                                  Bodily injury or illness to employees.

(d)                                 Any accident caused by vehicles licensed for road use.

(e)                                  Liability arising from pollution unless caused by a sudden and accidental cause.

(f)                                   Punitive and exemplary damages and pollution for claims brought in the US and Canada.

4.8                               Principal Extensions

(a)                                 Products liability.

(b)                                 Contractual liability.

(c)                                  Cross liabilities.

(d)                                 Contingent motor liability.

(e)                                  Defence and claimants’ costs and expenses in addition (other than in US and Canada where they will be included in the limit of indemnity).

(f)                                   Personal injury to include false arrest, invasion of privacy, detention, libel, slander or defamation, obstruction nuisance, interference with rights of way, water, light, air or easement.

(g)                                  Including officers, directors and employees as insured parties.

EXHIBIT A - PART 1

INSURANCE POLICY ENDORSEMENTS

All direct policies of Material Insurance shall contain the following provisions or endorsements:

1.                                      In this endorsement it is agreed that:

Company means Biwater (BVI) Ltd.

Credit Agreement means the credit facility agreement dated [Insert Date] 2013 and made between the Company and the Finance Parties.

Facility Agent means Barclays Bank PLC acting in that capacity for, and insuring the interests of, the Finance Parties, and includes its successors from time to time in that capacity.

Finance Parties has the meaning given to it in the Credit Agreement and includes any assignee, transferee, successor or novated, replacement or additional creditor of or in relation to any of the foregoing.

Insureds means the Company and each of the Finance Parties severally.

Insurer means the insurer or insurers from time to time providing insurance under this policy.

Project shall have the meaning given to that term in the Credit Agreement.

Security Trustee means Barclays Bank PLC acting in that capacity for, and insuring the interests of, the Finance Parties, and includes its successors from time to time in that capacity.

Vitiating Act has the meaning given to it in clause 6(a)(ii) below.

2.                                      The Insurers acknowledge that they have been notified that the Company has assigned by way of first ranking security to the Finance Parties the benefit of this insurance and its interest and rights in its subject matter of this insurance, and confirm that they have not been notified of any other pledge or assignment of or security interest in the Company’s interest in this insurance.

3.                                      The Insurers acknowledge that the Finance Parties and (in respect of third party liabilities) their respective officers, directors, employees and assigns are each additional co-insureds under this policy and that the premium specified in this policy provides consideration for their being co-insured parties. The Insurers waive any claim that they might otherwise have against any such co-insured party in respect of any premium payable in respect of this insurance.

4.                                      The Insurers agree that each of the Insureds shall for the purpose of this policy be treated as individually and separately insured party to the insurance contract, and each shall be separately insured from any other insured person in respect of its own insurable rights and interest, provided that the total liability of the Insurers under each Part of this policy to the Insured collectively shall not (unless this policy specifically permits otherwise) exceed the limit of indemnity stated to be insured thereby. The liability of the Insurers under this policy to any one Insured shall not be conditional upon the due observance and fulfilment by any other insured party of the terms and conditions of this policy or of any contractual, pre-contractual or non-contractual duties imposed by law or contract upon that insured party relating thereto, and shall not be affected by any failure in such observance or fulfilment by any such other insured party. Without prejudice to the protections afforded to the Insured by this endorsement, no one Insured represents or warrants the adequacy or accuracy of any information provided or representation made by or on behalf of any other Insured.

5.                                      The Insurers acknowledge that:

(a)                                 they have received adequate information in order to evaluate the risk of insuring the Company in respect of the risks hereby insured on the assumption that such information is not materially misleading;

(b)                                 there is no information which has been relied on or is required by Insurers in respect of their decision to co-insure the Finance Parties or their directors, officers, employees or agents; and

(c)                                  no person has been authorised to make any representation on behalf of any of the Finance Parties or their directors, officers, employees or agents in relation to their becoming or being co-insured under this policy.

6.                                      The Insurers hereby waive all rights:

(a)                                 of subrogation or action howsoever arising which they may have or acquire arising out of or in connection with any occurrence in respect of which any claim is admitted hereunder:

(i)                                     against any of the Finance Parties or their officers, directors, employees and agents; and

(ii)                                  against the Company until all its financial indebtedness to the Finance Parties has been discharged (unless provided to the contrary in any Project Document), except where the rights of subrogation or recourse are acquired in consequence of or otherwise following any fraud, material misrepresentation, material non-disclosure or breach of any warranty or condition of this policy (each a Vitiating Act) by the Company; and/or

(iii)                               involving the exercise of rights or powers vested in the Company or any Finance Party (acting in any capacity) under or by virtue of any agreement relating to the Project; and

(b)                                 of contribution and of average against any other insurance effected by the Finance Parties or their directors, officers or employees.

7.                                      The Insurers shall not be entitled to offset any sums payable to any Insured against any monies owing by the Company, other than unpaid premiums owing by the Company to the Insurers under this policy.

8.                                      Notwithstanding any other provisions of this policy, the Insurers agree not to terminate, repudiate, rescind or avoid this insurance as against any Insured, or any cover or valid claim under it, nor to claim damages or any other remedy against any Insured or any agent of any Insured, on the grounds that the risk or claim was not adequately disclosed, or that it was in any way misrepresented, or increased, or that any term condition or warranty was breached, or on the ground of negligence, unless a Vitiating Act by that Insured is established in relation thereto.  A Vitiating Act by any one Insured (or its agent) shall not be attributable to any other insured party who did not directly and actively participate in that non-disclosure or misrepresentation knowing it to be such.

9.                                      The Insurers’ right to repudiate, avoid, rescind or terminate this contract or to treat the contact as terminated or suspended or to deny any otherwise valid claim shall be limited to those circumstances in which the contract expressly so provides, and each Insurer waives any right that it would otherwise have to do so in any other circumstances on any ground.

10.                               Except in respect of any fraud on the part of the Insured the Insurer waives any right that it may have at law to claim damages against any person.

11.                               An Insured may claim for a loss or liability in USD only.

12.                               For the benefit of the Security Trustee the insured parties irrevocably authorise and instruct the Insurer to pay, and the Insurer agrees to pay, all claims, return premiums, ex gratia settlements and any other monies payable to any of them, other than the Finance Parties, under or in relation to this contract to the account of Barclays Bank PLC to the following bank account 45722000 or to such other account as the Security Trustee as loss payee may specify in writing, and that no instruction, whether by the Company or by any person other than the Security Trustee, to make any payment to any other person or account shall be honoured by the Insurer unless given or countersigned by the Security Trustee, or such other person as that Security Trustee may notify to the Insurer in writing.  All such payments shall be made by the Insurer without any deduction or set-off on any account or of any kind.  A payment to the loss payee in accordance with this clause 12 shall, to the extent of that payment, discharge the liability of the Insurer to pay the Company or other claimant insured party. Any monies received by the Insurer from any facultative reinsurers of the risks insured under this policy shall be received and held by the Insurer in trust for the relevant claimant Insured.  The Security Trustee may authorise the payment by the Insurer to a third party of a claim where it is applied directly to discharge fully and finally an insured liability of the Company to that third party. The arrangements in this clause 12 shall continue to apply notwithstanding the liquidation or insolvency of the Company or the Insurer.

13.                               No rights are conferred on any person other than any insured party under this policy and the Finance Parties to enforce any term of this contract.  The Insured holds the benefit of each term in this endorsement on bare trust for the Finance Parties.  The Insured hereby grants an irrevocable power of attorney by way of security to the Security Trustee to use the name of the Insured to enforce any provision of this endorsement against the Insurers.

14.                               Each Insurer severally agrees that neither the sums insured nor the risks covered under this policy and any renewal of it by that Insurer will be reduced or amended in any way, and that no deductible, excess or retention will be increased, without the prior written agreement of the Facility Agent.

15.                               The Insurers shall give to the Security Trustee at least 45 days’ notice in writing:

(a)                                 if any Insurer intends to cancel or suspend this insurance or any cover under this insurance for any reason;

(b)                                 before avoiding for non payment of any overdue premium in order to give an opportunity for that premium to be paid within the notice period;

(c)                                  of any act or omission or of any event of which the Insurer has knowledge and which the Insurer considers may invalidate or render unenforceable in whole or in part this insurance or any claim under it or which might entitle the Insurer to terminate, rescind or repudiate this policy in whole or part, or treat it as avoided, terminated or suspended, against any insured party; and

(d)                                 if they have not agreed to renew this Insurance at its next expiry date (or been invited to do so).

16.                               The Security Trustee is not an agent of any party other than the Finance Parties for receipt of any notice or any other purpose in relation to this insurance.

17.                               All notices or other communications under or in connection with this policy will be given in writing or by fax.  Any such notice will be deemed to be given as follows:

(a)                                 if in writing, when delivered;

(b)                                 if by fax, on the date on which it is transmitted but only if (i) immediately after the transmission, the sender’s fax machine records the correct answerback and (ii) the transmission date is a normal business day in the country of the recipient at the time of transmission and is recorded as received before 5pm on that date in the recipient’s time zone, failing which it shall be deemed to be given on the next normal business day in the recipient’s country.

The address and fax number of the Security Trustee for all notices under or in connection with this policy are those notified from time to time by the Facility Agent for this purpose to the Company.  The initial address and fax number of the Facility Agent are as follows:

Address:	Barclays Bank PLC, Asset Management CFS, 7th Floor, 5 North Colonade, Canary Wharf, London E14 4BB
Fax No:	+44 207 773 1840
Attention:	Anthony Gilks

18.                               Notwithstanding any other provision of this contract, this contract and any non-contractual obligations arising out of or in connection with it shall be governed and interpreted in accordance with British Virgin Islands law.  The Insurer submits irrevocably to the jurisdiction of the British Virgin Islands courts for the determination of any and all issues arising out of or in connection with this contract (including its validity and enforceability).  Without prejudice to any other mode of service, the Insurer:

(a)                                 irrevocably appoints [to be inserted into the policy document as and when placed] as its agent for service of process in relation to any proceedings before the courts of the British Virgin Islands  in connection with this contract;

(b)                                 agrees to maintain that such an agent for service of process in the British Virgin Islands for so long as any obligation under this contract is outstanding;

(c)                                  agrees that failure by a process agent to notify it of the service of any process will not invalidate the proceedings concerned; and

(d)                                 agrees that if the appointment of any person mentioned at paragraph (a) above ceases to be effective, it shall immediately appoint a further person in the British Virgin Islands to accept service of process on its behalf there and, failing such appointment within 15 days, the Security Trustee is entitled to appoint such person by notice to the Insurer.

19.                               Each Insurer agrees:

(a)                                 that each provision of this clause 19  as applicable to it is reasonable;

(b)                                 not to contest the enforceability of any such provision in any proceeding arising out of or in connection with this contract or its purported repudiation, avoidance or termination;

(c)                                  not to rely on any finding that any wider duty (including any pre-contractual or other non-contractual duty) was owed to Insurers than is expressed in this contract to be owed and that if any such duty owed was breached (whether by any Insured or any agent of an Insured or any other person) to decline any claim or to repudiate, avoid or terminate this contract even if such breach of duty was negligent;

(d)                                 that each such provision is severable from every other provision of this contract and is intended by it to be valid, binding and enforceable in accordance with its terms notwithstanding any purported repudiation, avoidance or termination; and

(e)                                  that the provisions of this specifically negotiated endorsement override any inconsistent or incompatible provision elsewhere in the contract.

20.                               This provisions of this endorsement may only be amended by written agreement between duly authorised representatives of the parties, such amendment to be endorsed on the contract policy.

21.                               This endorsement overrides any conflicting provision in any policy to which it applies.

EXHIBIT A - PART 2

REINSURANCE POLICY ENDORSEMENTS

All Reinsurances contain the following provisions or endorsements:

1.                                      In this endorsement it is agreed that:

Company means Biwater (BVI) Ltd.

Credit Agreement means the credit facility agreement dated [Insert Date] 2013 and made between the Company and the Finance Parties.

Finance Parties shall have the meaning given to that term in the Credit Agreement and shall include any assignee, transferee, successor or novated, replacement or additional creditor of or in relation to any of the foregoing.

Insurer means the insurer or insurers from time to time reinsured under this reinsurance policy.

Insureds means the Company and the Security Trustee severally.

Project shall have the meaning given to that term in the Credit Agreement.

Security Trustee means Barclays Bank PLC acting in that capacity for, and insuring the interests of, the Finance Parties, and includes its successors from time to time in that capacity.

2.                                      The Reinsurers acknowledge that they have been notified that:

(a)                                 the Insurer has assigned to the Company absolutely the benefit of this reinsurance and its interest and rights in its subject matter (the Reinsurance Assignment), and confirm that the Reinsurers have not been notified of any other assignment or pledge of or security interest in the Insurer’s interest in this reinsurance; and that

(b)                                 the Company has assigned by way of first ranking security to the Finance Parties all its rights title and interest in the underlying Insurances reinsured hereby as well as the benefit of the Reinsurance Assignment.

3.                                      The Insurer confirms that it has given irrevocable authority to the Company’s insurance broker, as agent of the Insurer, to pay reinsurance premiums direct to the Reinsurers to the extent that this is permitted under local insurance legislation. The Insurer acknowledges that this arrangement does not relieve it of liability for unpaid reinsurance premium.  A payment of reinsurance premium in accordance with this arrangement shall, to the extent of its payment to the Reinsurers, discharge:

(a)                                 the liability of the Company to pay premium to the insurers; and

(b)                                 the liability of the Insurer to pay premium to the Reinsurers.

4.                                      The Reinsurers acknowledge for the benefit of the Insurer and the Insureds that they have received adequate information in order to evaluate the risk of insuring the Insurer in respect of the risks hereby reinsured on the assumption that such information is not materially misleading, and that there is no information which has been relied on or is required by Reinsurers in respect of their decision to reinsure the Finance Parties or their directors, officers, employees or agents.

5.                                      Notwithstanding any other provisions of this policy, the Reinsurers agree for the benefit of the Insurer and the Insureds:

(a)                                 not to repudiate, rescind, avoid or terminate this insurance, or to treat it as terminated, or to decline any cover or valid claim under it, nor to claim damages or any other remedy against any Insured or any agent of any Insured, on the grounds that the risk or claim was not adequately disclosed, or that it was misrepresented, or increased, or that any term, condition or warranty of this contract or of any contract of insurance reinsured hereunder was breached or on the ground of negligence, unless they establish deliberate or fraudulent misrepresentation or breach by the Insurer in relation there. And that non disclosure, misrepresentation, negligence or breach by one Insurer shall not be attributable to any other Insurer or to any Insured who did not directly and actively participate in that non-disclosure, misrepresentation, negligence or breach knowing it to be such;

(b)                                 that their right to repudiate, rescind, avoid or terminate this contract or to treat this contract as terminated or to deny any otherwise valid claim shall be limited to those circumstances in which this contract expressly so provides, and each Reinsurer expressly waives any right that it would otherwise have to do so in any other circumstances on any ground;

(c)                                  to waive any right that it may have at law to claim damages against any Insured;

(d)                                 that no Insured or agent for the Insured owes any duty to disclose any information to the Reinsurers; and

(e)                                  not to reduce or amend the sums insured and/or the risks covered or increase the Insurer’s retention under this policy or any renewal of it by that Reinsurer without the prior written consent of the Security Trustee.

6.                                      The Insurer shall promptly notify to the lead Reinsurer (on behalf of all Reinsurers) all information of an event or circumstances which may give rise to a claim under this reinsurance policy (though bona fide late notification shall not prejudice the Insurer’s rights hereunder).  The lead Reinsurer shall have the authority on behalf of both the Insurer and all Reinsurers to investigate adjust and agree any claim by an Insured against the Insurer and which may give rise to a claim hereunder.  In the event that the lead Reinsurer agrees that any reinsured claim by the Company or the Finance Parties should be settled or compromised, then that determination shall be binding on the Insurer; and shall likewise bind the Reinsurers to settle the Insurer’s reinsurance claim in accordance with the loss payment provisions of this policy.

7.                                      Any loss hereunder shall be settled by the Reinsurers (pro rata to their respective shares, and taking account of the proportion of the underlying risk of the Insurer reinsured hereunder) in the same currency as the currency in which the loss has been properly claimed by an Insured, and applying the same exchange rate as was applied in calculating the Insurer’s liability to the Insured where the Insured’s loss has been converted into a different currency for the purpose of the claim against the Insurer.

8.                                      The Reinsurers’ obligation is to pay under this reinsurance and in accordance with the loss payment provisions of this policy arises when the ceding Insurer’s reinsured liability becomes payable (whether by agreement or compromise by the Insurer of a claim, court order or arbitral award) and is not dependant on the Insurer having actually paid a claim or settled a liability to the Company or the Finance Parties.

9.                                      The Insurer irrevocably authorises and instructs the Reinsurer to pay, and the Reinsurer agrees to pay, all claims, return premiums, ex gratia settlements and any other monies payable under or in relation to this contract to the account of Barclays Bank PLC to the following bank account: Biwater

Insurance Account, number: 45722000 or to such other account as the Security Trustee as loss payee may specify in writing, and that no instruction, whether by the Insurer or by any person other than the Security Trustee, to make any payment to any other person or account shall be honoured by the Reinsurer unless given or countersigned by the Security Trustee, or such other person as the Security Trustee may notify to the Reinsurer in writing. All such payments shall be made by the Reinsurer without any deduction or set-off on any account or of any kind. A payment to the loss payee in accordance with this provision shall, to the extent of that payment, discharge:

(a)                                 the liability of the Reinsurer to pay the Insurer; and

(b)                                 the liability of the Insurer to the Insureds under the underlying insurance contract reinsured hereby. The Security Trustee may authorise the payment to a third party of a claim where the proceeds are applied directly to discharge fully and finally an insured liability of the Company to that third party. The arrangements in this clause 9 shall continue to apply notwithstanding the liquidation or insolvency of either of the Insurer or the Reinsurer.

10.                               The Reinsurers hereby waive all rights of action that they may have or acquire by way of subrogation or otherwise howsoever:

(a)                                 against any of the Insureds or their respective officers, directors, employees and agents; or

(b)                                 involving the exercise of rights or powers vested in any Insureds (acting in any capacity) under or by virtue of any agreement relating to the Project.

11.                               The Reinsurers acknowledge that none of the Insureds is liable for payment of any premium payable in respect of this reinsurance.

12.                               No Reinsurer shall be entitled to offset any sums payable to it by the Insurer or any Insured on any account whatsoever (other than premium outstanding from the Insurer in respect of this contract of reinsurance) against any amount payable by that Reinsurer under this reinsurance.

13.                               Reinsurers shall give to the Security Trustee at least 45 days’ notice in writing:

(a)                                 of any act or omission or of any event of which the Reinsurer has knowledge and which the Reinsurer considers would invalidate or render unenforceable in whole or in part this reinsurance or any claim under it or which might entitle the Reinsurer to terminate, rescind, repudiate or avoid this policy, or to treat it as terminated, or to exclude or decline any claim under it, in whole or part for any reason; and

(b)                                 if they have not agreed to renew this reinsurance policy at its next expiry date (having been invited to do so).

14.                               The Security Trustee is not an agent of any party other than the Finance Parties for receipt of any notice or any other purpose in relation to this reinsurance.

15.                               It is agreed that the Insureds shall be entitled by virtue of the Contracts (Rights of Third Parties) Act 1999 to enforce the benefit of clauses 4, 5, 10, 11 and 12 of this endorsement and to permit the Security Trustee to enforce directly the benefit of clauses 9, 13 and 14 of this endorsement.

16.                               All notices or other communications under or in connection with this policy will be given in writing or by fax.  Any such notice will be deemed to be given as follows:

(a)                                 if in writing, when delivered;

(b)                                 if by fax, on the date on which it is transmitted but only if (i) immediately after the transmission, the sender’s fax machine records the correct answerback and (ii) the transmission date is a normal business day in the country of the recipient at the time of transmission and is recorded as received before 5pm on that date in the recipient’s time zone, failing which it shall be deemed to be given on the next normal business day in the recipient’s country.

The address and fax number of the Security Trustee for all notices under or in connection with this policy are those notified from time to time by the Security Trustee for this purpose to the Company.  The initial address and fax number of the Security Trustee are as follows:

Address:	Barclays Bank PLC, Asset Management CFS, 7th Floor, 5 North Colonade, Canary Wharf, London E14 4BB
Fax No:	+44 207 773 1840
Attention:	Anthony Gilks

17.                               This contract of reinsurance and any non-contractual obligations arising out of or in connection with it are governed by and to be interpreted in accordance with English law. Each Reinsurer party submits to the jurisdiction of the English courts for the determination of any and all issues arising out of or in connection with this contract (including as to its validity and enforceability). Each Reinsurer accordingly submits irrevocably to the jurisdiction of the English courts.  Without prejudice to any other mode of service, each Reinsurer:

(a)                                 irrevocably appoints [to be inserted into the policy document as and when placed] as its agent for service of process in relation to any proceedings before the English courts in connection with this contract;

(b)                                 agrees to maintain that agent for service of process in England for so long as any obligation is outstanding under this contact;

(c)                                  agrees that failure by a process agent to notify such Reinsurer of the service of any process will not invalidate the proceedings concerned; and

(d)                                 agrees that if the appointment of any person mentioned at paragraph (a) above ceases to be effective, each Reinsurer shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Security Trustee is entitled to appoint such person by notice to it.

18.                               This endorsement overrides any conflicting provision in any policy to which it applies.

EXHIBIT B

BROKERS’ LETTER OF CONFIRMATION AND UNDERTAKING

To:                             [Barclays Bank PLC] (the Facility Agent)

[date]

Dear Sirs,

1.                                      In this letter:

(a)                                 Company means Biwater (BVI) Ltd.

(b)                                 Credit Agreement means the agreement entered into on or about the date of this letter between the Company and the Finance Parties in relation to the Project.

(c)                                  Finance Parties shall have the meaning given to that term in the Credit Agreement and shall include any assignee, transferee, successor or novated, replacement or additional creditor of or in relation to any of the foregoing.

(d)                                 Insurances means each of those insurances and/or reinsurances which the Company has agreed with the Finance Parties to procure and maintain in relation to the Project which are from time to time arranged by ourselves or by other companies within our group of companies.

(e)                                  Insurance Proceeds means all monies payable by insurers in respect of the Material Insurance whether by way of claims, return premiums, ex gratia settlements or otherwise.

(f)                                   Insurer means any person other than a Reinsurer who has insured a liability under any Material Insurances.

(g)                                  Material Insurances means all Insurances other than Insurance of motor vehicles and employers’ liability risks.

(h)                                 Project shall have the meaning given to that term in the Credit Agreement.

(i)                                     Reinsurer means any person who has reinsured a liability assumed by an Insurer of the Project where Arthur J. Gallagher Heath (AJGI) have a contractual relationship only.

2.                                      Pursuant to instructions received from the Company and in consideration of your approving our appointment or continuing appointment on behalf of the Finance Parties to arrange maintain and monitor the Insurances covered by this letter, we confirm that to the best of our knowledge and belief:

(a)                                 the Insurances are in full force and effect as evidenced by the attached policies or, failing those, cover notes, and comply with the Company’s obligations under the Finance Documents;

(b)                                 we have disclosed to each Insurer and Reinsurer every material circumstance in relation to the Insurances which we, as agents to insure, are required by law to disclose to them and no such information disclosed by us was known by us to be potentially inaccurate, incomplete or misleading; and

(c)                                  we are not aware (after making reasonable enquiry) of any reason why the Company or any Insurer or Reinsurer may be unwilling or unable to honour its obligations in relation to the Insurances, or to avoid the Insurances or any claim, in whole or in part.

3.                                      We hereby undertake in respect of the interests of the Company and the Finance Parties in the Material Insurances arranged by us:

(a)                                 to notify promptly to all insurers from time to time of the Insurances of the assignment to the Finance Parties of the Company’s rights under the Material Insurances and to the Insurance Proceeds and (where the Finance Parties have so required) of the assignment of the insurers rights and interest in the Reinsurances to the Company in such form as you may require and to see our reasonable efforts to secure their acknowledgement of receipt of such notices of assignment and by having the notices endorsed on the policies of Material Insurance, and to provide you with true copies of such notices, endorsements and acknowledgements;

(b)                                 before any contract of Insurance is entered into, renewed or renegotiated, to advise you promptly in writing if, in our professional opinion, that contract would not, if so entered into, renewed or renegotiated, in any respect comply with the provisions of the Credit Agreement, subject to receipt by AJGI of the final agreed Credit Agreement that this relates to;

(c)                                  to notify you:

(i)                                     promptly when we are informed of any proposed changes in the terms of the Insurances which we reasonably believe would, if effected, result in any material reduction in limits or alteration in coverage (including those resulting from extensions) or increase in deductibles or excesses, exclusions or exceptions;

(ii)                                  as soon as reasonably practicable and in any event at least 30 days prior to the expiry of these Insurances with all reasonable information regarding their renewal arrangements, including premiums, insurers and terms and conditions of renewal cover;

(iii)                               promptly if any premium due has not been paid when due, or if any Insurer or Reinsurer gives notice of cancellation non-renewal or avoidance of any Insurance or threatens to do so;

(iv)                              promptly of any act or omission or of any event of which we have actual knowledge and which might reasonably be foreseen as invalidating any Insurance or claim, or rendering any Insurance void, avoidable, suspended or unenforceable in whole or in part; and

(v)                                 promptly in the event of our becoming aware of any purported assignment of or the creation of any security interest over the Company’s interest or rights in any of the Material Insurances.

(d)                                 to disclose to you any fact, change of circumstance or occurrence which we know to be material to the risks insured against under the Insurances arranged by us as soon as reasonably practicable when we become aware of such fact, change of circumstance or occurrence, and if so requested by you to disclose the same to affected Insurers and Reinsurers;

(e)                                  to hold all Insurance policies received by us to your order, free from any lien, if any, in respect of monies owing to us in respect of any Insurance or reinsurance provided that, for the avoidance of doubt, the Insurer shall have the right to set off any amounts payable by the

Insurer to the Company with any premiums owing and payable by the Company to the Insurer;

(f)                                   to procure payment of any claim collected by us on behalf of the Company or the Finance Parties in accordance with the Loss Payment clause (if any) within any Insurance;

(g)                                  to pay promptly to insurers and, on behalf of Insurers, to Reinsurers all premium received from the Company or for which we are liable in order to ensure that each Insurance is valid and enforceable in accordance with its terms;

(h)                                 to make available to you on reasonable request our placing and claims files, and provide you with copies of any documents from those files; and

(i)                                     to inform you in writing immediately if we receive or give notice that we are to cease to act as insurance brokers to the Company or insurers for the purpose of arranging, maintaining and/or monitoring any Insurances previously arranged by us. Paragraphs 3(a) to 3(h) above are subject to our continuing appointment as insurance brokers in relation to the Insurances concerned and the handling of claims in relation to them.

4.                                      We acknowledge that the Finance Parties have a direct interest in the Material Insurances as co-insureds and an indirect interest in them arising from their security interest in them and in the claims proceeds deriving from them. In respect of our services during the term of our appointment, we accept responsibility for acting as insurance broker on behalf of the Finance Parties in respect of the co-insurance of the Finance Parties (or the Security Trustee on their behalf) under the Material Insurances on policy terms (including lender endorsements) agreed from time to time by you.

5.                                      Save as provided in the preceding paragraph of this letter, and save insofar as we have given undertakings or assurances in this letter, it is to be understood by the Finance Parties that they may not rely on any advice which we have given to the Company, and we do not represent that the Insurances are suitable or sufficient to meet the needs of the Finance Parties, who must take such steps and advice of their own as they consider necessary in order to protect their own position.  This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in all respects in accordance with English law.

Yours faithfully

Attachments:  [policies of insurance and reinsurance]

SCHEDULE 8

REPAYMENT SCHEDULE

Year	Quarterly Repayment	Revised %

1	1st	3.160%
	2nd	3.236%
	3rd	3.312%
	4th	3.343%
2	5th	3.400%
	6th	3.432%
	7th	3.511%
	8th	3.544%
3	9th	3.556%
	10th	3.637%
	11th	3.719%
	12th	3.754%
4	13th	3.768%
	14th	3.851%
	15th	3.936%
	16th	3.973%
5	17th	3.989%
	18th	4.075%
	19th	4.163%
	20th	4.202%
6	21st	4.270%
	22nd	4.310%
	23rd	4.400%
	24th	4.442%
7	25th	4.462%
	26th	4.554%
		100.0%

SCHEDULE 9

RESERVED DISCRETIONS

1.                                      GENERAL

Nothing in this Schedule 9 shall require the Company to exercise or refrain from exercising a Reserved Discretion or to exercise a Reserved Discretion in a particular way if to do so would cause or constitute a Default or breach the terms of a Project Document.

Key:

“A”	=

Where an “X” is indicated, the Company shall, on first becoming aware that a right or discretion has arisen to take action in relation to the relevant matter, notify the Facility Agent, and provide such information as the Facility Agent shall reasonably require within a reasonable period of such notice, and shall exercise the right or discretion to take the contemplated action if required to do so by the Facility Agent.

“B”	=

Where an “X” is indicated, the Company shall notify the Facility Agent of its intention to exercise the right or discretion to take the contemplated action and provide such information as the Facility Agent shall reasonably require within a reasonable period of such notice and shall not exercise the right or discretion to take the contemplated action without the prior written consent of the Facility Agent.

“C”	=

Where an “X” is indicated, the Company shall notify the Facility Agent of its intention to exercise the right or discretion to take the contemplated action and provide such information as the Facility Agent shall reasonably require within a reasonable period of such notice and shall not exercise the right or discretion to take the contemplated action without the prior written consent of the Facility Agent, such consent not to be unreasonably withheld or delayed (taking into account any applicable time periods under the Project Document in which the discretion or right must be exercised).

“D”	=

Where an “X” is indicated, the Company shall notify the Facility Agent of its intention to exercise the right or discretion to take the contemplated action, providing such information as the Facility Agent shall reasonably require, within a reasonable period of such notice.

2.                                      RESERVED DISCRETIONS: WATER PURCHASE AGREEMENT

In this paragraph 2 of Schedule 9, capitalised terms not otherwise defined in this Schedule 9 or in this Agreement shall have the meanings ascribed to them in the Water Purchase Agreement.

Level of Control
Clause	Company Discretion	A	B	C	D
3.8	Right to change the Company’s Representative, subject to the approval of the Employer.				X

Clause	Company Discretion	Level of Control
6.3	Agree to enter into an operation and maintenance agreement following termination of this Agreement.		X
17.1	Right to terminate for an Employer Event of Default.	X	X
18.1.1	Option to deliver a Notice of Intent to Terminate.	X	X
18.1.3	Option to terminate by delivering a Termination Notice.	X	X
19.7	Right to refer to dispute resolution (Delay Events).	X	X
19.11	Right to refer to dispute resolution to determine the amount of compensation due to the Company for a Compensation Event.	X	X
21.6	Right to refer to dispute resolution procedure — modifications after a Force Majeure.	X	X
27.5A	If no agreement can be reached as to whether a person should be removed or not the Company representative has the right to refer the matter to the dispute resolution procedure.	X	X
28	Right to modify the Agreement.		X
31.1	Consent to the Employer assigning the Agreement.		X
Appendix 14
	Right to instigate a Change.		X
	Right to object to a Change.	X	X

3.                                      RESERVED DISCRETIONS: OPERATIONS AND MAINTENANCE CONTRACT

In this paragraph 3 of Schedule 9, capitalised terms not otherwise defined in this Schedule 9 or in this Agreement shall have the meanings ascribed to them in the Operations and Maintenance Contract.

Level of Control
Clause	Company Discretion	A	B	C	D
2.2(a)	Issue the Initial Notice.				X
3.2(a)	Appoint an Employer’s Representative.				X
3.2(b)	Authorise any other person to exercise the power and functions of the Employer delegated to the				X

Clause	Company Discretion	Level of Control
Employer’s Representative.
3.2(c)	Change the Employer’s Representative.				X
4.3(a)(iv)	Agree to updates to the Disaster Plan.				X
4.5(e)	Agree that the Operator is to continue to operate and maintain the Facilities following termination of the Agreement.			X
4.6(g)	Inspect the Facilities and the maintenance work and Maintenance Log at its own cost.				X
4.9(a)	Carry out an audit at its own expense.			X
6(a)(iv)	Elect to make structural repairs to the Facilities during the Operating Period.			X
7(b)	Accept the Operator’s nominated bank account.			X
7(b)	Dispute the amount under any invoice received.				X
8(c)	Agree to additional Operating Costs being paid to the Operator. (NOTE: payments will only be made if corresponding amount is received under the WPA).				X
10(b)	Elect to undertake such actions as it deems necessary or desirable to prevent a default under the Water Purchase Agreement, the Lease Agreement or the Loan Agreement.	X	X
12(a)(i)	Deliver a Notice of Intent to Terminate.	X	X
12(a)(ii)	Agree to the extension of a 45 calendar day consultation period following the issue of a Notice of Intent to Terminate.			X
12(a)(iii)	Agree not to deliver a Termination Notice.	X	X
	Deliver a Termination Notice.	X	X
12(d)	Enforce the Parent Company Guarantee or the AquaVenture Parent Co Guarantee (as the case may be).	X	X
14(g)(i)	Terminate the Agreement for Force Majeure after three months (if the event of Force Majeure is continuing).	X	X
21(a)	Agree to modify the Agreement.		X
22(a)	Approve the terms of insurances.			X

Clause	Company Discretion	Level of Control
22(b)	Request to inspect receipts for insurance premiums paid by the Operator.				X
22(g)(i)	Agree that a risk is Uninsurable.			X
24(a)	Consent to the Operator assigning its rights and obligations under the Agreement.		X
32(c)(viii)	Appoint one Arbitrator.				X
Appendix 5 (Change Procedure)
5.2.1	Decide to agree, reject or agree to proceed in principle to a Change.		X
5.2.5	Decide to request further information, approve or reject a CCN.		X
5.2.9	Decide to withdraw a Change request at any time prior to the formal approval of a CCN.		X
Appendix 6
	Approve insurers at its sole and absolute discretion.			X
Undertaking
	Make a demand under the Parent Company Guarantee or the AquaVenture Parent Co Guarantee (as the case may be).	X	X
2.9	Consent to the Obligor to conduct a competing claim.		X
4.1	Request information regarding the financial condition of the Obligor.				X
6.1	Agree to a term of the Parent Company Guarantee or the AquaVenture Parent Co Guarantee (as the case may be) being amended.		X
7.1	Consent to the Obligor assigning its rights and obligations.		X

4.                                      RESERVED DISCRETIONS: CONSTRUCTION CONTRACT

In this paragraph 4 of Schedule 9, capitalised terms not otherwise defined in this Schedule 9 or in this Agreement shall have the meaning ascribed to them in the Construction Contract.

Level of Control
Clause	Company Discretion	A	B	C	D
1.7 (General)	Consent to the Contractor assigning their interests in the Contract.		X
3.1 (General)	Right to appoint and replace the Employer’s Representative.				X
4.2 (General)	Approve the issuer of the Performance Security and/or the form of Performance Security.		X
	Approve the provision of cash security in lieu of a Performance Security and the account to be used.		X
4.3 (General)	Consent to the appointment of the Contractor’s Representative. Give approval to dismiss or replace the Employer’s Representative.				X
5.2 (General)	Discretion to give notice that the Contractor’s Document fails to comply with the Contract.				X
8.3 (General)	Right to give notice that a programme does not comply with the Contract.				X
8.4 (Particulars)	Agree that there is a Delay Event or refer the matter to the dispute resolution procedure.	X	X
	Right to refer a dispute regarding the amount of compensation due to the Contractor to the dispute resolution procedure.	X	X
8.8 (General)	Right to suspend progress of all or part of the Works.		X
8.11 (General)	Give or refuse permission for the Contractor to proceed after a suspension.		X
9.4 (General)	Order further repetition if there has been a failure to pass the Tests on Completion, reject the Works or issue a Taking-Over Certificate.			X
	Agree any reduction to contract price.		X
11.4 (General)	Fix a date on or by which the defect or damage is to be remedied.	X	X
	Elect to carry out the work itself if the defect or damage is not remedied.	X	X

Clause	Company Discretion	Level of Control
	Agree a reduction in Contract Price if the defect or damage is not remedied.		X
	Terminate the Contract if the defect or damage is not remedied.	X	X
11.6 (General)	Direct the Contractor to search for the cause of any defect.	X		X
13.1 (Particulars)	Authorise a modification to the Contract.		X
13.5 (General)	Right in regard to each Provisional Sum to require the Contractor to produce quotations etc.				X
14.16 (Particular)	Agree to change the Place of Payment for each Party.				X
15.1 (General)	Right to give notice to the Contractor to remedy a failure of an obligation under the Contract.				X
15.2 (General)	Right to terminate for Contractor’s default.	X	X
15.5 (General)	Right to terminate for Employer’s convenience.		X
18.1 (General)	Right to approve insurers and terms of insurance. Consent to the material alteration of any terms of insurance. Right to effect insurance if the other Party fails to do so.			X
18.6(a) (Particulars)	Agree that a risk is Uninsurable or refer the matter to the dispute resolution procedure.			X
19.6 (Particulars)	Right to terminate due to Force Majeure.	X	X
20.2(h) (Particulars)	Right to appoint one arbitrator.	X	X
29 and 30 (Amendment Agreement)	Agree to terms of insurance.			X
Schedule 1
2.1	In relation to a proposed Change agree, reject or agree to proceed in principle.		X
2.5	For each CCN the Employer has the right to request further information, approve the CCN		X

Clause	Company Discretion	Level of Control
or reject the CCN.
4	Right to withdraw and CCN prior to final approval.		X
Undertaking
	Make a demand under the Parent Company Guarantee.	X	X
2.9	Consent to the Obligor to conduct a competing claim.		X
4.1	Request information regarding the financial condition of the Obligor.			X
6.1	Agree to a term of the Undertaking being amended.		X
7.1	Consent to the Obligor assigning its rights and obligations.		X

SCHEDULE 10

COMMITMENTS AND ALLOCATION OF TRANCHE A AND TRANCHE B WORKS

		Total
Section		Commitments	Tranche A	Tranche B

1 Facilities (Intake, WTP, Transmission, Sabbath Hill Tank	76.0%	34,206,024	34,206,024
2 NRW - (Billing System, Scada)	4.5%	2,003,930	2,003,930
3 Burt Point STP	13.8%	6,225,747		6,225,747
4 Paraquita Bay STP	1.8%	800,000		800,000
5 Road Town STP Works	3.9%	1,764,299		1,764,299

Total Tranche A and B Works	100.0%	45,000,000	36,209,954	8,790,046

Add :
6 Development Costs		2,404,137	2,404,137	—
7 ECGD Premium		1,483,500	1,160,972	322,528

Contract price		48,887,637	39,775,063	9,112,574

Less Equity		(7,404,137)	(7,404,137)	—

EPC Works paid from Loan		41,483,500	32,370,926	9,112,574
Interest during construction paid from Loan		1,516,500	1,280,428	236,072

		43,000,000	33,651,354	9,348,646

SIGNATORIES

Company

Executed as a deed by

BIWATER (BVI) LTD.

acting by

Director

In the presence of

Witness’s signature:

Name:

Address:

Arranger

Executed as a deed by

BARCLAYS BANK PLC

acting by

Facility Agent

Executed as a deed by

BARCLAYS BANK PLC

acting by

Security Trustee

Executed as a deed by

BARCLAYS BANK PLC

acting by

Original Lender

Executed as a deed by

BARCLAYS BANK PLC

acting by